Filed Pursuant to Rule 424(b)(7)
Registration No. 333-268567

The information in this prospectus supplement and the accompanying prospectus to which it relates is not complete and may be changed. This prospectus supplement and the accompanying prospectus to which it relates are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

subject to completion, dated NOVEMBER 28, 2022.

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 28, 2022)

Sendas Distribuidora S.A.

Up to 190,300,000 Common Shares, including Common Shares represented by American Depositary Shares

Wilkes Participações S.A., Géant International B.V. and Helicco Participações Ltda., or the Selling Shareholders, are offering a total of up to 190,300,000 common shares of Sendas Distribuidora S.A., or our common shares, which may be represented by American Depositary Shares, or ADSs, each of which represents five of our common shares, or the common ADSs, in a global offering that consists of an international offering outside Brazil and a concurrent public offering with restricted placement efforts in Brazil. The international offering includes a registered offering in the United States. In the international offering, the Selling Shareholders are offering our common shares, which may be represented by the common ADSs. Common ADSs sold in the international offering will be paid for in U.S. dollars. Common shares sold in the international offering will be delivered in Brazil and paid for in reais. The closings of the international and Brazilian offerings are conditioned upon each other.

The international underwriters named in this prospectus supplement are underwriting the sale of            common ADSs, which represent            common shares. The Brazilian placement agents are placing            common shares, including common shares sold in the international offering, to investors within and outside of Brazil. The international placement agents (as defined herein), are acting as international placement agents on behalf of the Brazilian placement agents with respect to the offering of common shares (not including common shares in the form of ADSs) sold outside Brazil.

Our common shares are listed on the São Paulo Stock Exchange (B3 S.A. — Brasil, Bolsa, Balcão), or the B3, under the ticker symbol “ASAI3.” The closing price of our common shares on the B3 on November 25, 2022 was R$19.21 per common share, equivalent to US$3.59 per common share, considering an exchange rate as of November 25, 2022, which is R$5.3508 to US$1.00. The common ADSs are listed on The New York Stock Exchange, or the NYSE, under the ticker symbol “ASAI.” The closing price of the common ADSs on the NYSE on November 25, 2022 was US$17.98 per common ADS.

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See “Risk Factors” beginning on page S-26 and “Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on May 2, 2022, or the 2021 Form 20-F, to read about factors you should consider before investing in the securities offered in this prospectus supplement and the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission, or the SEC, nor any state or foreign securities commission, including the Brazilian Securities Commission (Commissão de Valores Mobiliarios), or CVM, has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any of our common shares in the Brazilian offering.

	Per Common ADS	Per Common Share	Total(1)
Public offering price	US$	R$	US$
Underwriting discounts, fees and commissions(2)	US$	R$	US$
Proceeds, before expenses, to the Selling Shareholders(2)	US$	R$	US$

____________

(1)         Total amounts reflect the sum of (i) the per-common ADS price multiplied by the number of common shares being sold represented by ADSs plus (ii) the per common share price multiplied by the number of common shares being sold directly converted to U.S. dollars based on the selling rate reported by the Central Bank of Brazil (Banco Central do Brasil), as of            , 2022, or R$            to US$1.00.

(2)         See “Underwriting” beginning on page S-54 of this prospectus supplement for additional information regarding underwriting compensation.

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The Selling Shareholders expect to deliver the common ADSs through the facilities of The Depository Trust Company against payment in New York, New York on or about            , 2022. Delivery of our common shares, including common shares offered in the international offering, will be made in Brazil through the book-entry facilities of the B3 Central Depository (Central Depositária da B3) on or about            , 2022.

Global Coordinators and Joint Bookrunners
Itaú BBA	BTG Pactual	J.P. Morgan
Joint Bookrunners
Bradesco BBI	SAFRA	Santander
Financial Advisor to the Selling Shareholders
BR Partners

The date of this prospectus supplement is            , 2022.

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the offering by the Selling Shareholders and certain other matters relating to us and our business, financial condition and results of operation. The second part, the accompanying prospectus, gives more general information about the common shares and common ADSs that the Selling Shareholders are offering. Generally, references to the prospectus mean this prospectus supplement and the accompanying prospectus combined. If the information in this prospectus supplement differs from the information in the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus.

We are responsible for the information contained and incorporated by reference in this prospectus supplement and in any related free-writing prospectus we prepare or authorize. Sendas (as defined below) has not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. Neither the Selling Shareholders nor the international underwriters are making an offer to sell our common shares or the common ADSs in any jurisdiction where the offer is not permitted.

You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the relevant document. See “Incorporation of Certain Documents by Reference” herein for the documents we are incorporating by reference into this prospectus supplement.

The Selling Shareholders are using this prospectus supplement to offer our common shares and the common ADSs outside Brazil. The Selling Shareholders are also offering our common shares in Brazil by means of a separate Portuguese language offering memorandum (memorando de oferta) and accompanying reference form (formulário de referência) in Portuguese, or the Brazilian offering documents. You should not rely on the Brazilian offering documents in making an investment decision in relation to our common shares and the common ADSs offered hereby. No offer or sale of common shares, including common shares in the form of common ADSs, may be made to the public in Brazil except in circumstances that do not constitute a public offer or distribution under Brazilian laws and regulations. Any offer or sale of common shares, including common shares in the form of common ADSs, in Brazil to non-Brazilian residents may be made only under circumstances that do not constitute a public offer or distribution under Brazilian laws and regulations.

In this prospectus supplement, unless the context otherwise requires, references to “Sendas,” “we,” “us” and “our” are to Sendas Distribuidora S.A.

References to “Selling Shareholders” are to Wilkes Participações S.A., Géant International B.V. and Helicco Participações Ltda.

References to “international underwriters” are to Itau BBA USA Securities, Inc., Banco BTG Pactual S.A. — Cayman Branch, J.P. Morgan Securities LLC, Banco Bradesco BBI S.A. and Santander Investment Securities Inc., who will collectively act as underwriters with respect to the offering of the common ADSs. BTG Pactual US Capital, LLC or one or more U.S. registered broker-dealers is acting as agent of Banco BTG Pactual S.A. — Cayman Branch for sales of the common ADSs in the United States. Bradesco Securities, Inc. or one or more U.S. registered broker-dealers is acting as agent of Banco Bradesco BBI S.A. for sales of the common ADSs in the United States.

References to “Brazilian placement agents” are to Banco Itaú BBA S.A., Banco BTG Pactual S.A., Banco J.P. Morgan S.A., Banco Bradesco BBI S.A., Banco Safra S.A. and Banco Santander (Brasil) S.A., who will act collectively as Brazilian placement agents with respect to the sale of common shares within and outside of Brazil.

References to “international placement agents” are to Itau BBA USA Securities, Inc., BTG Pactual US Capital, LLC, J.P. Morgan Securities LLC, Bradesco Securities, Inc., Safra Securities LLC and Santander Investment Securities Inc., who will act as international placement agents on behalf of the Brazilian placement agents with respect to the offering of common shares (not including common shares in the form of ADSs) sold outside Brazil.

References herein to “reais” or “R$” are to the lawful currency of Brazil. References herein to “U.S. dollars” or “US$” are to the lawful currency of the United States.

References to the “Extra Transaction” are to the transaction involving the assignment and conversion of up to 70 commercial points/stores operated by Companhia Brasileira de Distribuição under the Extra Hiper banner in several Brazilian states into cash and carry stores under the Assaí banner, among other transactions. For more information about the Extra Transaction, see “Item 4. Information on the Company — A. History and Development of the Company — History — Extra Transaction” in the 2021 Form 20-F, which is incorporated by reference in this prospectus supplement.

PRIIPs Regulation/Prospectus Regulation/Prohibition of sales to EEA retail investors

Our common shares and the common ADSs are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor (a “Qualified Investor”) as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling our common shares and the common ADSs or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling our common shares and the common ADSs or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of common shares or common ADSs in any Member State will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of common shares and common ADSs. Accordingly, any person making or intending to make any offer within the EEA of common shares or common ADSs which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for Sendas, the Selling Shareholders or any of the international underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. None of Sendas, the Selling Shareholders or the international underwriters have authorized, nor do they authorize, the making of any offer of common shares or common ADSs in circumstances in which an obligation arises for Sendas, the Selling Shareholders or the international underwriters to publish a prospectus for such offer. None of Sendas, the Selling Shareholders or the international underwriters have authorized, nor do they authorize, the making of any offer of common shares or common ADSs through any financial intermediary, other than offers made by the international underwriters, which constitute the final placement of the common shares and common ADSs contemplated in this prospectus supplement.

Each person in a Member State who receives any communication in respect of, or who acquires any common shares or common ADSs under, the offers to the public contemplated in this prospectus supplement, or to whom the common shares or common ADSs are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each international underwriter, Sendas and the Selling Shareholders that it and any person on whose behalf it acquires common shares or common ADSs is: (i) a qualified investor within the meaning of Article 2I of the Prospectus Regulation; (ii) in the case of the common ADSs only, not a retail investor (as defined above); and (iii) in the case of any common shares or common ADSs acquired by it as a financial intermediary, as that term is used in Article 5(1) of the Prospectus Regulation, (i) the common shares or common ADSs acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of the international underwriters has been given to the offer or resale; or (ii) where the common shares or common ADSs have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those common shares or common ADSs to it is not treated under the Prospectus Regulation as having been made to such persons.

We, the Selling Shareholders and the international underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgment and agreement. Notwithstanding the above, a person who is not a Qualified Investor may, with the consent of the international underwriters, be permitted to purchase our common shares or the common ADSs in the international offering.

In this section, the expression an “offer” in relation to any common shares or common ADSs in any Member State of the EEA means the communication in any form and by any means of sufficient information on the terms of the offer and our common shares or the common ADSs to be offered so as to enable an investor to decide to purchase or subscribe for our common shares or the common ADSs and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Sendas is incorporating by reference into this prospectus supplement the following documents that it has filed with or furnished to the SEC:

(1)    our annual report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on May 2, 2022, or the 2021 Form 20-F;

(2)    our report on Form 6-K/A furnished to the SEC on May 16, 2022 (Film No.: 22925026), containing information on (i) the election of the current members of our executive board, and (ii) a capital increase and issuance of new common shares due to the exercise of stock options granted to certain employees under the terms of our share-based compensation plans, approved by our board of directors at a meeting held on May 9, 2022;

(3)    our report on Form 6-K furnished to the SEC on July 28, 2022 (Film No.: 221112359), containing information on a capital increase and issuance of new common shares due to the exercise of stock options granted to certain employees under the terms of our share-based compensation plans, approved by our board of directors at a meeting held on July 27, 2022;

(4)    our report on Form 6-K furnished to the SEC on October 21, 2022 (Film No.: 221321981), containing information on a capital increase and issuance of new common shares due to the exercise of stock options granted to certain employees under the terms of our share-based compensation plans, approved by our board of directors at a meeting held on October 20, 2022;

(5)    our report on Form 6-K furnished to the SEC on October 27, 2022 (Film No.: 221335319), containing information on Mr. Ronaldo Iabrudi dos Santos Pereira’s resignation as vice-chairman and member of our board of directors;

(6)    our report on Form 6-K furnished to the SEC on October 28, 2022 (Film No.: 221338455), containing information on the designation of Mr. Philippe Alarcon’s as vice-chairman of our board of directors, and of Mr. Belmiro Gomes, our chief executive officer, as member of our board of directors;

(7)    our current report on Form 6-K furnished to the SEC on November 28, 2022 (Film No.: 221421052), including the unaudited condensed interim financial statements of Sendas as of September 30, 2022 and for the nine-month periods ended September 30, 2022 and 2021, or the Interim Financials Form 6-K; and

(8)    any future reports of Sendas on Form 6-K furnished to the SEC prior to the completion of the offering of the securities offered by this prospectus supplement, that are identified in those forms as being incorporated by reference into this prospectus supplement or the accompanying prospectus.

We will provide without charge to any person to whom a copy of this prospectus supplement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Sendas’s Investor Relations Department located at Avenida Ayrton Senna, No. 6,000, Lote 2, Pal 48959, Anexo A Jacarepaguá 22775-005 Rio de Janeiro, RJ, Brazil. Attn: Gabrielle Helú, Investor Relations Officer; telephone: +55 (11) 3411-5042; email: ri.assai@assai.com.br).

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Sendas, its subsidiaries and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial conditions, or other matters, based on current beliefs of our management as well as assumptions made by, and information currently available to, our management. Forward-looking statements can be identified by the fact that they do not relate only to historical or current facts and may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “would,” “should,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions, although the absence of any such words or expressions does not mean that a particular statement is not a forward-looking statement. These statements are subject to various risks and uncertainties, many of which are outside the parties’ control. Therefore, you should not place undue reliance on these statements. Factors that could cause actual plans and results to differ materially from those in these statements include, but are not limited to, risks and uncertainties detailed in the section of this prospectus supplement entitled “Risk Factors,” and in the Form 20-F and other periodic filings with the SEC, and the following factors:

•        the economic, financial, political and social effects of the ongoing COVID-19 pandemic (or other pandemics, epidemics and similar crises), particularly in Brazil, and to the extent that they continue to cause serious negative macroeconomic effects, thus prompting and exacerbating the risks described in the 2021 Form 20-F;

•        global economic, political and social conditions, including the military conflict between Russia and Ukraine and its impacts on the global economy, and their impact on consumer spending patterns, particularly in Brazil (including, but not limited to, unemployment rates, interest rates, monetary policies and inflation rates);

•        the ongoing impacts of the COVID-19 pandemic on customer demand, as well as on our expected results of operations, financial condition and cash flows our ability to sustain or improve our performance;

•        competition in the sectors in which we operate;

•        Brazilian government regulation and tax matters;

•        adverse legal or regulatory disputes or proceedings;

•        our ability to implement our strategy, including our digital transformation initiatives;

•        credit and other risks of lending and investment activities;

•        the political instability related to the recent election of Luis Inácio Lula da Silva as President of Brazil with a mandate starting in 2023, including uncertainties in relation to the implementation by the new government of monetary, fiscal and social security policies and the political climate after the result of the election, which has resulted in massive demonstrations and/or strikes;

•        our ability to expand our operations outside of our existing markets; and

•        other risk factors as set forth in the 2021 Form 20-F.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in this prospectus supplement, and information contained in this prospectus supplement.

Nothing in this prospectus supplement is intended, or is to be construed, as a profit projection or to be interpreted to mean that earnings per share for the current or any future financial years will necessarily match or exceed our historical published earnings per common share.

We are under no obligation, and each expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, which may be made from time to time, whether as a result of new information, future events or otherwise. Persons reading this document are cautioned not to place undue reliance on these forward-looking statements, which only speak as of the date hereof.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

All references herein to “real,” “reais” or “R$” are to the Brazilian real, the official currency of Brazil. All references to “U.S. dollars,” “dollars” or “US$” are to U.S. dollars.

Financial Statements

The financial information presented in this prospectus supplement has been derived from the following:

•        the unaudited condensed interim financial statements of Sendas as of September 30, 2022 and for the nine-month periods ended September 30, 2022 and 2021 and the related notes thereto, included in the Interim Financials Form 6-K incorporated by reference in this prospectus supplement; and

•        the audited financial statements of Sendas as of December 31, 2021 and 2020 and for the years ended December 31, 2021, 2020 and 2019, and the related notes thereto, included in the 2021 Form 20-F incorporated by reference in this prospectus supplement.

The audited financial statements of Sendas were prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, and are presented in reais. The unaudited condensed interim financial statements of Sendas were prepared in accordance with IAS 34 — Interim Financial Reporting as issued by the IASB and are presented in reais.

Internal Controls over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS as issued by IASB.

Our internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets, (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS, and that our receipts and expenditures are being made only in accordance with appropriate authorization of management and the board of directors; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Also, projections of any evaluation of the effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement in our annual financial statements will not be prevented or detected on a timely basis.

Management assessed the effectiveness of our internal control over financial reporting based on the criteria for effective internal control over financial reporting established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework). Based on this assessment management concluded that our internal control over financial reporting was not effective as of December 31, 2021, considering the material weakness described below.

Inadequate control over Extra Transaction

Management did not appropriately design and maintain effective controls related to the interpretation and application of complex accounting matters, specifically in relation to the Extra Transaction, a significant unusual transaction with a related party. The control deficiencies did not allow management to identify immaterial misstatements in the classification of assets in the statement of financial position and non-cash payments in the cash flows statement. Such deficiency did not result in a misstatement of our financial statements as of and for the year ended December 31, 2021 or any other financial indicators for the year.

Remedial actions

We are committed to continuing to improve our internal control processes and will continue to diligently review our financial reporting controls and procedures in order to ensure our compliance with the requirements of the Sarbanes-Oxley Act and the related rules promulgated by the SEC. In order to mitigate the risk of future errors in our financial statements related to unusual transactions, we will evaluate the involvement of technical specialists, if applicable.

Attestation Report of the Registered Public Accounting Firm

The effectiveness of Sendas’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young Auditores Independentes S.S., which conclude, among other things, that Sendas did not maintain effective internal control over financial reporting as of December 31, 2021. Such report is included in the Sendas 2021 Form 20-F.

Translation of Reais into U.S. Dollars

We have translated certain amounts included in this prospectus supplement from reais into U.S. dollars. The exchange rate used to translate such amounts was R$5.4066 to US$1.00, which was the commercial selling rate at closing for the purchase of U.S. dollars on September 30, 2022, as reported by the Central Bank of Brazil. The U.S. dollar equivalent information included in this prospectus supplement is provided solely for convenience of investors and should not be construed as representation that the real amounts represent, or have been or could be converted into, U.S. dollars at such rates or at any other rate.

Rounding

We have made rounding adjustments to reach some of the figures included in this prospectus supplement. As a result, numerical figures shown as totals in some tables may not be arithmetic aggregations of the figures that precede them.

Special Note Regarding Non-IFRS Financial Measures

In this prospectus supplement, we present the following non-IFRS financial measures: EBITDA, EBITDA Margin and Net Debt.

EBITDA is defined as net income for the year/period plus income tax and social contribution, net financial result and depreciation and amortization, as defined by our Brazilian regulator, the CVM, pursuant to CVM Resolution No. 156/2022. We consider EBITDA to be a measure of our operating performance. We define EBITDA Margin as EBITDA divided by net operating revenue, expressed as a percentage.

Net Debt is calculated as total debt (the sum of current and non-current borrowings and financing and current and non-current debentures and promissory notes) less cash and cash equivalents and current and non-current derivative financial instruments. Derivative financial instruments are used to protect us from possible fluctuations in the interest rates and foreign currency exchange rates to which our debt instruments are exposed. We consider Net Debt to be a financial position measure.

Our management believes that EBITDA, EBITDA Margin and Net Debt, along with comparable IFRS measures, provide useful information to potential investors, financial analysts and the public in their review of our operating performance. Our management uses these Non-IFRS financial measures, along with the most directly comparable IFRS financial measures, in evaluating our operating performance. However, EBITDA, EBITDA Margin and Net Debt are not measures under IFRS and should not be considered as substitutes for net income or loss, cash flow from operations or other measures of operating performance or liquidity determined in accordance with IFRS. Other companies may calculate these measures differently than we do, and therefore, our presentation may not be comparable to similarly titled measures of other companies. EBITDA, EBITDA Margin and Net Debt are not intended to represent funds available for dividends or other discretionary uses by us because those funds are required for debt service, capital expenditures, working capital needs and other commitments and contingencies. The Non-IFRS financial measures described in this prospectus supplement are not a substitute for the IFRS measures of earnings, for which our management has responsibility.

For more information on the Non-IFRS measures presented in this prospectus supplement, including reconciliations to applicable IFRS measures, see “Summary Financial Information — Non-IFRS Financial Measures.

This financial information should be read in conjunction with the information set forth under “Item 5. Operating and Financial Review and Prospects,” “Item 11. Quantitative and Qualitative Disclosures about Market Risk,” and our audited financial statements and the related notes thereto, included in our 2021 Form 20-F and our unaudited condensed interim financial statements and the related notes thereto, included in our Interim Financials Form 6-K.

Special Note Regarding Certain Operational Metrics

This prospectus supplement presents information regarding our:

•        total selling area;

•        average selling area per store;

•        same store gross sales; and

•        average monthly gross revenue per square meter.

We define total selling area as the sum of the selling area of each store at a period end. We define average selling area per store as the total selling area at a period end divided by total number of stores at a period end. Total selling area information and average selling area per store information are prepared and presented as important indicators of the size of our business. Moreover, we believe tracking average selling area per store enables our management to evaluate performance metrics per store and can provide useful information to investors, securities analysts and the public in their review of our operating performance.

We define same store gross sales as sales made in stores opened for at least 12 months and which have not been closed or remained closed for a period of seven or more consecutive days. Same store gross sales information is prepared and presented as an important indicator of the maturation of our stores. Tracking same store gross sales enable our management to evaluate the performance of our organic expansion and we believe can provide useful information to investors, securities analysts and the public in their review of our operating performance.

We define average monthly gross revenue per square meter as gross revenue for the period allocated by store divided by the average selling area (in square meters) for the period taking into account our store opening schedule. Average monthly gross revenue per square meter is an important indicator of our operating performance on a unit basis and the efficiency of our operations and we believe can provide useful information to investors, securities analysts and the public in their review of our operating performance.

Information regarding total selling area, average selling area per store, same store gross sales and average monthly gross revenue per square meter should be analyzed in conjunction with other operating and financial metrics, and should not be considered as a measure of performance in isolation. Additionally, our calculation of these measures may be different from the calculation used by other companies, including our competitors. Because other companies may not calculate these measures in the same manner as we do, our measures may not be comparable to those of other companies.

WHERE YOU CAN FIND MORE INFORMATION

Information that Sendas files with or furnishes to the SEC after the date of this prospectus supplement, and that is incorporated by reference herein, will automatically update and supersede the information in this prospectus supplement. You should review the SEC filings and reports that Sendas incorporates by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any documents previously incorporated by reference have been modified or superseded.

Documents incorporated by reference in this prospectus supplement are available without charge. Each person to whom this prospectus supplement and the accompanying prospectus are delivered may obtain documents incorporated by reference herein by requesting them either in writing or orally, by telephone or by e-mail from us at the following address:

Investor Relations Department
Sendas Distribuidora S.A.
Avenida Ayrton Senna, No. 6,000, Lote 2, Pal 48959, Anexo A
Jacarepaguá
22775-005 Rio de Janeiro, RJ, Brazil
Attn: Gabrielle Helú, Investor Relations Officer
Telephone: + 55 (11) 3411 5042
E-mail: ri.assai@assai.com.br

Sendas is subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, applicable to a foreign private issuer, and accordingly files or furnishes reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. Any filings Sendas makes electronically will be available to the public over the Internet at the SEC’s web site at http://www.sec.gov. The information on this website, which might be accessible through a hyperlink resulting from this URL, is not and shall not be deemed to be incorporated into this prospectus supplement.

SUMMARY

This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information you should consider before investing in our common shares and our common ADSs. You should read carefully the entire prospectus supplement, the accompanying prospectus, including “Risk Factors” and the documents incorporated by reference herein, which are described under “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Overview

According to the Brazilian Association of Self-Service Wholesale (Associação Brasileira dos Atacadistas de Autosserviço), or ABAAS, we were the largest pure cash and carry player in Brazil in terms of consolidated gross revenue in 2021. We were also named the second largest retailer and the 16th largest company in Brazil in 2020 according to the Exame magazine. We were also recognized as one of the most valuable brands in Brazil, reaching the 15th place in the Brazil 100 ranking published by Brand Finance on August 8, 2022.

We serve as an economic center for the regions in which we operate. Our cash and carry operations involve sales of more than 8,000 items of grocery, food, perishable, beverage, wrapping and hygiene products, among others. In addition, our stores offer ample parking, air-conditioning, well-lit environments and over 100 stores have butcher services.

Our customers include prepared food retailers (including restaurants, pizzerias and snack bars), end users (including schools, small businesses, religious institutions, hospitals and hotels), conventional retailers (such as grocery stores and neighborhood supermarkets) and individuals.

The chart below sets forth our growth in the past decade. In the nine-month period ended September 30, 2022, our gross operating revenue (defined as net operating revenue before returns and sales cancellations and taxes (note 20 to the unaudited condensed interim financial statements of Sendas as of September 30, 2022 and for the nine-month periods ended September 30, 2022 and 2021)) totaled R$42.2 billion, a 28.2% increase compared to the corresponding period in 2021.

____________

Note: Gross operating revenue for each fiscal year refers to the years ended December 31.

Our operations strongly expanded throughout Brazil. As of September 30, 2022, we operated a total of 233 stores throughout 23 Brazilian states and the Federal District (average sales per store of approximately R$215 million), having a total selling area of approximately 1.1 million square meters of total sales area, representing approximately a 30% increase in the last 12 months. In addition, we have 12 distribution centers and more than 58 thousand employees. In comparison, in 2012 we operated 61 stores in six Brazilian states and had approximately 182 thousand square meters in total sales area.

The opening of new stores and our organic growth since 2019 corresponded to a significant increase in the number of transactions (tickets), from approximately 169 million tickets in 2019 to approximately 190 million in 2021, representing a compound annual growth rate of 12.8%. We receive approximately 30 million distinct customers monthly in our stores in 2021.

____________

(1)      A ticket is equivalent to a purchase made at an Assaí store.

(2)      Considers distinct customers in transit at the stores in 2021.

The following tables set forth the number of stores, the total selling area, the average selling area per store and the total number of employees for our Assaí stores as of the dates indicated:

	As of September 30, 2022
	Number of Stores	Total Selling Area(1)	Average Selling Area per Store(2)	Total Number of Employees(3)
		(in thousand square meters)	(in square meters)
Assaí stores	233	1,091	4,682	57,663

____________

(1)      Sum of the selling area of each store at period end.

(2)      Total selling area at period end divided by total number of stores at period end.

(3)      Based on the full-time equivalent number of employees at stores, which is the product of the number of food retail employees (full- and part-time) and the ratio of the average monthly hours of food retail employees to the average monthly hours of full-time employees.

	As of December 31, 2021
	Number of Stores	Total Selling Area(1)	Average Selling Area per Store(2)	Total Number of Employees(3)
		(in thousand square meters)	(in square meters)
Assaí stores	212	964	4,546	50,154

____________

(1)      Sum of the selling area of each store at period end.

(2)      Total selling area at period end divided by total number of stores at period end.

(3)      Based on the full-time equivalent number of employees at stores, which is the product of the number of food retail employees (full- and part-time) and the ratio of the average monthly hours of food retail employees to the average monthly hours of full-time employees.

	As of December 31, 2020
	Number of Stores	Total Selling Area(1)	Average Selling Area per Store(2)	Total Number of Employees(3)
		(in thousand square meters)	(in square meters)
Assaí stores	184	809	4,397	39,197

____________

(1)      Sum of the selling area of each store at period end.

(2)      Total selling area at period end divided by total number of stores at period end.

(3)      Based on the full-time equivalent number of employees at stores, which is the product of the number of food retail employees (full- and part-time) and the ratio of the average monthly hours of food retail employees to the average monthly hours of full-time employees.

	As of December 31, 2019
	Number of Stores	Total Selling Area(1)	Average Selling Area per Store(2)	Total Number of Employees(3)
		(in thousand square meters)	(in square meters)
Assaí stores	166	713	4,293	36,045

____________

(1)      Sum of the selling area of each store at period end.

(2)      Total selling area at period end divided by total number of stores at period end.

(3)      Based on the full-time equivalent number of employees at stores, which is the product of the number of food retail employees (full- and part-time) and the ratio of the average monthly hours of food retail employees to the average monthly hours of full-time employees.

The following table sets forth the number of our Assaí stores by region as of the dates indicated:

	As of September 30, 2022	As of December 31,
		2021	2020
North	17	14	11
Midwest	22	21	18
Southeast	122	113	101
Northeast	65	57	49
South	7	7	5
Total	233	212	184

The table below sets forth same store gross sales growth for the periods indicated. Same store gross sales are sales made in stores opened for at least 12 consecutive months and which have not been closed or remained closed for a period of seven or more consecutive days:

	For the year ended December 31,			For the nine-month period ended September 30, 2022
	2019	2020	2021
Same store gross sales	6.3%	14.1%	4.8%	10.2%

The table below sets forth our average monthly gross revenue per square meter for the period indicated, which is defined as gross revenue for the period allocated by store divided by the average selling area (in square meters) for the period taking into account our store opening schedule:

	For the year ended December 31,			For the nine-month period ended September 30, 2022
	2019	2020	2021
	(in R$ thousands)
Average monthly gross revenue per square meter	4.1	4.4	4.5	4.6

We reported the highest average sales per square meter in 2021 (which is defined as gross revenue for the period divided by the total selling area at period end (in square meters) divided by the number of months in the period) among the publicly listed cash and carry players in Brazil, as set forth below:

Average Sales per Square Meter in 2021
(thousands of R$ / square meter)

3.9
3.6
3.6
ASSAÍ
ATACADISTA
ATACADÃO
MIX
ATACAREJO
GRUPO
mateus

____________

Sources:    Companies’ public information.

In addition, we also reported the highest profitability in 2021 (as measured by EBITDA Margin) among the publicly listed cash and carry players in Brazil, as set forth below:

EBITDA Margin(1) in the year ended December 31, 2021
(% of net operating revenue)

7.8%
7.3%
7.1%
ASSAÍ
ATACADISTA
ATACADÃO
GRUPO
mateus

____________

Sources:    Companies’ public information.

(1)     EBITDA Margin is defined as EBITDA divided by net operating revenue, expressed as a percentage. EBITDA Margin is a Non-IFRS financial measure, and our calculation of EBITDA Margin may be different than our competitors, including the publicly listed cash and carry players in Brazil indicated in the graphic above. For further information on why our management uses Non-IFRS financial measures, and on the limits of using these Non-IFRS financial measures, please see “Presentation of Financial and Other Information — Special Note Regarding Non-IFRS Financial Measures.” For a reconciliation to applicable IFRS measures, see “Summary Financial Information — Non-IFRS Financial Measures.”

Our Business Model

As set forth in the chart below, our business model is flexible and it can adapted to our different target customers and regions through different formats. We stand out for our decentralized logistics system, where most of our inventory is delivered in the store, and low cost structure, which we believe generates efficiency and productivity. We also have a financial services segment, with more than 2.1 million Passaí credit cards issued as of September 2022, representing approximately 6% of our gross sales in stores during the nine-month period ended September 30, 2022.

Different Assaí Formats (Sales Area)

Our regional model is operated through 11 local offices managed by leaders with autonomy in decision making. This model aims to tailor our product mix and communications according to each region.

Of the 233 stores we operated as of September 30, 2022, 33 stores ranged from 1,000 to 3,000 square meters of selling area, a format we believe is best suited to enable our food service provider customers to quickly replace their supplies; 89 stores ranged from 3,000 to 5,000 square meters of selling area, a format we believe is best suited to big families in urban centers; and 111 stores ranged from 5,000 to 8,000 square meters of selling area, a format we believe is best suited for bulk purchases.

Over the years, we have seen an increase in productivity in stores as a result of investments in better locations and purchasing experience, including lighting, air conditioning, equipment, process automation, expansion of sortiments, inclusion of services (such as butcher’s, cold dish emporium, roasted chicken), among others. However, as set forth in the chart below, the improvement in customer’s purchasing experience did not significantly change our level of expenses, which contributed to the generation of an increase in EBITDA Margin, as set forth below.

SG&A and EBITDA Margin(1) (% of Net Operating Revenue)

9.5%
Stable SG&A
7.8%
Relevant EBITDA
Margin gain
2011
2021

____________

(1)      EBITDA Margin is defined as EBITDA divided by net operating revenue, expressed as a percentage. EBITDA Margin is a Non-IFRS financial measure. For further information on why our management uses Non-IFRS financial measures, and on the limits of using these Non-IFRS financial measures, please see “Presentation of Financial and Other Information — Special Note Regarding Non-IFRS Financial Measures.” For a reconciliation of EBITDA Margin for the year ended December 31, 2021 to the applicable IFRS measures, see “Summary Financial Information — Non-IFRS Financial Measures.”

We are evolving in our digital transformation through the development of a seamless buying experience. We are currently investing in: (1) Wi-Fi infrastructure in all of our stores; (2) self-check-out; (3) digital sales through partnerships with last-mile operators; and (4) shipping through our telesales channel.

We also hold an indirect minority equity interest in FIC, a Brazilian company that provides financial services in our stores and stores of Companhia Brasileira de Distribuição (Grupo Pão de Açúcar) with exclusive rights to offer credit cards, financial services and insurance policies (except for extended warranties).

We generate all of our operating revenues in Brazil. Prior to the corporate reorganization completed on December 31, 2020, we also generated a share of our operating revenues from our retail operations in Colombia, Argentina and Uruguay, as a result of the acquisition of Éxito on November 27, 2019. For more information about this corporate reorganization, see “Item 4. Information on the Company — A. History and Development of the Company — History — The Spin-Off — Corporate Reorganization” in the 2021 Form 20-F, which is incorporated by reference in this prospectus supplement.

Growth Strategy

We have shown consistent growth in recent years. In the twelve months ended September 30, 2022, we recorded an expansion of more than 44 stores and in the nine-month period ended September 30, 2022, we recorded an expansion of more than 23 new stores. In addition, in the nine-month period ended September 30, 2022, we recorded a 28.2% growth, comprising a 10.2% same store growth and a 17.9% store expansion growth. For 2022, we expect to open a total of 58 new stores by the end of the year, with 45 conversions.

In addition, the acquisition of 70 Extra Hiper commercial points/stores converted, or to be converted, into Assaí banner stores accelerated our growth plan, since it added more than 400 thousand square meters to our total sales area with low cannibalization of our existing stores. The map below sets fort the privileged locations of the stores acquired which are mainly located in capitals, metropolitan regions or large cities in Brazil.

Extra Hiper Stores to be Converted

Based on our results for the 12-months ended September 30, 2022, our converted stores present an uplift of sales of three times against sales in hypermarkets format (pre-conversion). In addition, our converted stores have accelerated maturation of approximately six months for sales ramp-up, first year breakeven and second year maturation. In 2022, we spent approximately R$45 million in capital expenditures for converted stores compared to approximately R$65 million for organic stores.

Robust Unit Economics in Organic Openings and Conversions

____________

(1)      Gross operating revenue per stores based on our past performance in mature stores for the last twelve months ended September 30, 2022.

Stores converted in the third quarter of 2022 are among our main stores in terms of flow, a performance that exceeds the already high expectations for the Extra Transaction. The combination of the successful business model, Assaí banner strength and the attractiveness of trading points resulted in rapid customer engagement. In the period between October 1, 2022 and October 18, 2022, six of the 10 stores with the highest customer flows were converted stores.

As set forth in the table below, we expect that short-term conversions will play a relevant role in our future based on planned organic expansion and conversion timeline.

Schedule of Organic Expansion and Extra Hiper Store Conversions

____________

Source:    Company information.

(1)      Through September 30, 2022.

(2)      Company estimates.

Our principal executive office is located at Avenida Ayrton Senna, No. 6,000, Lote 2, Pal 48959, Anexo A Jacarepaguá 22775-005 Rio de Janeiro, RJ, Brazil; our telephone number is +55 (11) 3411-5042; and our website is www.assai.com.br. The information on our website, which might be accessible through a hyperlink resulting from this URL, is not and shall not be deemed to be incorporated into this prospectus supplement.

The Offering

Issuer	Sendas Distribuidora S.A.
Selling Shareholders	Wilkes Participações S.A., Géant International B.V. and Helicco Participações Ltda.
Global coordinators and joint bookrunners	Itau BBA USA Securities, Inc., Banco BTG Pactual S.A. — Cayman Branch and J.P. Morgan Securities LLC.
International underwriters	Itau BBA USA Securities, Inc., Banco BTG Pactual S.A. — Cayman Branch, J.P. Morgan Securities LLC, Banco Bradesco BBI S.A. and Santander Investment Securities Inc.
Brazilian placement agents	Banco Itaú BBA S.A., Banco BTG Pactual S.A., Banco J.P. Morgan S.A., Banco Bradesco BBI S.A., Banco Safra S.A. and Banco Santander (Brasil) S.A.
International placement agents	Itau BBA USA Securities, Inc., BTG Pactual US Capital, LLC, J.P. Morgan Securities LLC, Bradesco Securities, Inc., Safra Securities LLC and Santander Investment Securities Inc.
Financial advisor to the Selling Shareholders	BR Partners Assessoria Financeira Ltda. is acting as a financial advisor to the Selling Shareholders in connection with this offering. For more information, see “Underwriting.”
Securities offered by the Selling Shareholders	Up to 190,300,000 common shares, which may be in the form of common ADSs.
Global offering

The global offering consists of the international offering and the Brazilian offering. The international offering and the Brazilian offering are being conducted concurrently, and the closing of each is conditioned upon the closing of the other.

International offering

The international offering is being conducted outside Brazil and includes an offering registered with the SEC. The international underwriters are underwriting the sale of            common ADSs. The international placement agents are acting as placement agents on behalf of the Brazilian placement agents for sales of common shares to investors outside Brazil.

SEC registered offering	The securities sold as part of the international offering to investors outside Brazil are being sold by means of this prospectus supplement in an offering registered with the SEC.
Brazilian offering

The Brazilian placement agents are placing            common shares, including common shares placed in the international offering through the international placement agents, to investors within and outside of Brazil in a public offering with restricted placement efforts by means of a separate Portuguese language offering memorandum (memorando de oferta) and accompanying reference form (formulário de referência) in Portuguese. The Brazilian offering has not been and will not be registered with the CVM. The offering to investors in Brazil is exempt from registration with the SEC under Regulation S.

Common ADSs	Each common ADS represents five of our common shares.

Purchases of common shares

Any investor outside Brazil purchasing our common shares must be authorized to invest in Brazilian securities pursuant to the applicable rules and regulations of the Brazilian National Monetary Council (Conselho Monetário Nacional), or CMN, the CVM and the Central Bank of Brazil.

Offering price

The public offering prices in the international offering are set forth on the cover page of this prospectus supplement, in U.S. dollars per common ADS and reais per common share.

The public offering prices were approximately equivalent to each other at the exchange rates prevailing on            , 2022.

Use of proceeds and dilution

All of the securities offered as part of the global offering will be sold by the Selling Shareholders for their own accounts. Sendas will not receive any of the proceeds from these sales and, accordingly, the offering will not have any dilutive effect to the existing shareholders of Sendas.

Settlement

Payment for our common ADSs must be made in U.S. dollars through the facilities of The Depository Trust Company. The Selling Shareholders expect that the common ADSs will be delivered and settled through the facilities of The Depository Trust Company on or about            , 2022.

Payment for our common shares (other than common shares represented by ADSs) must be made in reais through the facilities of the B3 Central Depository. The Selling Shareholders expect that the common shares will be delivered and settled through the facilities of the B3 Central Depository on or about            , 2022.

Distributions

Under Brazilian law and our bylaws, we are required to distribute to our shareholders an annual amount equal to not less than 25% of our adjusted net income for the fiscal year, unless our board of directors advises our shareholders at our shareholders’ meeting that payment of the mandatory dividend for the preceding year is inadvisable in light of our financial condition and our shareholders approve that recommendation.

The holders of common ADSs will be entitled to receive dividend distributions to the same extent as the holders of our common shares, subject to deduction of any applicable fees and charges, including the ADS issuance fee in case ADSs are issued as a result of such distributions. For further information, see “Item 10. Additional Information — B. Memorandum and Articles of Association” in the 2021 Form 20-F, which is incorporated herein by reference and Description of Common Shares and American Depositary Shares” in the accompanying prospectus.

Voting rights

Holders of our common shares are entitled to one vote per share at meetings of our shareholders.

Holders of the common ADSs do not have voting rights, but may instruct the ADS Depositary how to vote the common shares underlying their common ADSs under the circumstances described in the deposit agreement dated February 19, 2021, as amended on August 16, 2021, entered into between Sendas and the ADS Depositary and the owners and holders from time to time of common ADSs issued thereunder, or the Sendas Deposit Agreement.

Listings	Our common shares are publicly traded in Brazil on the B3 under the symbol “ASAI3”. The common ADSs representing our common shares trade on the NYSE under the symbol “ASAI”.
Company lock-up agreement

Subject to certain exceptions, Sendas has agreed that for 90 days following the public offering date set forth on the final prospectus supplement for this offering, it will not, without first obtaining the written consent of Itau BBA USA Securities, Inc., issue, sell or transfer any common shares, common ADSs or securities convertible into, exchangeable for, exercisable for, or repayable with common shares or common ADSs.

For more information, see “Underwriting — Lock-up Agreements.”

None of our directors or officers will be subject to lock-up agreements.

See also “Risk Factors — Risks Relating to Our Common Shares and the Common ADSs — Future sales, or the perception of future sales, of substantial amounts of our common shares on the B3 or the common ADSs on the NYSE, or the anticipation of these sales, could adversely affect the market price of our common shares and the common ADSs prevailing from time to time or their liquidity and could impair our ability to raise capital through the sale of equity securities, and our directors and officers are not subject to any lock-up agreements in connection with the global offering.”

Selling Shareholder lock-up agreements

Subject to certain exceptions, the Selling Shareholders have agreed that for 90 days following the public offering date set forth on the final prospectus supplement for this offering, they will not, without first obtaining the written consent of Itau BBA USA Securities, Inc., sell or transfer any common shares, common ADSs or securities convertible into, exchangeable for, exercisable for, or repayable with common shares or common ADSs. For more information, see “Underwriting — Lock-up Agreements.”

None of our other shareholders will be subject to lock-up agreements.

See also “Risk Factors — Risks Relating to Our Common Shares and the Common ADSs — Future sales, or the perception of future sales, of substantial amounts of our common shares on the B3 or the common ADSs on the NYSE, or the anticipation of these sales, could adversely affect the market price of our common shares and the common ADSs prevailing from time to time or their liquidity and could impair our ability to raise capital through the sale of equity securities, and our directors and officers are not subject to any lock-up agreements in connection with the global offering.”

ADS Depositary	JPMorgan Chase Bank N.A.
Risk factors

You should carefully consider the risk factors discussed beginning on page S-26, the section entitled “Risk Factors” in the 2021 Form 20-F, which is incorporated by reference in this prospectus supplement, and the other information included or incorporated by reference in this prospectus supplement, before purchasing any common shares or common ADSs.

Summary Financial Information

The following tables set forth summary historical financial information of Sendas and have been derived from:

•        the unaudited condensed interim financial statements as of September 30, 2022 and for the nine-month periods ended September 30, 2022 and 2021 and the related notes thereto of Sendas, included in the Interim Financials Form 6-K incorporated by reference in this prospectus supplement; and

•        the audited financial statements as of December 31, 2021 and 2020 and for the years ended December 31, 2021, 2020 and 2019, and the related notes thereto of Sendas, included in the 2021 Form 20-F incorporated by reference in this prospectus supplement.

The audited financial statements of Sendas were prepared in accordance with IFRS as issued by the IASB, and are presented in reais. The unaudited condensed interim financial statements of Sendas were prepared in accordance with IAS 34 — Interim Financial Reporting as issued by the IASB and are presented in reais.

The results of operation for the nine-month period ended September 30, 2022 are not necessarily indicative of the operating results to be expected for the entire year. The summary financial information below should be read in conjunction with, and are qualified in their entirety by reference to, Sendas’s financial statements and the accompanying notes incorporated by reference in this prospectus supplement.

Statement of Operations and Comprehensive Income Data

	For the nine-month period ended September 30,			For the year ended December 31,
	2022	2022	2021	2021	2021	2020	2019
	(in millions of US$)(1)	(in millions of R$)		(in millions of US$)(1)	(in millions of R$)
Net operating revenue	7,133	38,566	30,342	7,749	41,898	36,043	28,082
Cost of sales	(5,982)	(32,341)	(25,186)	(6,428)	(34,753)	(30,129)	(23,349)
Gross profit	1,151	6,225	5,156	1,322	7,145	5,914	4,733
Selling expenses	(554)	(2,997)	(2,371)	(617)	(3,334)	(2,811)	(2,273)
General and administrative expenses	(106)	(572)	(456)	(109)	(588)	(435)	(352)
Depreciation and amortization	(120)	(649)	(461)	(118)	(638)	(503)	(395)
Share of profit of associates	6	34	41	9	47	—	—
Other operating expenses, net	(11)	(59)	(30)	(10)	(53)	(97)	(11)
Operating profit	367	1,982	1,879	477	2,579	2,068	1,702
Financial revenues	40	217	140	35	188	343	236
Financial expenses	(238)	(1,287)	(583)	(170)	(918)	(786)	(436)
Net financial result	(198)	(1,070)	(443)	(135)	(730)	(443)	(200)
Income before income taxes from continuing operations	169	912	1,436	342	1,849	1,625	1,502
Income tax and social contribution	(18)	(98)	(353)	(44)	(239)	(436)	(426)
Net income from continuing operations	151	814	1,083	298	1,610	1,189	1,076
Discontinued operations(2)
Net income (loss) from discontinued operations, net of taxes	—	—	—	—	—	367	(16)
Net income for the year/period	151	814	1,083	298	1,610	1,556	1,060

	For the nine-month period ended September 30,			For the year ended December 31,
	2022	2022	2021	2021	2021	2020	2019
	(in millions of US$)(1)	(in millions of R$)		(in millions of US$)(1)	(in millions of R$)
Other comprehensive income
Items that may be subsequently reclassified to the statement of operations
Fair value of expected credit loss	(1)	(3)	—	—	(1)	—	—
Exchange rate differences on translation of foreign investments	—	—	—	—	—	358	220
Cash flow hedge	—	—	—	—	—	—	5
Tax over other comprehensive income	—	1	—	—	—	—	—
Other comprehensive income for the year/period	—	(2)	—	—	(1)	358	225
Total comprehensive income for the year/period	150	810	1,083	298	1,609	1,914	1,285
Net income for the year/period attributable to:
Controlling shareholders	151	814	1,083		1,610	1,398	1,047
Non-controlling interest	—	—	—	—	—	158	13

____________

(1)      Solely for the convenience of the reader, Brazilian real amounts have been translated into U.S. dollars at an exchange rate of R$5.4066 per US$1.00, which was the commercial selling rate for U.S. dollars in effect on September 30, 2022, as reported by the Central Bank of Brazil. The real/U.S. dollar exchange rate should not be construed as implying that the real amounts represent, or could have been or could be converted into, U.S. dollars at such rates or at any other rate as of that or any other date.

(2)      Prior to the corporate reorganization completed on December 31, 2020, we also generated a share of our operating revenues from our retail operations in Colombia, Argentina and Uruguay, as a result of the acquisition of Éxito on November 27, 2019. For more information about this corporate reorganization, see “Item 4. Information on the Company — A. History and Development of the Company — History — The Spin-Off — Corporate Reorganization” in the 2021 Form 20-F, which is incorporated herein by reference.

Balance Sheet Data

	As of September 30,		As of December 31,
	2022	2022	2021	2021	2020	2019
	(in millions of US$)(1)	(in millions of R$)	(in millions of US$)(1)	(in millions of R$)
Current assets
Cash and cash equivalents	779	4,210	472	2,550	3,532	5,026
Trade receivables	84	454	49	265	182	491
Inventories	1,118	6,047	810	4,380	3,739	5,190
Recoverable taxes	211	1,141	162	876	768	1,119
Derivative financial instruments	3	17	1	4	57	29
Dividends receivable	—	—	3	16	—	—
Other accounts receivable	9	51	11	59	34	206
Other current assets	19	102	13	72	37	169
	2,223	12,022	1,521	8,222	8,349	12,230
Assets held for sale	45	242	102	550	—	52
Total current assets	2,268	12,264	1,622	8,772	8,349	12,282
Non-current assets
Recoverable taxes	168	911	142	770	866	962
Deferred income tax and social contribution	4	23	8	45	—	37
Derivative financial instruments	19	105	5	28	11	11
Related parties	49	264	21	114	178	97
Restricted deposits for legal proceedings	13	71	22	119	134	121
Other non-current assets	1	8	2	10	1	84
Investments	152	823	146	789	769	320
Investment properties	—	—	—	—	—	3,051
Property, plant and equipment	3,132	16,935	1,909	10,320	7,476	14,652
Intangible assets	928	5,018	349	1,887	1,037	4,288
Total non-current assets	4,468	24,158	2,605	14,082	10,472	23,623
Total assets	6,737	36,422	4,227	22,854	18,821	35,905
Current liabilities
Trade payables, net	1,713	9,263	1,099	5,942	5,058	9,770
Borrowings and financing	60	323	80	433	280	316
Debentures and promissory notes	94	510	33	180	1,840	1,156
Payroll and related taxes	114	616	79	425	371	572
Lease liabilities	69	375	45	244	172	404
Related parties	248	1,340	68	368	41	152
Taxes payable	37	198	29	158	104	327
Income tax and social contribution payable	4	24	—	—	424	—
Deferred revenues	45	245	66	356	227	277
Acquisition of non-controlling interest	—	—	—	—	—	466
Dividends payable	—	—	31	168	85	11
Other current liabilities	111	599	68	370	184	479
Total current liabilities	2,496	13,493	1,599	8,644	8,786	13,930

	As of September 30,		As of December 31,
	2022	2022	2021	2021	2020	2019
	(in millions of US$)(1)	(in millions of R$)	(in millions of US$)(1)	(in millions of R$)
Non-current liabilities
Trade payables, net	130	704	—	—	—	—
Borrowings and financing	229	1,238	213	1,154	952	622
Debentures and promissory notes	1,861	10,064	1,159	6,266	4,759	6,727
Deferred income tax and social contribution	—	—	—	—	82	1,191
Provision for legal proceedings	29	159	38	205	282	349
Related parties	15	82	—	—	—	—
Lease liabilities	1,302	7,041	704	3,807	2,604	3,347
Deferred revenues	6	33	—	—	1	2
Other non-current liabilities	2	13	2	12	8	36
Total non-current liabilities	3,576	19,334	2,117	11,444	8,688	12,274
Shareholders’ equity
Capital stock	233	1,258	146	788	761	4,421
Capital reserve	5	29	3	18	4	18
Profit reserve	427	2,311	363	1,961	582	2,497
Other comprehensive income	(1)	(3)	—	(1)	—	162
Non-controlling interests	—	—	—	—	—	2,603
Total shareholders’ equity	665	3,595	512	2,766	1,347	9,701
Total liabilities and shareholders’ equity	6,737	36,422	4,227	22,854	18,821	35,905

____________

(1)      Solely for the convenience of the reader, Brazilian real amounts have been translated into U.S. dollars at an exchange rate of R$5.4066 per US$1.00, which was the commercial selling rate for U.S. dollars in effect on September 30, 2022, as reported by the Central Bank of Brazil. The real/U.S. dollar exchange rate should not be construed as implying that the real amounts represent, or could have been or could be converted into, U.S. dollars at such rates or at any other rate as of that or any other date.

Non-IFRS Financial Measures

In this prospectus supplement, we present the following non-IFRS financial measures: EBITDA, EBITDA Margin and Net Debt.

A Non-IFRS financial measure is generally defined as a numerical measure of historical or future financial performance, financial position, or cash flow that purports to measure financial performance that excludes or includes amounts that would not be so adjusted in the most comparable IFRS measure. For further information on why our management uses these Non-IFRS financial measures, and on the limits of using these Non-IFRS financial measures, please see “Presentation of Financial and Other Information — Special Note Regarding Non-IFRS Financial Measures.”

The table below sets forth a reconciliation of our net income to EBITDA and EBITDA Margin.

	For the nine-month period ended September 30,			For the year ended December 31,
	2022	2022	2021	2021	2021	2020	2019
	(in millions of US$, except as otherwise indicated)(1)	(in millions of R$, except as otherwise indicated)		(in millions of US$, except as otherwise indicated)(1)	(in millions of R$, except as otherwise indicated)
Net income for the year/period	151	814	1,083	298	1,610	1,556	1,060
Income tax and social contribution	18	98	353	44	239	436	426
Net financial result	198	1,070	443	135	730	443	200
Depreciation and amortization	129	700	499	127	687	1,372	484
EBITDA	496	2,682	2,378	604	3,266	3,807	2,170
Net operating revenue	7,133	38,566	30,342	7,749	41,898	36,043	28,082
EBITDA Margin(2)	7.0%	7.0%	7.8%	7.8%	7.8%	10.6%	7.7%

____________

(1)      Solely for the convenience of the reader, Brazilian real amounts have been translated into U.S. dollars at an exchange rate of R$5.4066 per US$1.00, which was the commercial selling rate for U.S. dollars in effect on September 30, 2022, as reported by the Central Bank of Brazil. The real/U.S. dollar exchange rate should not be construed as implying that the real amounts represent, or could have been or could be converted into, U.S. dollars at such rates or at any other rate as of that or any other date.

(2)      EBITDA divided by net operating revenue, expressed as a percentage.

The table below sets forth a reconciliation of our total debt to Net Debt.

	As of September 30,		As of December 31,
	2022	2022	2021	2021	2020	2019
	(in millions of US$, except as otherwise indicated)(1)	(in millions of R$, except as otherwise indicated)	(in millions of US$, except as otherwise indicated)(1)	(in millions of R$, except as otherwise indicated)
Borrowings and financing	60	323	80	433	280	316
Debentures and promissory notes	94	510	33	180	1,840	1,156
Current indebtedness	154	833	113	613	2,120	1,472
Borrowings and financing	229	1,238	213	1,154	952	622
Debentures and promissory notes	1,861	10,064	1,159	6,266	4,759	6,727
Non-current indebtedness	2,090	11,302	1,372	7,420	5,711	7,349
Total debt	2,244	12,135	1,486	8,033	7,831	8,821
Cash and cash equivalents	(779)	(4,210)	(472)	(2,550)	(3,532)	(5,026)
Derivative financial instruments(2)	(23)	(122)	(6)	(32)	(68)	(40)
Net Debt	1,443	7,803	1,008	5,451	4,231	3,755

____________

(1)      Solely for the convenience of the reader, Brazilian real amounts have been translated into U.S. dollars at an exchange rate of R$5.4066 per US$1.00, which was the commercial selling rate for U.S. dollars in effect on September 30, 2022, as reported by the Central Bank of Brazil. The real/U.S. dollar exchange rate should not be construed as implying that the real amounts represent, or could have been or could be converted into, U.S. dollars at such rates or at any other rate as of that or any other date.

(2)      Derivative financial instruments are used to protect us from possible fluctuations in the interest rates and foreign currency exchange rates to which our debt instruments are exposed.

RECENT DEVELOPMENTS

On October 20, 2022, our board of directors approved the issuance of 650,808 new common shares due to the exercise of stock options granted to certain employees under the terms of our share-based compensation plans, increasing our total outstanding common shares to 1,348,983,474 common shares and our total capital stock by R$3.0 million, from R$1,258.3 million to R$ 1,261.6 million.

Effective October 28, 2022, Mr. Ronaldo Iabrudi dos Santos Pereira resigned as vice-chairman and member of our board of directors. Also on October 28, 2022, Mr. Philippe Alarcon, a current member of our board of directors, was designated as vice-chairman of our board of directors, and Mr. Belmiro Gomes, our chief executive officer, became a member of our board of directors.

RISK FACTORS

An investment in our common shares and the common ADSs involves a high degree of risk. The 2021 Form 20-F includes extensive risk factors relating to our operations, our industry and Brazil, as well as risk factors relating to our common shares and common ADSs. You should carefully consider those risks and the risks described below, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in our common shares or the common ADSs. Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus supplement and the accompanying prospectus by reference. You should also carefully review the cautionary statements referred to under “Forward-Looking Statements.”

Our business, reputation, financial condition and results of operations could be materially and adversely affected by any of these risks. The market price of our common shares or the common ADSs could decline due to any of these risks or other factors, and you may lose all or part of your investment. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business, financial condition and results of operations. If any of these risks occur, our business, financial condition, results of operations or prospects could be materially affected.

Risks Relating to Our Common Shares and the Common ADSs

The volatility and illiquidity of the Brazilian securities markets and of our common shares may substantially limit your ability to sell our common shares underlying the common ADSs at the price and time you desire.

Investing in securities that are traded in emerging markets, including in Brazil, often involves greater risk and are generally considered to be more speculative in nature than investing in securities traded in the securities markets of more developed countries. These investments are subject to certain economic and political risks, including: (1) changes in the regulatory, tax, economic and political environment that may affect the ability of investors to obtain a total or partial return on their investments; and (2) restrictions on foreign investment and return of capital invested.

The Brazilian securities market is substantially smaller, less liquid, more volatile and more concentrated than major international securities markets, including the securities market of the United States. B3 had a market capitalization of R$7.9 trillion as of December 31, 2021. The ten most traded stocks by volume on B3 during 2021 accounted for approximately 31% of total trading on B3 during that period. Conversely, the NYSE had a market capitalization of approximately US$27.7 trillion as of December 31, 2021. Furthermore, the regulations of B3 may differ from what foreign investors are accustomed to seeing in other international exchanges. The characteristics of the Brazilian securities market may substantially limit the ability of holders of our common shares underlying the common ADSs to sell them at the time and price they desire and, consequently, may adversely affect the market price of the our common shares and the common ADSs. If a liquid and active trading market is not developed or maintained, the trading price of our common shares and the common ADSs may be negatively affected.

We cannot assure you that an active trading market will be sustained for our common shares or the common ADSs or that we will be able to maintain our listing on the B3 or the NYSE. The trading volume of our common shares and the common ADSs may be volatile, and holders of our common shares and the common ADSs may not be able to sell their respective securities.

Our common shares are listed on the Novo Mercado listing segment of the B3, and the common ADSs are listed on the NYSE. The listing of our common shares and the common ADSs on the B3 and the NYSE, respectively, does not guarantee that a market for our common shares or the common ADSs will be sustained or that we will be able to maintain our listing on the B3 or the NYSE. No assurance can be provided as to the demand for or trading price of our common shares or the common ADSs.

The trading price of and demand for our common shares and the common ADSs and the continued existence of a market and favorable price for our common shares and the common ADSs depend on a number of conditions, including:

•        the risk factors described in the 2021 Form 20-F;

•        general social, economic and political conditions internationally and in Brazil, including changes in interest and exchange rates and impacts on the global economy resulting from the ongoing military conflict between Russia and Ukraine;

•        general economic conditions internationally and in Brazil, including changes in interest and exchange rates;

•        actual or anticipated fluctuations in our quarterly and annual results and those of our competitors;

•        our businesses, operations, results and prospects;

•        future mergers and strategic alliances;

•        market conditions in the Brazilian cash and carry industry;

•        changes in government regulation, taxes, legal proceedings or other developments;

•        shortfalls in our operating results from levels forecasted by securities analysts;

•        investor sentiment toward the stock of companies in our industry in general;

•        announcements concerning us or our competitors;

•        maintenance of acceptable credit ratings or credit quality; and

•        the general state of the securities markets.

Any of these factors may impair the sustainability of a liquid market for our common shares or the common ADSs and the ability of investors to sell our common shares or the common ADSs at an attractive price. These factors also could cause the market price and demand for our common shares and the common ADSs to fluctuate substantially, which may negatively affect the price and liquidity of our common shares and the common ADSs. Many of these factors and conditions are beyond our or our shareholders’ control.

If securities or industry analysts publish inaccurate or unfavorable research about us or our businesses, the price and trading volume of our common shares and the common ADSs could decline.

The trading market for our common shares and the common ADSs will depend in part on the research and reports that securities or industry analysts publish about us or our businesses. If one or more of the analysts who cover us downgrade our securities or publish inaccurate or unfavorable research about our businesses, the price of our common shares and the common ADSs would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common shares and the common ADSs could decrease, which might cause the price and trading volume of our common shares and the common ADSs to decline.

Future sales, or the perception of future sales, of substantial amounts of our common shares on the B3 or the common ADSs on the NYSE, or the anticipation of these sales, could adversely affect the market price of our common shares and the common ADSs prevailing from time to time or their liquidity and could impair our ability to raise capital through the sale of equity securities, and our directors and officers are not subject to any lock-up agreements in connection with the global offering.

Sendas and the Selling Shareholders will be subject to a lock-up agreement that would restrict or limit their ability to issue (in the case of Sendas) and sell common shares, including common shares represented by common ADSs, into the market for 90 days after the date of this prospectus supplement, subject to certain exceptions. However, none of Sendas’s directors, officers or other shareholders will be subject to any lock-up agreement that would restrict or limit their ability to sell common shares or common ADSs held by any of them. For more information, see “Underwriting — Lock-up Agreements.” The market price of our common shares and the common

ADSs could decline significantly as a result of sales (or anticipated sales) of a large number of shares of our common shares on the B3 or the common ADSs on the NYSE. The perception that these sales, or any other sales by Sendas or its insiders, might occur could depress the market price of our common shares or the common ADSs prevailing from time to time or adversely affect their liquidity. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

If you exchange the common ADSs for our common shares, as a result of Brazilian regulations you may risk losing the ability to remit foreign currency abroad.

Holders of the common ADSs will benefit from the electronic certificate of foreign capital registration obtained by the Brazilian custodian of our common shares underlying the common ADSs, or the ADS Custodian, in Brazil for our common shares underlying the common ADSs, which will permit the Sendas ADS Custodian to convert dividends and other distributions with respect to our common shares into U.S. dollars and remit the proceeds abroad. If you surrender your common ADSs and withdraw our common shares, you will be entitled to continue to rely on the Sendas ADS Custodian’s electronic certificate of foreign capital registration for only five business days from the date of withdrawal. Thereafter, upon the disposition of or distributions relating to our common shares, you will not be able to remit abroad non-Brazilian currency unless you obtain your own electronic certificate of foreign capital registration or you qualify under Brazilian foreign investment regulations that entitle some foreign investors to buy and sell common shares on Brazilian stock exchanges without obtaining separate electronic certificates of foreign capital registration. If you do not qualify under the foreign investment regulations, you will generally be subject to less favorable tax treatment of dividends and distributions on, and the proceeds from any sale of, our common shares.

If you attempt to obtain your own electronic certificate of foreign capital registration, you may incur expenses or suffer delays in the application process, which could delay your ability to receive dividends or distributions relating to our common shares or the return of your capital in a timely manner. The depositary’s electronic certificate of foreign capital registration may also be adversely affected by future legislative changes. See “Item 10. Additional Information — D. Exchange Controls” of the 2021 Form 20-F, which is incorporated by reference in this prospectus supplement.

Holders of the common ADSs are not entitled to attend shareholders’ meetings and may only vote through the ADS Depositary.

Under Brazilian law, only shareholders registered as such in Sendas’s corporate books may attend Sendas’s shareholders’ meetings. All of our common shares underlying the common ADSs are registered in the name of the ADS Depositary. Consequently, a holder of common ADSs is not entitled to attend Sendas’s shareholders’ meetings. Holders of common ADSs may exercise the voting rights with respect to our common shares only in accordance with the Sendas Deposit Agreement. There are practical limitations upon the ability of holders of common ADSs to exercise their voting rights due to the additional steps involved in communicating with holders of common ADSs. For example, Sendas is required to publish a notice of Sendas’s shareholders’ meetings in certain newspapers in Brazil. To the extent that holders of our common shares are entitled to vote at a shareholders’ meeting, they will be able to exercise their voting rights by attending the meeting in person or voting by proxy. By contrast, holders of common ADSs s will receive notice of a shareholders’ meeting by mail from the ADS Depositary following Sendas’s notification to the ADS Depositary of the shareholders’ meeting and Sendas’s request that the ADS Depositary inform holders of common ADSs of the shareholders’ meeting. To exercise their voting rights, holders of common ADSs must instruct the ADS Depositary on a timely basis. In addition, investors may hold the common ADSs through broker or financial institution nominees and therefore may be required to rely on their procedures to be able to vote. This voting process will take longer for holders of common ADSs than for holders of our common shares. If the ADS Depositary fails to receive timely voting instructions for all or part of the common ADSs, the ADS Depositary will assume that the holders of those common ADSs s are instructing it to give a discretionary proxy to a person designated by us to vote their common ADSs, except in limited circumstances. In addition, Sendas is not contractually required to request the ADS Depositary to inform holders of common ADSs about the shareholders’ meeting under the Sendas Deposit Agreement, which may result in holders of common ADSs not being able to provide voting instructions to the ADS Depositary.

We cannot assure you that holders of common ADSs will receive the voting materials in time to ensure that such holders can instruct the ADS Depositary to vote our common shares underlying their common ADSs. In addition, the ADS Depositary and its agents are not responsible for failing to carry out voting instructions of the holders of common ADSs or for the manner of carrying out those voting instructions. Accordingly, holders of common ADSs may not be able to exercise voting rights, and they will have no recourse if our common shares underlying their common ADSs are not voted as requested.

Holders of common ADSs may not be entitled to a jury trial with respect to claims arising under the Sendas Deposit Agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.

The Sendas Deposit Agreement, provides that, to the fullest extent permitted by law, holders of common ADSs irrevocably waive, to the fullest extent permitted by applicable law, the right to a jury trial with respect to any claim that they may have against us or the ADS Depositary arising out of or relating to our common shares, the common ADSs or the Sendas Deposit Agreement, including any claim under the U.S. federal securities laws.

If we or the ADS Depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the Sendas Deposit Agreement, by a federal or state court in the City of New York, which has exclusive jurisdiction over matters arising under the Sendas Deposit Agreement with respect to any legal suit, action or proceeding brought by the holders of common ADSs against or involving us or the ADS Depositary. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the Sendas Deposit Agreement and the common ADSs. It is advisable that you consult your legal counsel regarding the jury waiver provision before entering into the Sendas Deposit Agreement.

If you or any other holders or beneficial owners of common ADSs bring a claim against us or the ADS Depositary in connection with matters arising under the Sendas Deposit Agreement or the common ADSs, including claims under federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us or the ADS Depositary. If a lawsuit is brought against us or the ADS Depositary under the Sendas Deposit Agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Sendas Deposit Agreement with a jury trial. No condition, stipulation or provision of the Sendas Deposit Agreement or the common ADSs serves as a waiver by any holder or beneficial owner of common ADSs or by us or the ADS Depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.

You might be unable to exercise preemptive rights with respect to our common shares underlying the common ADSs, as a result of which your investment may be diluted.

You will not be able to exercise the preemptive rights relating to our common shares underlying the common ADSs unless a registration statement under the Securities Act is effective with respect to the securities to be issued upon the exercise of those rights, or an exemption from the registration requirements of the Securities Act is available. We are not obligated to file a registration statement or to take any action to make preemptive rights available to holders of common ADSs. Unless we file a registration statement or an exemption from registration applies, you may receive only the net proceeds from the sale of your preemptive rights by the ADS Depositary or, if the preemptive rights cannot be sold, they will lapse and you will not receive any value for them. In addition, we may issue a substantial number of common shares as consideration for future acquisitions or for any other fundraising needs, and we may choose not to extend preemptive rights to holders of common ADSs.

To the extent that you are not able (or choose not) to exercise pre-emptive rights granted in connection with an issue of our common shares, your proportional shareholding in our company would be diluted.

Holders of our common shares and common ADSs may not receive any dividends.

According to our bylaws, we must pay our shareholders at least 25% of our annual net income as dividends, as determined and adjusted under the Brazilian Corporate Law. This adjusted income may be used to absorb losses or otherwise be appropriated as permitted by the Brazilian Corporate Law and may not be available to be paid as dividends. We may not pay dividends to our shareholders in any particular fiscal year if our board of directors determines that such distributions would be inadvisable in view of our financial condition. For further information, see “Item 8. Financial Information — A. Consolidated Statements and Other Financial Information — Dividends and Dividend Policy” and “Item 10. Additional Information — B. Memorandum and Articles of Association — Allocation of Net Profits and Distribution of Dividends — Distribution of Dividends” and “— Interest on Shareholders’ Equity” of the 2021 Form 20-F, which is incorporated by reference in this prospectus supplement.

U.S. securities laws do not require us to disclose as much information to investors as a U.S. issuer is required to disclose, and you may receive less information about us than you might otherwise receive from a comparable U.S. company.

We are a “foreign private issuer” under U.S. securities laws. Accordingly, the corporate disclosure requirements applicable to us may not be equivalent to the requirements applicable to a U.S. company and, as a result, you may receive less information about us than you might otherwise receive in connection with a comparable U.S. company. We are subject to the periodic reporting requirements of the Exchange Act that apply to foreign private issuers. The periodic disclosure required of foreign private issuers under the Exchange Act is more limited than the periodic disclosure required of U.S. issuers. For example, we are required only to file an annual report on Form 20-F, but we are not required to file any quarterly reports. A U.S. registrant must file an annual report on Form 10-K and three quarterly reports on Form 10-Q. In addition, we are required to furnish current reports on Form 6-K, but the information that we must disclose in those reports is governed primarily by Brazilian law disclosure requirements and may differ from Form 8-K’s current reporting requirements imposed on a U.S. issuer. Also, any information furnished to the SEC will be subject to more limited liability provisions compared to information generally filed with the SEC by domestic issuers. Finally, we are not subject to the proxy requirements of Section 14 of the Exchange Act and our officers, directors and principal shareholders are not subject to the short swing insider trading reporting and recovery requirements under Section 16 of the Exchange Act.

Our status as a foreign private issuer exempts us from certain of the corporate governance standards of the NYSE limiting the protections afforded to investors.

As a foreign private issuer, we are entitled to rely on exceptions from certain corporate governance requirements of the NYSE. Under the NYSE listing rules, a foreign private issuer may elect to comply with the practice of its home country and not to comply with certain NYSE corporate governance requirements, including the requirements that: (1) a majority of the board of directors consist of independent directors; (2) a nominating and corporate governance committee be established that is composed entirely of independent directors and has a written charter addressing the committee’s purpose and responsibilities; (3) a compensation committee be established that is composed entirely of independent directors and has a written charter addressing the committee’s purpose and responsibilities; (4) an annual performance evaluation of the nominating and corporate governance and compensation committees be undertaken; and (5) we comply with all independence requirements applicable to U.S. audit committees, as exemplified below. Therefore, holders of common ADSs do not have the same protections afforded to shareholders of companies that are subject to all NYSE corporate governance requirements.

For example, as a foreign private issuer, we rely on an exemption under Rule 10A-3(c) of the Exchange Act with respect to our audit committee. For a further discussion of our statutory audit committee and the audit committee exemption, see “Item 6. Directors, Senior Management and Employees — A. Directors and Senior Management — Board Committees — Audit Committee” of the 2021 Form 20-F, which is incorporated by reference in this prospectus supplement.

Holders of our common shares and common ADSs may face difficulties in serving process on or enforcing judgments against us and other persons.

Sendas is incorporated as a corporation under the laws of Brazil, and substantially all of our assets are located in Brazil. In addition, all of our directors and executive officers reside outside the United States and all or a significant portion of the assets of such persons may be located outside the United States. As a result, it may not be possible for holders of our common shares or common ADSs to effect service of process within the United States or other jurisdictions outside Brazil upon such persons, or to enforce against such persons judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws or the laws of such other jurisdictions. Further, it is unclear if original actions against us, our directors or our officers predicated on civil liabilities based solely upon U.S. federal securities laws may be brought in courts outside the United States, including Brazil. In addition, payment must be made in reais in proceedings brought before the Brazilian courts seeking to enforce obligations against us and any judgment rendered in Brazilian courts in respect of any payment obligations would be payable in reais.

Holders of our common shares are required to resolve disputes with us, our senior management and holders of our common shares only through arbitration in Brazil.

In accordance with our bylaws, all disputes or claims based on our bylaws, the Brazilian Corporate Law or other relevant laws or administrative rules, and concerning matters between holders of our common shares, us, or our directors or officers, must be submitted for arbitration at the Market Arbitration Chamber (Câmara de Arbitragem do Mercado) of the B3. The governing law for any such disputes or claims is Brazilian law. Accordingly, shareholders would be required to initiate such arbitration proceedings in Brazil, which could have the effect of discouraging shareholders located outside Brazil from bringing such claims. In addition, arbitration proceedings in Brazil are known to be costlier than other dispute resolution methods, such as court proceedings.

The protections afforded to minority shareholders in Brazil are different, and may be more difficult to enforce, than those in the United States and some European countries.

The protections afforded to minority shareholders in Brazil are different from those in the United States and some European countries. In particular, jurisprudence with respect to shareholder disputes is less developed in Brazil than in the United States and some European countries and there are different procedural requirements for bringing shareholder lawsuits, including shareholder derivative suits. There is also a substantially less active plaintiffs’ bar for the enforcement of shareholders’ rights in Brazil than there is in the United States. As a result, it may be more difficult in practice for our minority shareholders to enforce their rights against us, our directors or executive officers than it would be for shareholders of a U.S. or European company.

Acquisition, ownership and disposal of our common shares or common ADSs could result in substantial U.S. tax liability for you.

You may be subject to U.S. federal income taxation in connection with the acquisition, ownership and disposal of our common shares or common ADSs. For more information, see “Taxation — Material U.S. Federal Income Tax Consequences.”

We may be classified as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our common shares and the common ADSs.

In general, a non-U.S. corporation will be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes in any taxable year in which the corporation satisfies either of the following requirements:

•        at least 75% of its gross income is “passive income”; or

•        at least 50% of the average gross fair market value of its assets is attributable to assets that produce “passive income” or are held for the production of “passive income.”

Passive income for this purpose generally includes dividends, interest, royalties, rents and net gains from the disposition of property that gives rise to such income and of commodities. Based upon the composition of our income, our assets and the nature of our business, we believe that we were not treated as a PFIC for U.S. federal income tax purposes in 2021 and do not expect to be treated as a PFIC for our current taxable year or in the foreseeable future. However, there can be no assurance that we will not be considered to be a PFIC for any particular year. If we were considered to be a PFIC for any taxable year during which a U.S. Holder (as defined in “Taxation — Material U.S. Federal Income Tax Consequences”) owned our common shares or ADSs, such U.S. Holder could be subject to significant adverse tax consequences. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to their investment in our common shares or ADSs. For more information, see “Taxation — Material U.S. Federal Income Tax Consequences — Passive Foreign Investment Company.”

Acquisition, ownership and disposal of our common shares or common ADSs could result in substantial Brazilian tax liability for you.

You may be required to pay Brazilian capital gains or other taxes in connection with the acquisition, ownership and disposal of our common shares or the common ADSs. For more information, see “Taxation — Material Brazilian Tax Consequences.”

Total return swap and hedge transactions may influence the demand and price of our common shares and common shares in the form of ADSs.

The Brazilian placement agents and their affiliates may carry out hedging transactions (including total return swaps) with third parties, as permitted by article 48 of CVM Instruction No. 400, and such transactions will not be considered investments made by related persons (pessoas vinculadas) for the purposes of article 55 of CVM Instruction No. 400, provided that such third parties are not related persons (pessoas vinculadas). Such transactions may constitute a significant portion of the offering and may influence demand and, consequently, the price of our common shares and common shares in the form of ADSs.

USE OF PROCEEDS

All of the securities offered as part of the global offering will be sold by the Selling Shareholders for their own accounts. Sendas will not receive any of the proceeds from these sales.

CAPITALIZATION

The following table sets forth our total capitalization, defined as the sum of total indebtedness (current and non-current borrowings and financing plus current and non-current debentures and promissory notes) and total shareholders’ equity, as of September 30, 2022, which is derived from the unaudited condensed interim financial statements of Sendas, which have been prepared in accordance with IFRS as issued by the IASB.

	As of September 30,
	2022	2022
	(in millions of US$, except as otherwise indicated)(1)	(in millions of R$, except as otherwise indicated)
Borrowings and financing (current)	60	323
Debentures and promissory notes (current)	94	510
Borrowings and financing (non-current)	229	1,238
Debentures and promissory notes (non-current)	1,861	10,064
Total shareholders’ equity	665	3,595
Total capitalization(2)	2,909	15,730

____________

(1)      Solely for the convenience of the reader, Brazilian real amounts have been translated into U.S. dollars at an exchange rate of R$5.4066 per US$1.00, which was the commercial selling rate for U.S. dollars in effect on September 30, 2022, as reported by the Central Bank of Brazil. The real/U.S. dollar exchange rate should not be construed as implying that the real amounts represent, or could have been or could be converted into, U.S. dollars at such rates or at any other rate as of that or any other date.

(2)      Total capitalization is the sum of total indebtedness and total shareholders’ equity.

There has been no material change to our capitalization since September 30, 2022. In light of the fact that we will not receive any consideration from the global offering, the global offering will not affect our total capitalization as of September 30, 2022.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read this discussion in conjunction with the unaudited condensed interim financial statements as of September 30, 2022 and for the nine month periods ended September 30, 2022 and 2021 and the related notes thereto of Sendas, which have been prepared in accordance with IAS 34 — Interim Financial Reporting as issued by the IASB and included in the Interim Financials Form 6-K incorporated by reference in this prospectus supplement. The following discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from these discussed in forward-looking statements as a result of various factors, including those set forth in “Forward-Looking Statements” in this prospectus supplement.

Overview

Despite a challenging economic scenario in which consumption was sharply affected by high unemployment rates, our continuing operations, which consist of our legacy cash and carry business, continued to experience strong growth in the nine-months ended September 30, 2022, demonstrated by an increase of 27.1% in net operating revenue to R$38,566 million in the nine-month period ended September 30, 2022 from R$30,342 million in the corresponding period in 2021. This growth was driven by the strong performance of the 44 stores we opened in the last twelve-months ended September 30, 2022, consisting of 28 new organic stores and 16 store conversions, the maturation of stores opened in prior years, and a 9.0% growth in same store gross sales. Same store gross sales are sales made in stores opened for at least 12 consecutive months and which have not been closed or remained closed for a period of seven or more consecutive days. As of September 30, 2022, our total sales area was 1,091,357 square meters. As discussed below, our net income from continuing operations decreased by 24.8% to R$814 million in the nine-month period ended September 30, 2022 from R$1,083 million in the corresponding period in 2021. Our performance was affected by our accelerated expansion pace and increased interest rates.

Brazilian Economic Environment and Factors Affecting Our Results of Operations

All of our operations are located in Brazil. Accordingly, our results of operations are affected by macroeconomic conditions in Brazil, including inflation rates, interest rates, Brazilian GDP growth, employment rates, wage levels, consumer confidence and credit availability.

The economic environment remained challenging for our operations during throughout the nine-months ended September 30, 2022. The Brazilian GDP, as published by the Brazilian Institute of Geography and Statistics (Instituto Brasileiro de Geografia e Estatística), or the IBGE, increased by 1.0% and 1.2% in the first and second quarter of 2022, ending the first half of 2022 with a growth of 2.5%. In the first half of 2021, the Brazilian GDP increased 6.4%. The rate of growth of Brazilian GDP has a direct effect on consumer demand, which we believe affects demand for our products and services and, consequently, our net operating revenue.

In addition, our results of operations are affected by the level of Brazilian unemployment. As of September 30, 2022, Brazilian unemployment, as measured by the monthly National Household Sample Survey (Pesquisa Nacional por Amostra de Domicílios Contínua), or PNAD, published by the IBGE, was 8.9%, compared to 13.2% as of December 31, 2021. As with GDP, the level of Brazilian unemployment has a direct effect on consumer demand, which we believe affects demand for our products and services and, consequently, our net operating revenue.

In the nine-month period ended September 30, 2022, Brazilian inflation, as measured by the General Market Price Index (Índice Geral de Preços — Mercado), or IGP-M, published by Fundação Getúlio Vargas, or FGV, a private organization, increased to 8.25%, compared to 24.86% during the corresponding period in 2021. In the nine-month period ended September 30, 2022, Brazilian inflation, as measured by the Broad Consumer Price Index (Índice Nacional de Preços ao Consumidor Ampliado), or IPCA, published by the Brazilian Institute of Geography and Statistics (Instituto Brasileiro de Geografia e Estatística), or IBGE, increased to 7.17%, compared to 10.25% during the corresponding period in 2021. Brazilian inflation has a direct effect on the final prices we charge our customers when they acquire our products, as well as effects on the cost to us of many of these products that we source in Brazil, our operating costs (in particular personnel costs), and our leasing costs as many of our lease agreements are partially indexed to Brazil’s national inflation indexes.

Our results of operations are affected by changes in the exchange rates of the real against the U.S. dollar. During the nine-month period ended September 30, 2022, the real depreciated against the U.S. dollar by 0.6%, as compared to a depreciation of 3.6% during the corresponding period in 2021. The depreciation of the real against the U.S. dollar may create inflationary pressures in Brazil, particularly in the category of food products. In periods of significant inflation, we may not be able to pass through our increased cost of goods to our customers to our customers and demand for our products may contract. As we do not have any indebtedness denominated in U.S. dollars, fluctuations in exchange rates do not have a direct impact on the carrying costs of our indebtedness or the cost of servicing our indebtedness.

A substantial portion of our indebtedness bears interest at rates linked to the CDI rate. As of September 30, 2022, the CDI rate was 13.7, reflecting an increase from the CDI rate of 4.4% as of December 31, 2021, following substantial declines compared to previous years. Fluctuations in the CDI rate have direct effects on our debt service costs, as well as indirect effects on the Brazilian economy as a whole and consumer demand for our products and services.

An economic recession and growth of the unemployment rate, including as a result of COVID-19, could lead to a decline in household consumption which could adversely affect our results of operations and financial condition. In order to mitigate this risk, since the beginning of 2020, we have emphasized the adaptation of our stores’ mix of products in order to offer our customers products in line with the evolving economic environment.

The following table sets forth data on real GDP growth, unemployment, inflation and interest rates, and the U.S. dollar exchange rate for the indicated periods:

	As of and for the nine-month periods ended September 30, except as otherwise indicated
	2022	2021
GDP growth (%)(1)	2.5	6.4
Unemployment (%)(2)	8.9	12.6
Inflation (IGP-M) (%)(3)	8.25	24.86
Inflation (IPCA) (%)(4)	7.17	10.25
CDI (%)(5)	13.7	4.4
(Depreciation) appreciation of the real against the U.S. dollar (%)	(0.6)	3.6
Exchange rate (closing) of the real to the U.S. dollar(6)	5.4066	5.4394
Average exchange rate the real to the U.S. dollars(6)	5.2466	5.3456

____________

(1)      Source: IBGE (for the six-month periods ended June 30, 2022 and 2021).

(2)      Source: IBGE

(3)      Source: FGV.

(4)      Source: IBGE.

(5)      Source: Central Bank.

(6)      Source: Central Bank.

Current Conditions and Trends in our Industry

The following discussion is based largely upon our current expectations about future events, and trends affecting our business. Actual results for our industry and performance could differ substantially. For further information related to our forward-looking statements, see “Forward-Looking Statements” and for a description of certain factors that could affect our industry in the future and our own future performance, see “Item 3. Key Information — D. Risk Factors” of the 2021 Form 20-F, which is incorporated by reference in this prospectus supplement.

COVID-19

Since December 2019, a novel strain of coronavirus known as COVID-19 has spread in China and other countries. In 2020, the COVID-19 outbreak has compelled governments around the world, including in Brazil, to adopt temporary measures to contain the spread of COVID-19, such as lockdowns of cities, restrictions on travel and public transportation, business and store closures, and emergency quarantines, among others, all of which have caused significant disruptions to the global economy and normal business operations across a growing list of sectors and countries. The measures adopted to combat the COVID-19 outbreak have adversely affected and will continue to adversely affect business confidence and consumer sentiment, and have been, and may continue to be, accompanied by significant volatility in financial and commodity markets as well as stock exchanges worldwide.

In Brazil, the federal system permits individual states the autonomy to impose regional restrictions, which has led to disparate COVID-19 policy outcomes among different states. In the state of São Paulo, for example, where more than 40% of our stores at the time were located, statewide lockdowns were in place from March 24, 2020 to June 15, 2020. All non-essential establishments, including restaurants, bars, schools and daycare centers were closed during that time. Since mid-June 2020, commerce in the state of São Paulo has gradually reopened, operating under a color-coded reopening plan. Although cash and carry stores are considered an essential public service and therefore have remained open throughout the COVID-19 pandemic, including during the period of general lockdown, our business operations were affected by the restrictive measures imposed by the Brazilian government and state governments of Brazil.

When the lockdown restrictions were first implemented, we experienced a large number of customers going to our stores in order to stock up on essential products driven by worries of potential shortages of basic products. While the frequency of customer trips to our stores decreased during this period, we observed an increase in the average ticket. This effect was observed especially in the second half of April 2020.

With the closing of commercial and educational institutions such as restaurants, bars, schools and daycare centers in the states where a majority of our stores are located, including São Paulo and Rio de Janeiro, we started to experience a significant shift in our customer profile, from corporate clients to more individuals, especially with the introduction by the Brazilian government of its COVID-19 emergency financial assistance in April of 2020.

The effects of the restrictive measures on our business were alleviated by this emergency aid offered by the Brazilian government beginning in April 2020 to combat the economic crisis caused by the COVID-19 pandemic. This emergency aid targeted informal workers, independent small businesses and the unemployed, who were able to purchase goods in cash and carry and retail stores. The amount of assistance was R$600 per month from April to August 2020 and R$300 per month from September to December 2020. In total, the Brazilian government released R$273 billion in COVID-19 aid, benefitting approximately 68 million individuals. Of this amount, R$105 billion was allocated to the Southeast region, where we operate our largest number of stores. On March 18, 2021, the Brazilian government approved additional direct emergency aid to certain individuals, ranging from R$150 to R$375 per family. The total amount of this new round of emergency amounted to R$44 billion and ended in October 2021.

In March 2021, amid escalating COVID-19 cases, hospitalization and deaths, many states and municipalities in Brazil reinstituted strict lockdown measures. In São Paulo, for example, a statewide lockdown was imposed from March 6, 2021 to March 19, 2021. All lockdowns were lifted in June 2021, which contributed to an increase in revenue from our corporate customers. If restrictions are re-imposed in the future, our sales may be impacted.

To reduce the risk of COVID-19 spreading, meet the demand of our customers and provide a safe environment for our customers and employees, we implemented emergency protective health measures at our stores, hired temporary employees to keep our stores operational and invested in additional training, which caused a temporary increase in our operating costs. In 2021, we also hired 1,824 temporary workers to substitute some of our employees who could not return to work due to health concerns or to avoid putting high-risk group persons even at a higher risk.

We cannot assure you that we will not have to adopt new protective measures in case we face a worsening in the pandemic situation in the future, which will require some investments with additional temporary workers or new adaptations in our stores. We believe, however, that the experience we acquired in trying to prevent and address the effects of COVID-19 in 2020 and 2021, will enable us to quickly respond in taking the necessary measure to avoid any negative impacts to our business and results of operations.

Moreover, our administrative office and other facilities were affected as we adopted a remote work policy in March 2020 for our administrative and back-office personnel. Throughout 2021, we maintained a remote work model due to the increase of COVID-19 cases in Brazil. We have been gradually returning our employees to the office. We prepared several tests to ensure the health of our employees, but we cannot guarantee that we will not have to implement the remote work policy again in the event of new restrictive measures imposed as a response to a new COVID-19 wave. Some adaptations were necessary in our offices to allow our administrative employees to return to the office safely, in accordance with health recommendations from the Brazilian national health agency (Agência Nacional de Saúde Suplementar). If new restrictions are necessary in the future, we have already a structure for the remote work with no impact to the operations.

We may also face supply chain risks, including scrutiny or embargoing of goods produced in infected areas, in addition to failures of third parties, including our suppliers, contract manufacturers, contractors, commercial banks, joint venture partners and external business partners to meet their obligations, or significant disruptions to their ability to do so, which may adversely affect us. During 2020, we experienced certain COVID-19 related supply chain issues. Some industries suffered from product shortages as problems arose in a number of packaging suppliers due to a shortage of cardboard and aluminum as packaging materials and the lack of production capacity, as the demand for some products (e.g.: alcoholics beverages) recovered faster than the industry had the capacity to ramp up production of those products. As a result, we also increased our store inventory levels to face these shortages. This trend has been normalized. However, if new restrictions are imposed that again impact the production capacity of some of our suppliers, we might face new shortages in the future.

The extent to which COVID-19 and/or other diseases affect us will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and/or other diseases and the actions to contain them or treat their impact, among others. In addition, new strains of the COVID-19 virus have been identified that are considered to be more contagious and potentially more infectious, posing a serious additional public health threat.

For more information on the risks relating to the COVID-19 pandemic on our business, see “Item 3. Key Information — D. Risk Factors — Risks Relating to our Industry and Us — The global outbreak of the novel coronavirus disease (COVID-19) could disrupt our operations and could have an adverse impact on our business, financial condition, results of operations or prospects” of the 2021 Form 20-F, which is incorporated by reference in this prospectus supplement.

Financial Presentation and Accounting Policies

Presentation of Financial Statements

The unaudited condensed interim financial statements of Sendas were prepared in accordance with IAS 34 — Interim Financial Reporting as issued by the IASB and are presented in reais.

Business Segments and Presentation of Segment Financial Data

We evaluate and manage business segment performance based on information prepared in accordance with IFRS. We report our results as a single segment, which includes our cash and carry business in Brazil.

Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements, in accordance with IFRS as issued by the IASB requires our management to make judgments, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the accompanying disclosures, as well as the disclosure of contingent liabilities, at the end of the reporting period. However, uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of assets or liabilities affected in future periods.

For more information about the key assumptions and judgments concerning the future, and other key sources of uncertain estimates at the reporting date that have a significant risk of causing a material impact to the carrying amounts of assets or liabilities within the next financial year, see “Item 5. Operating and Financial Review and Prospects — A. Operating Results — Financial Presentation and Accounting Policies — Critical Accounting Policies and Estimates” of our 2021 Form 20-F, which is incorporated by reference in this prospectus supplement.

For further details on critical accounting policies, see note 6 to our consolidated financial statements included elsewhere in our 2021 Form 20-F, which is incorporated by reference in this prospectus supplement.

Results of Operations for the Nine-Month Periods ended September 30, 2022 and 2021

The following table sets forth the components of our consolidated income statement, as well as the percentage of revenue represented by each component and the change from the prior year, for the periods presented.

	For the nine-month periods ended September 30,
	2022		2021		% change
	(in millions of R$)	% of net operating revenue	(in millions of R$)	% of net operating revenue
Net operating revenue	38,566	100.0	30,342	100.0	27.1
Cost of sales	(32,341)	(83.9)	(25,186)	(83.0)	28.4
Gross profit	6,225	16.1	5,156	17.0	20.7
Selling expenses	(2,997)	(7.8)	(2,371)	(7.8)	26.4
General and administrative expenses	(572)	(1.5)	(456)	(1.5)	25.4
Depreciation and amortization	(649)	(1.7)	(461)	(1.5)	40.8
Share of profit of associates	34	0.1	41	0.1	(17.1)
Other operating expenses, net	(59)	(0.2)	(30)	(0.1)	96.7
	(4,243)	(11.0)	(3,277)	(10.8)	29.5
Operating profit	1,982	5.1	1,879	6.2	5.5
Net financial result	(1,070)	(2.8)	(443)	(1.5)	141.5
Income before income taxes from continuing operations	912	2.4	1,436	4.7	(36.5)
Income tax and social contribution	(98)	(0.3)	(353)	(1.2)	(72.2)
Net income for the period	814	2.1	1,083	3.6	(24.8)

Net operating revenue.    Our net operating revenue consists mainly of gross revenue derived from our product sales reduced by taxes and products returns and rebates. Net operating revenue increased by 27.1%, or R$8,224 million, to R$38,566 million in the nine-month period ended September 30, 2022 from R$30,342 million in the corresponding period in 2021, mainly as a result of: (1) an increase in sales volume due to the opening of 44 new stores (including 14 hypermarket conversions) in the last 12 months, which accounted for a 30% growth in our sales area; (2) a 10.2% increase in same store gross sales, primarily due to our attractive and successful business model; and (3) continuous advances in improving the shopping experience, with revisions of product mix and inclusion of services to meet the demand and the profile of the customers around each store, resulting in increased store traffic.

Gross profit.    Gross profit increased by 20.7%, or R$1,069 million, to R$6,225 million in the nine-month period ended September 30, 2022 from R$5,156 million in the corresponding period in 2021, mainly as a result of the opening of 44 new stores in the last 12 months (as compared to 19 new stores in the corresponding period in 2021), the maturation of stores opened in prior years and an effective and consistent commercial strategy in 2022. Our gross margin decreased by 0.9 percentage points, to 16.1% in the nine-month period ended September 30, 2022, from 17.0% in the corresponding period in 2021, of which 0.5 percentage points relate to the recording of non-recurring credits resulting from the declaration of unconstitutionality of the inclusion of ICMS in the calculation basis of PIS and COFINS and 0.4 percentage points resulted from the lower pass-through of prices to customers to encourage the resumption of sales volumes.

Selling expenses.    Selling expenses increased by 26.4%, or R$626 million, to R$2,997 million in the nine-month period ended September 30, 2022 from R$2,371 million in the corresponding period in 2021, mainly as a result of: (1) the opening of 44 new stores in the last 12 months; (2) an increase in costs linked to inflation (especially personnel), which increased 7.2% as measured by the IPCA; and (3) pre-operational expenses related to our stores to be inaugurated. As a percentage of the net operating revenue, selling expenses were 7.8% in the nine-month periods ended September 30, 2022 and 2021.

General and administrative expenses.    General and administrative expenses increased by 25.4%, or R$116 million, to R$572 million in the nine-month period ended September 30, 2022 from R$456 million in the corresponding period in 2021, mainly as a result of: (1) an increase in costs linked to inflation (especially personnel), which increased 7.2% as measured by the IPCA; and (2) strengthening our corporate areas to support the speed of store openings. As a percentage of the net operating revenue, general and administrative expenses were 1.5% in the nine-month periods ended September 30, 2022 and 2021.

Depreciation and amortization.    Depreciation and amortization increased by 40.8%, or R$188 million, to R$649 million in the nine-month period ended September 30, 2022 from R$461 million in the corresponding period in 2021, mainly as a result of the opening of stores and the hypermarket conversions in the period.

Other operating expenses, net.    Other operating expenses, net, increased by R$29 million, to R$59 million in the nine-month period ended September 30, 2022 from R$30 million in the corresponding period in 2021. In the nine-month period ended September 30, 2022, other operating expenses consisted primarily of provisioning of store assets to be closed as planned and other costs related to the Extra Transaction.

Operating profit.    Operating profit increased by 5.5%, or R$103 million, to R$1,982 million in the nine-month period ended September 30, 2022 from R$1,879 million in the corresponding period in 2021, mainly as a result of the R$1,069 million increase in gross profit, which was partially offset by the increase of R$626 million in selling expenses.

Net financial results.    Net financial expenses increased by R$627 million to R$1,070 million in the nine-month period ended September 30, 2022 from R$443 million in the corresponding period in 2021, primarily as a result of an increase in interest rates, with an increase of approximately three times of the CDI in the period, and an increased balance of total indebtedness (current and non-current borrowings and financing plus current and non-current debentures and promissory notes), which debt increased to R$12,135 million as of September 30, 2022 from R$8,163 million as of September 30, 2021, primarily as a result of expansions in 2022, especially for the conversion of hypermarkets. This increase in net financial expenses was partially offset by a positive monetary adjustment of R$41.0 million in the nine-month period ended September 30, 2021 resulting from the PIS and COFINS credit related to the payments we made between 2008 and 2016.

Income before income taxes from continuing operations.    As a result of the foregoing, income before income taxes from continuing operations decreased by 36.5%, or R$524 million, to R$912 million in the nine-month period ended September 30, 2022 from R$1,436 million in the corresponding period in 2021.

Income tax and social contribution.    Our effective tax rate was 10.7% during the nine-month period ended September 30, 2022 compared to 24.6% during the corresponding period in 2021, resulting in a decrease of income tax and social contribution of 72.2%, or R$255 million, to R$98 million in the nine-month period ended September 30, 2022 from R$353 million in the corresponding period in 2021. The effective tax rate decreased primarily as a result of tax incentives related to subventions for investments in 2022 which, under Complementary Law 160/17 and Law No. 12,973, are excluded from the calculation of our Corporate Income Tax (IRPJ) and Social Contribution on Net Income (CSLL) and totaled R$540 million during the nine-month period ended September 30, 2022.

Net income.    As a result of the foregoing, net income decreased by 24.8%, or R$269 million, to R$814 million in the nine-month period ended September 30, 2022 from R$1,083 million in the corresponding period in 2021. This variation was mainly due to our expansion and the high interest rate environment.

Liquidity and Capital Resources

We recorded consolidated cash and cash equivalents of R$4,210 million as of September 30, 2022 and R$2,550 million as of December 31, 2021. We had negative working capital (consisting of current assets less current liabilities) of R$1,229 million as of September 30, 2022 and R$128 million as of December 31, 2021. We maintain negative working capital as part of our merchandise management strategy. To the extent we maintain terms with our suppliers that are longer than our average inventory rotation period and average accounts receivable, we obtain a source of funding for our operations.

Management believes that our cash position and operating cash flows from the cash and carry segment will be enough to meet our short-term obligations as well to finance our capital expenditures aligned with our investment plan primarily related to the opening of new stores and store renovations. Additionally, as part of our cash management strategy, we can enter into factoring transactions and discount a portion of our credit card receivables with financial institutions in order to improve our cash position, without recourse or related obligation.

We anticipate that we will be required to spend approximately R$1,648 million to meet our long-term contractual obligations and commitments in 2022 and 2023. See “— Contractual Obligations” below for more information. We expect to meet these obligations primarily by refinancing our debt in the bank credit market and fixed income capital markets.

Cash Flows

The following table sets forth certain information about our consolidated cash flows for the nine-month periods ended September 30, 2022 and 2021.

	For the nine-month period ended September 30,
	2022	2021
	(in millions of R$)
Net cash generated by operating activities	2,904	1,122
Net cash used in investing activities	(3,440)	(1,384)
Net cash generated by (used in) financing activities	2,196	(389)
Net increase (decrease) in cash and cash equivalents	1,660	(651)
Cash and cash equivalents at the beginning of the period	2,550	3,532
Cash and cash equivalents at the end of the period	4,210	2,881

We have historically financed our capital expenditures and investments principally with cash generated from our operations and, to a lesser extent, third-party funds, including bank financing and capital markets transactions, including the issuance of debentures and promissory notes. For more information about our indebtedness, see “— Indebtedness.”

Net cash generated by operating activities was R$2,904 million for the nine-month period ended September 30, 2022 compared to R$1,122 million for the corresponding period in 2021, primarily due to: (1) a net increase in accounts payable to suppliers of R$2,114 million; (2) non-cash interest and monetary variation charges of R$1,204 million; (3) non-cash depreciation and amortization charges of R$700 million; (4) an increase in non-cash provision for allowance for inventory losses and damages of R$280 million; (5) an increase in payroll and related taxes of R$191 million; and (6) a net increase in related party transactions payable of R$101 million, which is mainly related to the acquisition of 46 commercial points from CDB in connection with the Extra Transaction. The effects of these factors were partially offset primarily by: (1) a net increase in inventory of R$1,947 million; and (2) an increase in recoverable tax of R$406 million.

Net cash used in investment activities was R$3,440 million in the nine-month period ended September 30, 2022 compared to R$1,384 million for the corresponding period in 2021. In the nine-month period ended September 30, 2022, our primary use of cash for investment activities was related to: (1) purchases of property, plant and equipment in the amount of R$3,046 million in connection with the expansion of our network of stores and conversions, compared to R$1,557 million in the corresponding period of 2021; (2) purchases of intangible assets in the amount of R$629 million, mainly related to the acquisition of 46 commercial points from Companhia Brasileira de Distribuição, or CBD, in connection with the Extra Transaction; and (3) acquisition of assets held for sale in the amount of R$ 250 million including the purchases of one property from CBD in connection with the Extra Transaction in the amount of R$95 million, which we expect to sell to a real estate fund, and R$147 million of sale & leaseback transactions. The effects of these factors were partially offset by the sale of assets held for sale for real estate fund of R$485 million, in connection with the Extra Transaction.

Net cash generated by financing activities was R$2,196 million in the nine-month period ended September 30, 2022 compared to net cash used in financing activities of R$389 million for the corresponding period in 2021. In the nine-month period ended September 30, 2022, we received R$3,560 million of borrowings and financing, principally consisting of our fourth, fifth and sixth issuances of debentures, our first issuance of commercial paper notes and bank loans. The effects of the new borrowings were partially offset by: (1) payments of R$625 million with respect to our leasing liabilities; (2) payments of borrowings and financing of R$119 million; (3) payments of interest on borrowings and financing of R$426 million; and (4) distribution of dividends and interest on shareholders’ equity of R$168 million.

Indebtedness

On a consolidated basis, our indebtedness was R$12,135 million as of September 30, 2022 and R$8,033 million as of December 31, 2021. Considering U.S. dollar-denominated debt that was converted to real-denominated debt using currency swaps, as of September 30, 2022, 100% of our indebtedness was denominated in reais.

As of September 30, 2022, our real-denominated indebtedness bore interest at an average rate of 1.47% per annum. These average rates refer to the spread over CDI. As of September 30, 2022, 100% of our indebtedness bore interest at floating rates. We did not have any U.S. dollar-denominated debt as of September 30, 2022.

Short-Term Indebtedness

Our short-term debt was R$833 million as of September 30, 2022 (or 6.9% of our total indebtedness) and R$613 million as of December 31, 2021 (or 7.6%of our total indebtedness).

Long-Term Indebtedness

The table below sets forth our principal long-term indebtedness as of September 30, 2022 and December 31, 2021.

	As of September 30, 2022	As of December 31, 2021	Maturity	Interest Rate
	(in millions of R$)
Second issuance of debentures:
1st series	990	951	May 2026	CDI + 1.70%
2nd series	697	668	May 2028	CDI + 1.95%
Third issuance of debentures:
1st series	1,074	1,012	October 2028	IPCA + 5.15%
2nd series	566	533	October 2031	IPCA + 5.27%
Fourth issuance of debentures
Single series	2,103	—	November, 2027	CDI + 1.75%
Fifth issuance of debentures
Single series	250	—	March, 2025	CDI + 0.75%
Sixth issuance of debentures
1st series	73	—	September, 2029	CDI + 0.60%
2nd series	55	—	September, 2026	CDI + 0.70%
3rd series	472	—	September, 2027	IPCA + 6.70%
First issuance of promissory notes:
3rd series	—	57	July 2022	CDI + 0.72%
4th series	307	281	July 2023	CDI + 0.72%
5th series	246	225	July 2024	CDI + 0.72%
6th series	246	225	July 2025	CDI + 0.72%
Second issuance of promissory notes:
1st series	1,415	1,285	August 2024	CDI + 1.47%
2nd series	1,416	1,286	February 2025	CDI + 1.53%
First issuance of commercial paper notes
Single series	766	—	February, 2025	CDI + 1.70%
Sendas working capital facilities	1,561	1,586		CDI + 1.73%

The following discussion briefly describes certain of our significant outstanding indebtedness as of September 30, 2022.

Debentures

Second Issuance

In June 2021, we concluded our second issuance of non-convertible, unsecured debentures in two series, in an aggregate amount of R$1.6 billion, with restricted placement efforts in Brazil in accordance with Brazilian law. The proceeds of this issuance of debentures were used for general corporate purposes, including to reinforce our cash position. The principal amount is R$940 million for the first series and R$660 million for the second series. The debentures of the first series will accrue interest at a rate of CDI + 1.70% per annum, payable semi-annually through maturity in May 2026. The principal amount of the debentures of the first series will be payable in two equal installments, one in 2025 and one at maturity. The debentures of the second series will accrue interest at a rate of CDI + 1.95% per annum, payable semi-annually through maturity in May 2028. The principal amount of the debentures of the second series will be payable in two equal installments, one in 2027 and one at maturity.

Third Issuance

In October 2021, we concluded our third issuance of non-convertible, unsecured debentures in two series, in an aggregate amount of R$1.5 billion. These debentures are a private placement between Sendas and True Securitizadora S.A, in accordance with Brazilian law, and were used as collateral for the issuance of Real Estate Receivables Certificates (Certificados de Recebíveis Imobiliários), or CRIs. The proceeds raised through the CRIs will be used to reimburse real estate expenses and future investment in expansion, maintenance and construction of real estate projects owned by Sendas. The principal amount is R$983 million for the first series and R$517 million for the second series. The debentures of the first series will accrue interest at a rate of IPCA + 5.1531% per annum, payable semi-annually through maturity in October 2028. The debentures of the second series will accrue interest at a rate of IPCA + 5.2662% per annum, payable semi-annually through maturity in October 2031. The principal amount of the debentures of the second series will be payable in three equal installments, in October 2029, October 2030 and October 2031. Both series are swapped to CDI, with an average rate of CDI + 0.86% per annum.

Fourth Issuance

On January 7, 2022, we concluded our fourth issuance of non-convertible, unsecured debentures in a single series, in an aggregate amount of R$2.0 billion, with restricted placement efforts in Brazil in accordance with Brazilian law. The proceeds of this issuance of debentures will be used for general corporate purposes, including to reinforce our cash position. These debentures will accrue interest at a rate of CDI + 1.75% per annum, payable semi-annually through maturity in January 2028. The principal amount of the debentures will be paid in two equal installments, one in January 2027 and one at maturity.

Fifth Issuance

On March 5, 2022, our board of directors approved the fifth issuance of non-convertible, unsecured debentures in a single series, in an aggregate amount of R$250 million, with restricted placement efforts in Brazil, to be entered into between the Sendas and True Securizadora S.A., in accordance with Brazilian law. The net proceeds of this issuance of debentures will be used entirely and exclusively by us to reimburse expenses and expenditures related to the expansion and/or maintenance of certain properties described in the relevant indenture. These debentures will accrued interest at a rate of CDI + 0.75% per annum, payable semi-annually through maturity on March 28, 2025.

Sixth Issuance

On August 22, 2022, our board of directors approved the sixth issuance of non-convertible, unsecured debentures in three series, in an aggregate amount of R$600 million, with restricted placement efforts in Brazil, to be entered into between Sendas and True Securitizadora S.A., in accordance with Brazilian law. The net proceeds of this issuance of debentures will be used entirely and exclusively by us to reimburse expenses and expenditures related to the expansion and/or maintenance of certain properties described in the relevant indenture. The principal amount is R$73.0 million for the first series, R$55.2 million for the second series and R$471.8 million for the third series. The first series debentures accrue interest at a rate of CDI + 0.60% per annum, payable semi-annually through maturity in September 2026. The second series debentures accrue interest at a rate of CDI + 0.70% per annum, payable semi-annually through maturity in September 2027. The third series debentures accrue interest at a rate of IPCA + 6.70% per annum, payable semi-annually through maturity in September 2029. The principal amount of the third series debentures will be paid in two installments, being 50% in September 2028 and 50% in September 2029.

Promissory Notes

First Issuance

In June 2019, our officers approved the first issuance of commercial promissory notes in six series for public distribution with restricted efforts in Brazil. These promissory notes were originally guaranteed by CBD. As approved by the promissory note holders at a meeting held on November 19, 2020, the CBD guarantee terminated upon the conclusion of the Spin-Off. We are required to pay a waiver fee to the promissory note holders in connection with amendments to the promissory notes approved at that meeting, in the amount of 0.73% per annum of the outstanding amount under the promissory notes, payable semi-annually.

The proceeds of each of the first and second series of these promissory notes was R$50 million and accrued interest at the average CDI rate plus 0.72% per annum, payable at maturity in July 2020 and July 2021, respectively.

Each of the other series of these promissory notes accrues interest at the rates set forth in the table above, payable at the maturities set forth in the table above in the following principal amounts:

•        Third series: R$50 million;

•        Fourth series: R$250 million;

•        Fifth series: R$200 million; and

•        Sixth series: R$200 million.

Second Issuance

In August 2021, we concluded our second issuance of commercial promissory notes in two series for public distribution with restricted efforts in Brazil, in the aggregate amount of R$2.5 billion. The proceeds of this issuance of promissory notes were used to prepay the 4th series of the first issuance of debentures, in the amount of R$2.0 billion, with the remainder to reinforce our cash position. The first series accrues interest at a rate of CDI + 1.47% per annum, payable on maturity in August 2024. The second series accrues interest at a rate of CDI + 1.53% per annum, payable on maturity in February 2025.

Commercial Notes

First Issuance

On February 10, 2022, we completed our first issuance of unsecured commercial notes in a single series, in the total amount of R$750 million, with restricted placement efforts in Brazil in accordance with Brazilian law. The proceeds of this issuance of commercial notes will be used for general corporate purposes, including to strengthen our cash position in connection with our activities with producers of agricultural products or inputs. These commercial notes accrue interest at a rate of CDI + 1.70% per annum, payable semi-annually through maturity in February 2025. The principal amount will be paid in one installment at maturity.

Sendas Working Capital Facilities

We have borrowed funds for working capital pursuant to credit facilities with several financial institutions, including a R$283 million facility with Scotiabank and a R$300 million facility with Banco BTG Pactual S.A. Loans under these facilities accrue interest at an average rate of CDI+1.73% and contain the same financial and non-financial covenants as the debentures and promissory notes described above. As of September 30, 2022, the aggregate principal amount outstanding under these working capital facilities was R$1,561 million. As of the date of this prospectus supplement, we do not have any unused credit lines available.

Contractual Obligations

The following tables summarize our significant contractual obligations and commitments as of September 30, 2022.

	As of September 30, 2022 Payments Due by Period
Contractual obligations	Less than 1 year	1 to 5 years	More than 5 years	Total
	(in millions of R$)
Borrowings and financing	461	1,380	—	1,841
Debenture and promissory notes	1,158	8,931	5,903	15,992
Derivative financial instruments	209	259	(1,125)	(657)
Lease liabilities	1,186	5,192	11,615	17,993
Trade payable	9,263	704	—	9,967
Total	12,277	16,466	16,393	45,136

The table above was prepared considering the undiscounted cash flows of financial liabilities based on the earliest date we may be required to make a payment or be eligible to receive a payment. To the extent that interest rates are floating, the non-discounted amount is obtained based on interest rate curves for the period ended September 30, 2022. Therefore, certain balances are not consistent with the balances reported in the balance sheet.

Off-Balance Sheet Arrangements

We do not maintain any off-balance sheet transactions, arrangements, obligations or other relationships with unconsolidated entities or others that are reasonably likely to have a material current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risks from changes in foreign currency and interest rates. Market risk is the potential loss arising from adverse changes in market rates, such as foreign currency exchange rates and interest rates.

We have a treasury policy designed to manage financial market risk, principally by swapping a substantial part of our U.S. dollar-denominated liabilities to obligations denominated in reais. We engage in cross-currency interest rate swaps under which we enter into an agreement typically with the same counter-party which provides the original U.S. dollar-denominated financing. A separate financial instrument is signed at the time the loan agreement is consummated, under which we are effectively then liable for amounts in reais and interest based on the CDI rate. Amounts are normally consummated with the same financial institutions and the same maturity periods. See “— Liquidity and Capital Resources.”

We use derivative financial instruments, usually cross-currency interest rate swaps, to mitigate risk caused by fluctuating currency and interest rates. We enter into cross-currency interest rate swaps to protect foreign currency exposure. Decisions regarding swap contracts are made on a case-by-case basis, taking into consideration the amount and duration of the exposure, market volatility, and economic trends. Our realized and unrealized gains and losses on these contracts are included within “financial income” and “financial expense,” respectively.

We use interest rate swap agreements to manage interest costs and risks associated with changing rates. The differential to be paid or received is accrued as interest rates change and is recognized in interest expense over the life of the agreements.

We have a policy of entering into contracts only with parties that have high credit ratings. The counter-parties to these contracts are major financial institutions. We do not expect a credit loss from counter-party non-performance.

For more information about our market risks and the sensitivity analyses of these risks, see note 14 to our unaudited condensed interim financial statements included in the Interim Financials Form 6-K incorporated by reference in this prospectus supplement.

INDUSTRY

According to the Nielsen, a consulting firm specializing in audience measurement, data, and analysis, 66% of Brazilian homes made at least one purchase from cash and carry stores in 2021, and the sales in the segment reported an increase of 15.4%, as compared to the previous year. The market share of cash and carry stores improved by 5.7% in comparison to January 2020, mainly due to the macroeconomic context and the strong expansion throughout the last five years, a period when 701 cash and carry stores were opened. The segment has a high number of small players in Brazil, and thus, still offers plenty of growth opportunity. In terms of relevance, the cash and carry segment represented in 2021 only 21.2% of the Brazilian monthly purchases in the retail food industry (considering others such as small grocery stores and super and hypermarkets that do not belong to large groups), while other small players such as small grocery stores and super and hypermarket that do not belong to large groups represents 37.2%.

The chart below sets forth importance of the cash and carry segment in monthly purchases in the retail food industry during 2021:

In addition, the market share of the cash and carry segment relative to total sales from the retail food industry reached 46.4% in June 2022, according to the Nielsen. The market share growth for this segment was 8.7 percentage points in the 30 months prior to the survey in December 2021 (only considering chains that report to Nielsen).

The chart below sets forth growth of the cash and carry segment in the last 30 months:

The cash and carry segment has been strengthening over the past few years in Brazil, with growth year after year. Such development has been achieved through major investments made by existing networks, as well as by the transformation of supermarkets and hypermarkets into wholesale stores.

According to ABAAS, the Brazilian retail food industry represented approximately 7.0% of Brazil’s GDP in 2021, and the food retail industry in Brazil recorded gross revenues of approximately R$611 billion in 2021, representing a 10.3% increase compared to approximately R$554 billion in 2020.

In addition, according to ABAAS, there are more than two thousand cash and carry stores in operation in Brazil. The segment reported total sales of R$230 billion in 2021 and accounted for nearly 2% of the Brazilian GDP.

According to the IBGE, the total population of Brazil was approximately 215 million in October 2022, representing a 0.92% growth since December 2021. Given that more than 84% of the population lives in urban areas (where most of our operations are located) and the urban population has been increasing at a greater rate than the population as a whole, our business is particularly well positioned to benefit from Brazil’s urban growth and economies of scale related to urban growth.

According to an IBGE survey, in 2021, the city of São Paulo had an estimated population of 12.4 million and the city of Rio de Janeiro had an estimated population of 6.8 million. These are the two largest cities in Brazil. The state of São Paulo has an estimated total population of 47 million, representing 21.9% of the Brazilian population and is our largest consumer market, with 89 stores as of December 31, 2022. The state of Rio de Janeiro is our second largest consumer market, with 29 stores as of September 30, 2022.

During the six months ended June 30, 2022, family consumption in Brazil increased 2.6% while the country’s GDP increased 2.5%. This GDP increase was mainly due to growth in the services segment, which represents more than 70% the country’s GDP.

The following table sets forth the different income levels of Brazilian households, according to the 2021 Consumption Potential Index (Índice de Potencial de Consumo), or IPC Maps 2021, published by IPC Marketing Editora.

Average Monthly Income
(in R$)
Income Level:
A	22,717
B1	10,428
B2	5,450
C1	3,042
C2	1,806
D/E	813

In 2021, approximately 61% of our clients were classified as Class C, 25% as Class A and Class B and 14% as Class D and Class E.

According to a study by IPC Maps 2022, Class A households account for only 2.5% of urban households, Classes B1 and B2 collectively represent 20.8% of all urban households, Classes C1 and C2, the most representative in Brazil, collectively represent 47.9% of all urban households and Classes D and E collectively represent 28.8% of all urban households. In recent years, the average purchasing power and number of Class C, D and E urban households have increased.

We expect that increased consumption by the lower income levels will occur over time as a result of gradual salary increases and a steadily growing population. The Brazilian monthly minimum wage increased 10.2% from R$1,100 in January 2021 to R$1,212 in January 2022.

As set forth in the chart below, we are the second largest company in terms of total gross revenue in 2021, when compared with the main competitors in the Brazilian retail market.

____________

(1)      Excludes for GPA the operations of Grupo Éxito.

(2)      Amount disclosed in the presentation on the closing of the transaction between Carrefour Group and BIG Group.

The chart below sets forth the food retail ranking in terms of gross revenue in 2021:

For more information about the Brazilian economic environment, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Brazilian Economic Environment and Factors Affecting Our Results of Operations” above and “Item 5. Operating and Financial Review and Prospects — A. Operating Results — Brazilian Economic Environment and Factors Affecting Our Results of Operations” of our 2021 Form 20-F, which is incorporated by reference in this prospectus supplement.

DESCRIPTION OF COMMON SHARES AND COMMON AMERICAN DEPOSITARY SHARES

Common Shares

For a description of our common shares, see “Item 10. Additional Information — B. Memorandum and Articles of Association” in the 2021 Form 20-F, which is incorporated herein by reference and Description of Common Shares and American Depositary Shares” in the accompanying prospectus.

Common American Depositary Shares

For a description of the common ADSs, see “Description of Common Shares and American Depositary Shares” in the accompanying prospectus.

STOCK TRADING MARKETS

Our common shares and the common ADSs are listed or quoted on the following markets:

São Paulo Stock Exchange (B3)	Common Shares (ASAI3)
New York Stock Exchange (NYSE)	Common ADSs (ASAI)

Our common shares have been traded on the B3 since March 2021. The common ADSs, each of which represents five of our common shares, have been traded on the New York Stock Exchange since March 2021. JPMorgan Chase Bank N.A. serves as depositary for the common ADSs.

THE GLOBAL OFFERING

The Selling Shareholders are offering a total of up to 190,300,000 of our common shares in a global offering that consists of an international offering outside Brazil, including a public offering in the United States, and an offering in Brazil. The international offering and the Brazilian offering are being conducted concurrently, and the closing of each is conditioned upon the closing of the other.

In the international offering, the Selling Shareholders are offering our common shares, including our common shares represented by common ADSs, each of which represents five of our common shares. The common ADSs will be paid for in U.S. dollars at the U.S. dollar public offering price per common ADS set forth on the cover page of this prospectus supplement. Our common shares sold in the international offering will be delivered in Brazil and paid for in reais at the real offering price per common share set forth on the cover page of this prospectus supplement. Any investor outside Brazil purchasing our common shares must be authorized to invest in Brazilian securities pursuant to the applicable rules and regulations of CMN, the CVM, and the Central Bank of Brazil.

The international underwriters are underwriting the sale of            common ADSs as described in more detail under “Underwriting.” The international placement agents are also acting as placement agents on behalf of the Brazilian placement agents for sales of our common shares to investors outside Brazil.

The Brazilian placement agents are placing            common shares, including common shares sold in the international offering, to investors in and outside Brazil. The offering to investors in Brazil is exempt from registration with the SEC under Regulation S, and is being made using an offering memorandum in the Portuguese language registered with the CVM. The offering price in the Brazilian offering is the real offering price per common share set forth on the cover page of this prospectus supplement.

The public offering prices in the offering are set forth on the cover page of this prospectus supplement, in U.S. dollars per common ADS, and reais per common share. The public offering prices were approximately equivalent to each other at the exchange rates prevailing on November 25, 2022.

SELLING SHAREHOLDERS

This prospectus supplement relates to the offer and sale by the Selling Shareholders of a total of up to 190,300,000 of our common shares, which may be represented by common ADSs. When we refer to the “Selling Shareholders” in this prospectus supplement, we mean the entities listed in the table below.

The following table sets forth, as of the date of this prospectus supplement, the name of the Selling Shareholders and the aggregate amount of our common shares that the Selling Shareholders are offering in the global offering assuming the maximum amount of securities are sold in the global offering. The percentage of our common shares owned by the Selling Shareholders prior to the global offering is based on 1,348,983,474 common shares outstanding as of the date hereof.

	Before the Global Offering		Number of Common Shares Being Offered	After the Global Offering
Name and Address of Beneficial Owner	Number of Common Shares	Percentage of Outstanding Common Shares		Number of Common Shares	Percentage of Outstanding Common Shares
Wilkes Participações S.A.	470,095,890	34.8%	176,327,000	293,768,890	21.8%
Géant International B.V.	51,378,710	3.8%	11,065,000	40,313,710	3.0%
Helicco Participações Ltda.	2,908,000	0.2%	2,908,000	—	—

Wilkes Participações S.A., or Wilkes, is a company (sociedade anônima) organized under the laws of the Federative Republic of Brazil. The principal business address of Wilkes is Avenida Brigadeiro Luis Antonio, 3126, Jardim Paulista, 01402-901 São Paulo, SP, Brazil.

Géant International B.V., or Géant, is a private limited company (besloten vennootschap) organized under the laws of the Netherlands. The principal business address of Géant is Strawinskylaan 3051, 1077 ZX Amsterdam, the Netherlands.

Helicco Participações Ltda., or Helicco, is a limited liability company (sociedade empresária limitada) organized under the laws of the Federative Republic of Brazil. The principal business address of Helicco is Rua Libero Badaró, 293, Floor 27, Office 27-D, Room 53, Center, 01009-907 São Paulo, SP, Brazil.

Wilkes, Géant and Helicco are subsidiaries of Casino, Guichard-Perrachon S.A., a French corporation (société anonyme), or Casino. Casino is ultimately controlled by Jean-Charles Henri Naouri, a citizen of France. Mr. Naouri is the chairman of the board of directors of Sendas.

UNDERWRITING

This global offering consists of an international offering of our common shares, offered directly or represented by common ADSs, in the United States and elsewhere outside of Brazil, and a concurrent public offering with restricted placement efforts of our common shares in Brazil.

Under the terms and subject to the conditions contained in an international underwriting and placement facilitation agreement dated            , 2022, the Selling Shareholders are offering the common ADSs described in this prospectus supplement through the international underwriters named below in the United States and other countries outside Brazil. The offering of the common ADSs is being underwritten severally and not jointly by the international underwriters named below. In addition, Itau BBA USA Securities, Inc., BTG Pactual US Capital, LLC, J.P. Morgan Securities LLC, Bradesco Securities, Inc., Safra Securities LLC and Santander Investment Securities Inc. will act as international placement agents for the Brazilian placement agents and will facilitate the placement of our common shares to investors located outside Brazil as further discussed below.

The international underwriting and agency agreement provides that the international underwriters are obligated to purchase all of the common ADSs in the international offering and the international placement agents are obligated to place common shares on behalf of the Brazilian placement agents. The international underwriting and agency agreement provides that the obligation of the international underwriters to purchase the common ADSs and the obligation of the international placement agents to place the common shares are subject to, among other conditions, the absence of any material adverse change in our business, the delivery of certain legal opinions by our and their legal counsel in Brazil and in the United States and certain procedures by our independent auditors. The international underwriting and agency agreement provides that Sendas and the Selling Shareholders will indemnify the international underwriters and the international placement agents, each of their affiliates and their respective directors, officers, employees and agents, and each person who controls any international underwriter or international placement agent against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the international underwriters or international placement agents may be required to make in that respect. The international underwriting and agency agreement also provides that if an international underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. Subject to the terms and conditions of the international underwriting and agency agreement, each of the international underwriters has severally agreed to purchase from the Selling Shareholders the number of the common ADSs listed next to its name in the following table.

International Underwriters	Number of Common ADSs
Itau BBA USA Securities, Inc.
Banco BTG Pactual S.A. – Cayman Branch
J.P. Morgan Securities LLC
Banco Bradesco BBI S.A.
Santander Investment Securities Inc.
Total

Itau BBA USA Securities, Inc., Banco BTG Pactual S.A. — Cayman Branch and J.P. Morgan Securities LLC are acting as global coordinators and joint bookrunners for the international offering.

BTG Pactual US Capital, LLC or one or more U.S. registered broker-dealers is acting as agent of Banco BTG Pactual S.A. — Cayman Branch for sales of the common ADSs in the United States. Banco BTG Pactual S.A. — Cayman Branch is not a broker-dealer registered with the SEC, and therefore may not make sales of any common shares or common ADSs in the United States to U.S. persons. Bradesco Securities, Inc. or one or more U.S. registered broker-dealers is acting as agent of Banco Bradesco BBI S.A. for sales of the common ADSs in the United States. Banco Bradesco BBI S.A. is not a broker-dealer registered with the SEC, and therefore may not make sales of any common shares or common ADSs in the United States to U.S. persons.

Safra Securities LLC will act solely as international placement agent for the placement of common shares, not in the form of ADSs, outside of Brazil. BTG Pactual US Capital, LLC will also act as international placement agent for the placement of common shares, not in the form of ADSs, outside of Brazil. However, none of BTG Pactual US Capital, LLC (except as an agent of Banco BTG Pactual S.A. — Cayman Branch, as described above) or Safra Securities LLC will be underwriting, offering or selling any common ADSs.

Sales of any common shares or common ADSs made outside of the United States may be made by affiliates of the underwriters and the international placement agents.

Sendas and the Selling Shareholders are concurrently entering into a Brazilian placement agreement with Banco Itaú BBA S.A., Banco BTG Pactual S.A., Banco J.P. Morgan S.A., Banco Bradesco BBI S.A., Banco Safra S.A. and Banco Santander (Brasil) S.A., as Brazilian placement agents, providing for the concurrent offering of our common shares set forth in the table below. The Brazilian placement agreement provides that, if any of the placed common shares are not settled by their relevant investors, the Brazilian placement agents are obligated to purchase them on a firm commitment basis on the settlement date, subject to certain conditions and exceptions.

Subject to the terms and conditions of the Brazilian placement agreement, each of the Brazilian placement agents has severally agreed to place the number of common shares listed next to its name in the following table:

Brazilian Placement Agents	Number of Common Shares
Banco Itaú BBA S.A.
Banco BTG Pactual S.A.
Banco J.P. Morgan S.A.
Banco Bradesco BBI S.A.
Banco Safra S.A.
Banco Santander (Brasil) S.A.
Total

The Brazilian placement agents will place our common shares with investors located in Brazil and, through the international placement agents, the United States and other countries, who are authorized to invest in Brazilian securities under the requirements established by the CMN, the CVM and the Central Bank of Brazil. None of the Brazilian placement agents is registered as a broker-dealer under the Exchange Act and will not engage in any offers, sales or placement of securities within the United States or to U.S. persons. Our common shares purchased by investors within and outside Brazil will be delivered in Brazil and paid for in reais, and the offering of such common shares is being offered by the Brazilian placement agents named below.

The common shares are being offered through the Brazilian placement agents in a public offering with restricted placement efforts: (i) to no more than 75 professional investors (as defined in CVM Resolution 30, dated May 30, 2021) to be subscribed or acquired by no more than 50 professional investors headquartered or resident in Brazil; (ii) pursuant to an exemption from registration under CVM Instruction No. 476; or (iii) to investors outside of Brazil that comply with the registration requirements of CVM Resolution No. 13 and CMN Resolution No. 4,373 or Law No. 4,131. The Brazilian offering has not been and will not be registered with the CVM. The international offering and the Brazilian offering are being conducted concurrently, and conditioned on the closing of each other.

The international underwriters, the Brazilian placement agents, the international placement agents and/or their respective affiliates may enter into derivative transactions with clients, at their request, in connection with our common shares and the common ADSs. The international underwriters, the Brazilian placement agents, the international placement agents and/or their respective affiliates may also purchase some of our common ADSs or common shares to hedge their risk exposure in connection with such transactions. These transactions may have an effect on demand, price or other terms of the offering.

BR Partners Assessoria Financeira Ltda. is acting as a financial advisor to the Selling Shareholders in connection with this offering. BR Partners is not a broker-dealer registered with the SEC, a FINRA member or an affiliate of any FINRA member and will not make offers or sales, or subscribe for or sell or underwrite, and will not participate in the solicitation or distribution of this offering.

Discounts, Fees, Commissions and Expenses

The international underwriters and the Brazilian placement agents (directly or through the international placement agents) propose to offer the common ADSs and our common shares, respectively, initially at the public offering prices on the cover page of this prospectus supplement. After the offering, the offering price and other selling terms may be changed.

The following table summarizes the underwriting discounts, fees and commissions the Selling Shareholders will pay in connection with the global offering:

	Per Common ADS	Per Common Shares	Total(1)
	(US$)	(R$)	(US$)
Underwriting discounts, fees and commissions

____________

(1)      Amounts in reais have been translated into U.S. dollars at the selling rate reported by the Central Bank of Brazil as of as of            , 2022, or R$            to US$1.00.

The underwriting discounts, fees and commissions per common ADS sold by the international underwriters are            % of each of the public offering price per common ADS on the cover page of this prospectus supplement. The underwriting discounts, fees and commissions per common share sold and placed by the Brazilian placement agents are            % of the public offering price per common share on the cover page of this prospectus supplement.

The Selling Shareholders have agreed to reimburse the international underwriters for certain of their out-of-pocket expenses in connection with this offering.

Sendas will not pay for any discounts, fees, commissions, costs or expenses in connection with the global offering. As between Sendas and the Selling Shareholders, the Selling Shareholders agreed to, directly or indirectly through third parties appointed by it, pay or reimburse Sendas for any discounts, fees, commissions, costs or expenses payable or incurred by Sendas in connection with the global offering, including all registration, filing and listing fees, and fees and expenses of Sendas counsel and independent auditors.

The Selling Shareholders will pay for the expenses incurred in connection with the global offering (including underwriting discounts, fees and commissions and expenses incurred by the Selling Shareholders for their own brokerage, accounting, tax or legal services and other expenses incurred directly by them in disposing of these securities) including the expenses summarized in the following table:

Amount(1)
(US$)
SEC registration fee
FINRA filing fee
NYSE supplemental listing fee
Brazilian offering fees and expenses, including CVM and B3 fees
Printing and engraving expenses
Legal fees and expenses
Accountant fees and expenses
Miscellaneous costs and “road show” expenses
Total

____________

(1)      Amounts in reais have been translated into U.S. dollars at the selling rate reported by the Central Bank of Brazil as of as of            , 2022, or R$            to US$1.00.

All amounts in the above table, except for the SEC registration fee, FINRA filing fee and the NYSE supplemental listing fee are estimated and accordingly are subject to change.

Lock-up Agreements

Company Lock-Up Agreement

We have agreed that for 90 days following the public offering date set forth on the final prospectus supplement for this offering, we will not, without first obtaining the written consent of Itau BBA USA Securities, Inc.:

•        offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the SEC a registration statement under the Securities Act relating to, any common shares, preferred shares or common ADSs of Sendas or any other similar securities of Sendas or securities convertible into or exchangeable or exercisable for any common ADSs, common shares, preferred shares or such other similar securities of Sendas, including, but not limited to, any options or warrants to purchase such securities, or the Locked-up Securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing; or

•        enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Locked-up Securities, whether any such transaction described above is to be settled by delivery of Locked-up Securities in cash or otherwise;

provided that the foregoing restrictions will not apply to:

•        the issuance by us of Locked-up Securities pursuant to the exercise of options or other equity awards, in each case outstanding on or prior to the date of the lock-up agreement and described in this prospectus supplement;

•        grants of options or other equity awards by us to our employees, officers, directors and key executives pursuant to the terms of an equity compensation plan described in this prospectus supplement;

•        the issuance by us of Locked-up Securities in connection with (x) the acquisition by us of the securities or business of one or more persons or entities or (y) our establishment of any new joint ventures or other strategic partnerships; provided that the aggregate number of Locked-up Securities that we may be sell or issue or agreed to sell or issue shall not exceed 5% of the total number of common shares outstanding as of the date hereof; provided that in such case, we shall cause each recipient of such Locked-up Securities to execute and deliver to Itau BBA USA Securities, Inc. a lock-up letter covering such Locked-up Securities for the remainder of the 90-day period to the extent such Locked-up Securities held by such person are not otherwise bound by a lock-up letter in connection with the global offering;

•        the filing by us of any registration statement(s) on Form S-8 relating to the securities (or the shares underlying such securities) granted or to be granted pursuant to our equity incentive plans that are described in this prospectus supplement; or

•        a transfer with the prior written consent of Itau BBA USA Securities, Inc.

None of our directors or officers will be subject to lock-up agreements.

Selling Shareholder Lock-up Agreements

The Selling Shareholders have agreed that for 90 days following the public offering date set forth on the final prospectus supplement for this offering, they will not, and will not cause any direct or indirect affiliate to, without first obtaining the written consent of Itau BBA USA Securities:

•        offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Locked-up Securities, or enter into a transaction which would have the same effect;

•        enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Locked-up Securities, whether any such aforementioned transaction is to be settled by delivery of Locked-up Securities, in cash or otherwise;

•        publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement; or

•        make any demand for or exercise any right with respect to, the registration of any such securities or any security convertible into or exercisable or exchangeable for any Locked-up Securities.

provided that the foregoing restrictions will not apply to:

•        the sale of common shares, including in the form of common ADSs in the global offering;

•        in connection with the pledge, hypothecation or other granting of a security interest in Locked-up Securities to one or more lending institutions as collateral or security for any loan, advance or extension of credit to the extent the aggregate principal amounts of the applicable loans, advances, or extensions of credit for such shareholder does not exceed US$5 million;

•        pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by the board of directors of Sendas, and the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of at least 50% of the total voting shares of Sendas or the surviving entity, or a Change of Control Transaction; provided, if such Change of Control Transaction is not completed, the undersigned’s Locked-Up Securities shall remain subject to the terms of the lock-up agreement;

•        to any of its subsidiaries or affiliates, provided that prior to any such transfer the recipient thereof agrees in writing to be bound by the terms of the lock-up agreement;

•        by operation of law, provided that prior to any such transfer the recipient thereof agrees in writing to be bound by the terms of this lock-up agreement; or

•        a transfer with the prior written consent of Itau BBA USA Securities, Inc.

Price Stabilization and Short Positions

In connection with the global offering, the international underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling common ADSs in the open market for the purpose of preventing or retarding a decline in the market price of the common ADSs while this offering is in progress. These stabilizing transactions may include making short sales of common ADSs, which involves the sale by the international underwriters of a greater number of common ADSs than the number of common ADSs than they are required to purchase in the global offering, and purchasing common ADSs on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than international underwriters’ option to purchase additional common ADSs referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The international underwriters may close out any covered short position either by exercising their option to purchase additional common ADSs, in whole or in part, or by in the open market. In making this determination, the international underwriters will consider, among other things, the price of common ADSs available for purchase in the open market compared to the price at which the international underwriters may purchase common ADSs through the option. A naked short position is more likely to be created if the international underwriters are concerned that there may be downward pressure on the price of the common ADSs in the open market that could adversely affect investors who purchase in the global offering. To the extent that the international underwriters create a naked short position, they will purchase common ADSs in the open market to cover the position.

The international underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common ADSs, including the imposition of penalty bids. This means that if the international underwriters purchase common ADSs in the open market in stabilizing transactions or to cover short sales, they may be required to sell those common ADSs as part of the global offering or to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of our common ADSs or preventing or retarding a decline in the market price of our common ADSs, and, as a result, the price of our common ADSs may be higher than the price that otherwise might exist in the open market. If the international underwriters commence these activities, they may discontinue them at any time. The international underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Other Relationships

The international underwriters, the Brazilian placement agents, the international placement agents and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, arranging securities transactions, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, market-making financing, brokerage activities and other financial and non-financial activities and services.

In addition to the global offering, the international underwriters, the Brazilian placement agents, the international placement agents and their respective affiliates have engaged, and may engage in the future, in a variety of commercial and investment banking transactions from time to time with us for which we have paid customary fees and expenses, including financing transactions, bank guarantees and foreign exchange and derivative transactions, such as currency and interest swaps, and have provided advisory services for mergers and acquisitions and issuances of debt and equity in the local and international capital markets.

In the ordinary course of their various business activities, the international underwriters, the Brazilian placement agents, the international placement agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers (including to hedge their and their customers’ risk exposure in connection with such investments and transactions), and such investment and securities activities may involve our securities and/or instruments or those of our affiliates.

The international underwriters, the Brazilian placement agents, the international placement agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Except for the commissions to be received within the scope of the global offering, which is calculated in relation to the price per ADS and per common share of this offering, no other remuneration will be paid by us or the Selling Shareholders to the international underwriters, the Brazilian placement agents, the international placement agents and their respective affiliates.

We have borrowed funds for working capital pursuant to credit facilities with several financial institutions, including a R$300 million facility with Banco BTG Pactual S.A. For more information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Indebtedness — Sendas Working Capital Facilities.”

Selling Restrictions

Other than with respect to the public offering with restricted placement efforts of our common shares in Brazil and the public offering of the common ADSs and common shares registered with the SEC in the United States, no action has been or will be taken in any country or jurisdiction by us, the Selling Shareholders, the international underwriters, the Brazilian placement agents or the international placement agents that would permit a public offering of our common shares or the common ADSs, or possession or distribution of any offering material in relation thereto, in any country or jurisdiction where action for that purpose is required. Accordingly, our common shares and the common ADSs may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with our common shares or the common ADSs may be distributed, published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to purchase in any jurisdiction where such offer or solicitation would be unlawful. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering of our common shares and the common ADSs, the distribution of this prospectus supplement and resale of our common shares and the common ADSs.

European Economic Area

Our common shares and the common ADSs are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor (a “Qualified Investor”) as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling our common shares and the common ADSs or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling our common shares and the common ADSs or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of common shares or common ADSs in any Member State will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of our common shares and the common ADSs. Accordingly, any person making or intending to make any offer within the EEA of our common shares or the common ADSs which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for Sendas, the Selling Shareholders, the international underwriters, the Brazilian placement agents or the international placement agents to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. None of Sendas, the Selling Shareholders, the international underwriters, the Brazilian placement agents or the international placement agents have authorized, nor do they authorize, the making of any offer of our common shares or the common ADSs in circumstances in which an obligation arises for Sendas, the Selling Shareholders, the international underwriters, the Brazilian placement agents or the international placement agents to publish a prospectus for such offer. None of Sendas, the Selling Shareholders, the international underwriters, the Brazilian placement agents or the international placement agents have authorized, nor do they authorize, the making of any offer of our common shares or the common ADSs through any financial intermediary, other than offers made by the international underwriters or the international placement agents (on behalf of the Brazilian placement agents), which constitute the final placement of the our common shares and the common ADSs contemplated in this prospectus supplement.

Each person in a Member State who receives any communication in respect of, or who acquires any of our common shares or the common ADSs under, the offers to the public contemplated in this prospectus supplement, or to whom our common shares or the common ADSs are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each international underwriter, Brazilian placement agent, international placement agent, Sendas and the Selling Shareholders that they and any person on whose behalf it acquires our common shares or the common ADSs is: (i) a qualified investor within the meaning of Article 2(e) of the Prospectus Regulation; (ii) in the case of the common ADSs only, not a retail investor (as defined above); and (iii) in the case of any of our common shares or the common ADSs acquired by it as a financial intermediary, as that term is used in Article 5(1) of the Prospectus Regulation, (i) our common shares or the common ADSs acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of the international underwriters and the international placement agents (acting on behalf of the Brazilian placement agents) has been given to the offer or resale; or (ii) where our common shares or the common ADSs have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those common shares or common ADSs to it is not treated under the Prospectus Regulation as having been made to such persons.

We, the Selling Shareholders, the international underwriters, the Brazilian placement agents, the international placement agents and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgment and agreement. Notwithstanding the above, a person who is not a Qualified Investor may, with the consent of the international underwriters and the international placement agents (acting on behalf of the Brazilian placement agents), be permitted to purchase our common shares in the international offering.

In this section, the expression an “offer” in relation to any of our common shares or the common ADSs in any Member State of the EEA means the communication in any form and by any means of sufficient information on the terms of the offer and our common shares or the common ADSs to be offered so as to enable an investor to decide to purchase or subscribe for our common shares or the common ADSs, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

France

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of our common shares or the common ADSs that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; none of our common shares or the common ADSs have been offered or sold nor will be offered or sold, directly or indirectly, to the public in France; the prospectus supplement or any other offering material relating to our common shares or the common ADSs have not been distributed or caused to be distributed and will not be distributed or caused to be distributed to the public in France; such offers, sales and distributions have been and shall only be made in France to: (a) persons providing investment services relating to portfolio management for the account of third parties (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers), and/or (b) qualified investors (investisseurs qualifiés) acting for their own account, and/or (c) a limited circle of investors (cercle restreint) acting for their own account, as defined in, and in accordance with, Articles L. 411-1, L. 411-2, D. 411-1 and D. 411-4 of the French Code monétaire et financier.

Germany

Neither our common shares nor the common ADSs will be offered, sold or publicly promoted or advertised in the Federal Republic of Germany other than in compliance with the German Securities Prospectus Act (Gesetz über die Erstellung, Billigung und Veröffentlichung des Prospekts, der beim öffentlicken Angebot von Wertpapieren oder bei der Zulassung von Wertpapieren zum Handel an einem organisierten Markt zu veröffenlichen ist — Wertpapierprospektgesetz) as of June 22, 2005, effective as of July 1, 2005 as amended, or any other laws and regulations applicable in the Federal Republic of Germany governing the issue, offering and sale of securities. No selling prospectus (Verkaufsprospekt) within the meaning of the German Securities Prospectus Act has been or will be registered within the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht-BaFin) of the Federal Republic of Germany or otherwise published in Germany.

Italy

This prospectus supplement has not been submitted to the Commissione Nazionale per le Società e la Borsa, the Italian Securities Exchange Commission (“CONSOB”), for clearance and will not be subject to formal review or clearance by CONSOB. Our common shares and the common ADSs offered by this prospectus supplement may neither be offered or sold, nor may this prospectus supplement or any other offering materials be distributed in the Republic of Italy unless such offer, sale or distribution is:

(a)     pursuant to the Legislative Decree of February 24, 1998, No. 58, as amended (the “Consolidated Financial Act”), made only to “qualified investors” (investitori qualificati), as defined pursuant to Article 34-ter, first paragraph, letter b), of CONSOB regulation No. 11971 of May 14, 1999, as amended, concerning issuers (the “Issuers’ Regulation”) and by Article 35, paragraph 1, letter d) of CONSOB regulation No. 20307 of 15 February, 2018 (“CONSOB Regulation No. 20307); or

(b)    in other circumstances which are exempt from the rules on public offers pursuant to Article 100 of the Consolidated Financial Act and its implementing CONSOB regulations, including Issuers’ Regulation.

Any such offer, sale or delivery of our common shares or the common ADSs or distribution of copies of this prospectus supplement or any other document relating to the offering of our common shares or the common ADSs in the Republic of Italy must be in compliance with the selling restrictions under (a) and (b) above and must be:

(i)     made by soggetti abilitati (including investment firms, banks or financial intermediaries, as defined by Article 1, first paragraph, letter r), of the Consolidated Financial Act), to the extent duly authorized to engage in the placement and/or underwriting and/or purchase of financial instruments in the Republic of Italy in accordance with the relevant provisions of the Consolidated Financial Act, the CONSOB Regulation No. 20307, as amended, Legislative Decree No. 385 of September 1, 1993, as amended, and any other applicable laws and regulations; and

(ii)    in compliance with any other applicable requirements or limitations which may be imposed by CONSOB, the Bank of Italy or any other Italian regulatory authority.

Any investor purchasing our common shares or the common ADSs is solely responsible for ensuring that any offer or resale of our common shares or the common ADSs it purchased occurs in compliance with applicable laws and regulations.

In accordance with Article 100 bis of the Consolidated Financial Act, the subsequent resale on the secondary market in the Republic of Italy of our common shares or the common ADSs (which were part of an offer made pursuant to an exemption from the obligation to publish a prospectus) constitutes a distinct and autonomous offer that must be made in compliance with the public offer and prospectus requirement rules provided under the Consolidated Financial Act and Issuers’ Regulation unless an exemption applies. Failure to comply with such rules may result in the subsequent resale of such common shares or common ADSs being declared null and void and the intermediary transferring our common shares or the common ADSs may be liable for any damage suffered by the investors.

The Netherlands

Our common shares and the common ADSs may not be offered, sold, transferred or delivered, in or from the Netherlands, as part of the initial distribution or as part of any reoffering, and neither this prospectus supplement nor any other document in respect of the offering may be distributed in or from the Netherlands, other than to individuals or legal entities in The Netherlands other than to qualified investors as defined in The Netherlands Financial Supervision Act (Wet op het financieel toezicht).

Norway

This offer of our common shares and the common ADSs and the related materials do not constitute a prospectus under Norwegian law and have not been filed with or approved by the Norwegian Financial Supervisory Authority, the Oslo Stock Exchange or the Norwegian Registry of Business Enterprises, as the offer of our common shares and the common ADSs and the related materials have not been prepared in the context of a public offering of securities in Norway within the meaning of the Norwegian Securities Trading Act or any Regulations issued pursuant thereto. The offer of our common shares and the common ADSs will only be directed to qualified investors as defined in the Norwegian Securities Regulation section 7-1 or in accordance with other relevant exceptions from the prospectus requirements. Accordingly, the offer of our common shares and the common ADSs and the related materials may not be made available to the public in Norway nor may the offer of our common shares and the common ADSs otherwise be marketed and offered to the public in Norway.

Spain

Neither our common shares nor the common ADSs nor this prospectus supplement have been approved or registered with the Spanish National Securities Exchange Commission (Comision Nacional del Mercado de Valores). Accordingly, neither our common shares nor the common ADSs may be publicly offered, sold or delivered, nor any public offer in respect of our common shares and the common ADSs made, nor may any prospectus or any other offering or publicity material relating to our common shares and the common ADSs be distributed in Spain by the international underwriters or any person acting on their behalf, except in compliance with Spanish laws and regulations.

Sweden

This document has not been prepared in accordance with the prospectus requirements provided for in the Swedish Financial Instruments Trading Act (Sw. lagen (1991:980) om handel med finansiella instrument) (the “Trading Act”). Neither the Swedish Financial Supervisory Authority nor any other Swedish public body has examined, approved or registered this document. Accordingly, this prospectus supplement may not be made available, nor may our common shares or the common ADSs be marketed and offered for sale in Sweden, except in circumstances that will not result in a requirement to prepare a prospectus pursuant to the provisions of the Trading Act.

United Kingdom

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Switzerland

Our common shares and the common ADSs may not be publicly offered into or in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under Article 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland and therefore do not constitute an issuance prospectus within the meaning of the Swiss Code of Obligations or a listing prospectus within the meaning of the SIX listing rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to our common shares or the common ADSs may be publicly distributed or otherwise made publicly available in Switzerland.

Canada

Our common shares and the common ADSs may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the our common share and the common ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the international underwriters and the international placement agents are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Australia

This document does not constitute a prospectus or other disclosure document under the Corporations Act 2001 (Cth) (“Australian Corporations Act”) and does not purport to include the information required of a disclosure document under the Australian Corporations Act. This document has not been, and will not be, lodged with the Australian Securities and Investments Commission (whether as a disclosure document under the Australian Corporations Act or otherwise). Any offer in Australia of our common shares or the common ADSs under this document or otherwise may only be made to persons who are “sophisticated investors” (within the meaning of section 708(8) of the Australian Corporations Act), to “professional investors” (within the meaning of section 708(11) of the Australian Corporations

Act) or otherwise pursuant to one or more exemptions under section 708 of the Australian Corporations Act so that it is lawful to offer our common shares and the common ADSs in Australia without disclosure to investors under Part 6D.2 of the Australian Corporations Act.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong

This prospectus supplement has not been and will not be approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. No person may offer or sell in Hong Kong, by means of any document, any of our common shares or the common ADSs other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong). No person may issue or have in its possession for the purposes of issue, in each case whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to our common shares or the common ADSs which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to our common shares or the common ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.”

China

This prospectus supplement has not been and will not be circulated or distributed in the People’s Republic of China, and the our common shares and the common ADSs may not be offered or sold, and will not be offered or sold, to any person for re-offering or resale, directly or indirectly, to any resident of the People’s Republic of China except pursuant to applicable laws and regulations of the People’s Republic of China. For the purpose of this paragraph, People’s Republic of China does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Japan

Our common shares and the common ADSs have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the FIEA) and each international underwriter and international placement agent has represented and agreed that it will not offer or sell any of our common shares or the common ADSs, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our common shares and the common ADS may not be circulated or distributed, nor may our common shares and the common ADS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where our common shares and the common ADS are subscribed or purchased under Section 275 of the SFA by a relevant person which is: a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except: to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; where no consideration is or will be given for the transfer; where the transfer is by operation of law; as specified in Section 276(7) of the SFA; or as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), we have determined the classification of our common shares and the common ADS and series A shares as prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations in Investment Products).

South Korea

Our common shares and the common ADSs have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea under the Financial Investment Services and Capital Markets Act (the “FSCMA”). Our common shares and the common ADSs may not be offered, sold or delivered, or offered or sold for re-offering or resale, directly or indirectly, in Korea or to any Korean resident (as such term is defined in the Foreign Exchange Transaction Law of Korea (the “FETL”)), except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the FETL and the decrees and regulations thereunder. Our common shares and the common ADSs may not be resold to Korean residents unless the purchaser of such securities complies with all applicable regulatory requirements (including but not limited to government reporting requirements under the FETL and its subordinate decrees and regulations) in connection with the purchase of our common shares and the common ADSs.

Malaysia

This prospectus supplement has not been and will not be registered as a prospectus with the Securities Commission Malaysia (“SC”) under the Malaysian Capital Markets and Services Act 2007 (as amended) (“CMSA”). No prospectus or other offering material or document in connection with the offer and sale of our common shares and the common ADSs which complies with the requirements of the CMSA and the guidelines of the SC has been or will be registered with the SC under the CMSA or with any other regulatory body in Malaysia. Also, no approval or authorization of the SC has been granted for making available, offering for subscription or purchase, or issuing an invitation to subscribe for or purchase our common shares or the common ADSs in Malaysia. This prospectus supplement does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the SC under the CMSA.

Accordingly, this prospectus supplement and any other document or material in connection with the Offering will not be circulated or distributed, nor will our common shares or the common ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the SC; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires our common shares or the common ADSs, as principal, if the offer is on terms that our common shares or the common ADSs may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the SC; provided that, in the each of the preceding categories (i) to (xi), the distribution of our common shares or the common ADSs is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities.

Thailand

This prospectus supplement does not, and is not intended to, constitute a public offering in Thailand. Our common shares or the common ADSs may not be offered or sold to persons in Thailand, unless such offering is made under the exemptions from approval and filing requirements under applicable laws, or under circumstances which do not constitute an offer for sale of the shares to the public for the purposes of the Securities and Exchange Act of 1992 of Thailand, nor require approval from the Office of the Securities and Exchange Commission of Thailand.

Kuwait

Neither our common shares nor the common ADSs have been authorized or licensed by the Capital Markets Authority of the State of Kuwait (the “CMA”) for offering, marketing or sale in the State of Kuwait. Our common shares and the common ADSs will not be offered, marketed and/or sold by us in the State of Kuwait, except through a licensed person duly authorized to undertake such activity pursuant to Law No. 7 of 2010 Concerning the Establishment of the Capital Markets Authority and the Regulating of Securities Activities and its executive bylaws (each as amended) (the “CML Rules”) and unless all necessary approvals from the CMA pursuant to the CML Rules, together with the various resolutions, regulations, directives and instructions issued pursuant thereto or in connection therewith (regardless of nomenclature or type), or any other applicable law or regulation in the State of Kuwait, have been given in respect of the offering, marketing and/or sale of our common shares and the common ADSs. Our common shares and the common ADSs may not be offered onshore in the State of Kuwait except to Professional Clients as defined in the CML Rules. This prospectus supplement is not for general circulation to the public in Kuwait nor will our common shares and the common ADSs be sold by way of a public offering in Kuwait. Persons into whose possession this prospectus supplement comes are required by us, the international underwriters and the international placement agents to inform themselves about and to observe such restrictions. Investors from the State of Kuwait who approach us or any of the international underwriters or the international placement agents to obtain copies of this prospectus supplement are required by us and the international underwriters or international placement agents, as the case may be, to keep such prospectus supplement confidential and not to make copies thereof or distribute the same to any other person and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of our common shares and the common ADSs.

Saudi Arabia

No offers or sales of our common shares or the common ADSs may be made in Saudi Arabia.

Qatar

No offers or sales of our common shares or the common ADSs may be made in Qatar.

United Arab Emirates (excluding the Dubai International Financial Centre and the Abu Dhabi Global Market)

Neither our common shares nor the common ADSs have been, nor are being, publicly offered, sold, promoted or advertised in the United Arab Emirates (the “UAE”) other than in compliance with any laws applicable in the UAE governing the issue, offering or sale of securities. Prospective investors in the Dubai International Financial Centre and the Abu Dhabi Global Market should have regard to the specific notice to prospective investors in the Dubai International Financial Centre and the Abu Dhabi Global Market, as the case may be, set out below. The information contained in this prospectus supplement does not constitute a public offer of our common shares or the common ADSs in the U.A.E. in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 of the U.A.E., as amended) or otherwise and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Emirates Securities and Commodities Authority or the

Dubai Financial Services Authority. If you do not understand the contents of this prospectus supplement you should consult an authorized financial adviser. This prospectus supplement is provided for the benefit of the recipient only, and should not be delivered to, or relied on by, any other person.

Dubai International Financial Centre

Neither our common shares nor the common ADSs have been, nor are being, offered to any person in the Dubai International Financial Centre unless such offer is: (1) an “Exempt Offer” in accordance with the Markets Rules (MKT) Module of the Dubai Financial Services Authority (the “DFSA”) rulebook; and (2) made only to persons who meet the Professional Client criteria set out in Rule 2.3.3 of the DFSA Conduct of Business (COBS) Module of the DFSA rulebook.

Abu Dhabi Global Market

Neither our common shares nor the common ADSs have been, nor are being, offered to any person in the Abu Dhabi Global Market unless such offer is: (1) an “Exempt Offer” in accordance with the Markets Rules (MKT) Module of the Financial Services Regulatory Authority (the “FSRA”) rulebook or otherwise in circumstances which do not require the publication of an “Approved Prospectus” (as defined in section 61(2) of the Financial Services and Markets Regulations 2015, as amended; and (2) made only to persons who meet the Professional Client criteria set out in Rule 2.4 of the FRSA Conduct of Business (COBS) Module of the FSRA rulebook.

Mexico

Our common shares and the common ADSs have not been and will not be registered in Mexico with the National Registry of Securities, maintained by the Mexican National Banking and Securities Commission and, as a result, may not be offered or sold publicly in Mexico. The Selling Shareholders and any international underwriter or international placement agent may offer and sell our common shares and the common ADSs in Mexico to institutional and accredited investors, on a private placement basis, pursuant to Article 8 of the Mexican Securities Market Law. Specific requirements apply in relation to any marketing materials relating to such an offer or sale to institutional and accredited investors, on a private placement basis.

Chile

Pursuant to Law No. 18,045 of Chile (the securities market law of Chile) and Rule (Norma de Carácter General) No. 336, dated June 27, 2012 (Rule 336), issued by the Superintendency of Securities and Insurance of Chile (Superintendencia de Valores y Seguros de Chile, or “SVS’”), our common shares and the common ADSs may be privately offered in Chile to certain ‘‘qualified investors’’ identified as such by Rule 336 (which in turn are further described in rule No. 216, dated June 12, 2008, of the SVS).

Rule 336 requires the following information to be provided to prospective investors in Chile:

1.      Date of commencement of the offer of our common shares and the common ADSs in Chile: November 28, 2022.

2.      The offer of our common shares and the common ADSs is subject to Rule 336.

3.      The offering of our common shares and the common ADSs is not registered with the Securities Registry (Registro de Valores) of the SVS nor with the foreign securities registry (Registro de Valores Extranjeros) of the SVS and as such;

a.      Our common shares and the common ADSs are not subject to the oversight of the SVS; and

b.      The issuer of our common shares and the common ADSs is not subject to the obligation to make publicly available information about the common shares and common ADSs in Chile.

4.      Our common shares and the common ADSs may not be subject to public offering in Chile unless and until they are registered with the relevant Securities Registry of the SVS.

Los Valores se ofrecen privadamente en Chile de conformidad con las disposiciones de la Ley No 18.045 de Mercado de Valores, y la Norma de Carácter General No 336 de 27 de junio de 2012 (“NCG 336”) emitida por la Superintendencia de Valores y Seguros de Chile.

En cumplimiento de la NCG 336, la siguiente información se proporciona a los potenciales inversionistas residentes en Chile.

1.      La oferta de estos valores en Chile comienza el día 28 de noviembre de 2022.

2.      La oferta se encuentra acogida a la NCG 336.

3.      La oferta versa sobre valores que no se encuentran inscritos en el Registro de Valores ni en el Registro de Valores Extranjeros que lleva la Superintendencia de Valores y Seguros, por lo que:

a.      Los valores no están sujetos a la fiscalización de esa Superintendencia; y

b.      El emisor de los valores no está sujeto a la obligación de entregar información pública sobre los valores ofrecidos.

4.      Los valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.

Colombia

Our common shares and the common ADSs will not be authorized by the Colombian Superintendency of Finance (Superintendencia Financiera de Colombia) and will not be registered under the Colombian National Registry of Securities and Issuers (Registro Nacional de Valores y Emisores), and, accordingly, our common shares and the common ADSs will not be offered or sold to persons in Colombia except in circumstances which do not result in a public offering under Colombian law.

Peru

Our common shares and the common ADSs and the information contained in this prospectus supplement are not being publicly marketed or offered in Peru and will not be distributed or caused to be distributed to the general public in Peru. Peruvian securities laws and regulations on public offerings will not be applicable to the issuer or the sellers of our common shares and the common ADSs before or after their acquisition by prospective investors. Our common shares and the common ADSs and the information contained in this prospectus supplement have not been and will not be reviewed, confirmed, approved, or in any way submitted to the Peruvian Superintendency of Capital Markets (Superintendencia del Mercado de Valores, or “SMV”) nor have they been registered under the Securities Market Law (Ley del Mercado de Valores) or any other Peruvian regulations. Accordingly, our common shares and the common ADSs cannot be offered or sold within Peruvian territory except to the extent any such offering or sale qualifies as a private offering under Peruvian regulations and complies with the provisions on private offerings set forth therein.

Argentina

Our common shares and the common ADSs have not been registered with the Comisión Nacional de Valores and may not be offered publicly in Argentina. Our common shares and the common ADSs may not be publicly distributed in Argentina. Neither we, the Selling Shareholders, the international underwriters, the Brazilian placement agents or the international placement agents will solicit the public in Argentina in connection with this prospectus supplement. Argentine holders are encouraged to consult a tax advisor as to the particular Argentine tax consequences derived from the holding of, and any transactions relating to our common shares and the common ADSs.

TAXATION

The following discussion contains a description of the material Brazilian and U.S. federal income tax consequences of the acquisition, ownership and disposition of the our common shares (the “Sendas common shares”) or the underlying ADSs (the “Sendas ADSs”). The following discussion is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our common shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Material Brazilian Tax Consequences

The following discussion describes the material Brazilian tax consequences relating to the purchase, ownership and disposal of Sendas common shares and Sendas ADSs by persons that are not domiciled in Brazil for tax purposes (“Non-Resident Holders”).

It does not purport to be a comprehensive discussion of all the tax consequences that may be relevant to these matters, and it is not applicable to all categories of investors, some of which may be subject to special tax rules not specifically addressed herein. It is based upon the tax laws of Brazil, in effect as of the date of this annual report, which are subject to change and to differing interpretations. Any change in the applicable Brazilian laws and regulations may impact the consequences described below.

The tax consequences described below do not take into account tax treaties entered into by Brazil and other countries. The discussion also does not address any tax consequences under the tax laws of any state or locality of Brazil, except if otherwise stated herein.

Although there is presently no income tax treaty between Brazil and the United States, the tax authorities of the two countries have had discussions that may culminate in such a treaty. No assurance can be given, however, as to whether or when a tax treaty will enter into force or how such a treaty would affect a U.S. holder of Sendas common shares or Sendas ADSs.

You are advised to consult your own tax advisor with respect to the Spin-Off or an investment in Sendas common shares or Sendas ADSs in light of your particular investment circumstances.

Taxation of Dividends

Dividends paid by a Brazilian corporation, such as us, to a Non-Brazilian Holder of common shares or ADSs are currently not subject to withholding income tax (“WHT”) in Brazil to the extent that such amounts are related to profits generated on or after January 1, 1996. Dividends paid from profits generated before January 1, 1996 may be subject to WHT at variable rates, according to the tax legislation applicable to each corresponding year.

Law No. 11,638, dated December 28, 2007 (“Law No. 11,638”) significantly changed the Brazilian Corporate Law in order to align Brazilian generally accepted accounting principles with IFRS. Nonetheless, Law No. 11,941, dated May 27, 2009, introduced the Transitory Tax Regime (“RTT”), in order to render neutral, from a tax perspective, all the changes provided by Law No. 11,638. Under the RTT, for tax purposes, legal entities should observe the accounting methods and criteria that were effective on December 31, 2007.

Profits determined pursuant to Law No. 11,638 (“IFRS Profits”), may differ from the profits calculated pursuant to the accounting methods and criteria as effective on December 31, 2007 (“2007 Profits”).

While it was general market practice to distribute exempted dividends with reference to the IFRS Profits, Rule No. 1,397, issued by the Brazilian tax authorities on September 16, 2013, established that legal entities should observe the 2007 Profits in order to determine the amount of profits that could be distributed as exempted income to their beneficiaries.

Any profits paid in excess of said 2007 Profits (“Excess Dividends”), should, in the tax authorities’ view and in the specific case of Non-Resident Holders, be subject to the following rules of taxation: (1) 15.0% WHT, in case of beneficiaries domiciled abroad, but not in a Low or Nil Tax Jurisdiction, and (2) 25.0% WHT, in the case of beneficiaries domiciled in a Low or Nil Tax Jurisdiction.

In order to mitigate potential disputes on the subject, Law No. 12,973, dated May 13, 2014 (“Law No. 12,973”), in addition to revoking the RTT, introduced a new set of tax rules (the “New Brazilian Tax Regime”), including new provisions with respect to Excess Dividends. Under these new provisions: (1) Excess Dividends related to profits assessed from 2008 to 2013 are exempt; (2) potential disputes remain concerning the Excess Dividends related to 2014 profits, since Law No. 12,973 has not expressly excluded those amounts from taxation and Rule No. 1,492, issued by the Brazilian tax authorities on September 17, 2014, established they are subject to taxation when distributed by companies which have not elected to apply the New Brazilian Tax Regime in 2014; and (3) as of 2015, as the New Brazilian Tax Regime is mandatory and has completely replaced the RTT, dividends calculated based on IFRS Profits should be considered fully exempt.

Finally, there is currently legislation pending before the Brazilian Congress discussing the taxation of dividends. It is not possible to predict if the taxation of dividends will be effectively approved by the Brazilian Congress and how such taxation would be implemented.

Distribution of Interest on Shareholders’ Equity

Law No. 9,249, dated December 26, 1995, as amended, allows a Brazilian corporation, such as us, to make payments to shareholders of interest on shareholders’ equity as an alternative to carrying out dividend distributions and treat those payments as a deductible expense for the purposes of calculating Brazilian corporate income tax and social contribution on net income.

For tax purposes, this interest is limited to the daily variation of the pro rata variation of the long term interest rate as determined by the Central Bank from time to time applied to certain equity accounts, and the amount of the distribution may not exceed the greater of:

•        50% of net income (after the deduction of the social contribution on net income and before taking into account the provision for corporate income tax and the amounts attributable to shareholders as interest on shareholders’ equity) for the period in respect of which the payment is made; or

•        50% of the sum of retained profits and profits reserves for the year prior to the year in respect of which the payment is made.

Payments of interest on shareholders’ equity to a Non-Resident Holder are subject to WHT at the rate of 15.0%, or 25.0% if the Non-Resident Holder is domiciled in a Low or Nil Tax Jurisdiction.

These payments may be included, at their net value, as part of any mandatory dividend. To the extent that such payments are accounted for as part of the mandatory dividend, under current Brazilian law, we are obliged to distribute to shareholders an additional amount sufficient to ensure that the net amount received by the shareholders, after payment by us of applicable WHT, plus the amount of declared dividends, is at least equal to the mandatory dividend. The distribution of interest on shareholders’ equity must be proposed by our board of directors and is subject to subsequent ratification by the shareholders at the shareholders’ meeting.

Capital Gains

Sale of Sendas ADSs

According to Law No. 10,833, dated December 29, 2003 (“Law No. 10,833”), capital gains earned on the disposal of assets located in Brazil by a Non-Resident Holder, whether to another Non-Resident Holder or to a Brazilian Resident Holder (defined as a person that is domiciled in Brazil for tax purposes, as defined by the applicable Brazilian tax legislation) are subject to taxation in Brazil.

Our understanding is that ADSs do not qualify as assets located in Brazil for the purposes of Law No. 10,833 because they represent securities issued and renegotiated in an offshore exchange market and, therefore, should not be subject to the Brazilian WHT. However, considering the lack of any judicial court ruling in respect thereto, we cannot assure you of how tax authorities and Brazilian courts would interpret the definition of assets located in Brazil in connection with the taxation of gains realized by a Non-Resident Holder on the disposal of Sendas ADSs. If the Sendas ADSs are deemed to be assets located in Brazil, gains recognized by a Non-Resident Holder from the sale or other disposition to either a non-resident or a resident in Brazil may be subject to income tax in Brazil as further described below.

Conversion of Sendas ADS into Sendas Common Shares

Although there is no clear regulatory guidance, the cancellation of Sendas ADSs and receipt of the underlying Sendas common shares should not subject a Non-Resident Holder to Brazilian tax. Non-Resident Holders may cancel their Sendas ADSs, receive the underlying Sendas common shares, sell such Sendas common shares on a Brazilian stock exchange and remit abroad the proceeds of the sale, according to the regulations of the Central Bank.

Upon receipt of the underlying Sendas common shares upon the cancellation of Sendas ADSs, a Non-Resident Holder may also elect to register with the Central Bank the U.S. dollar value of such Sendas common shares as a foreign portfolio investment under Resolution No. 4,373, which will entitle them to the tax treatment described below.

Alternatively, a Non-Resident Holder is also entitled to register with the Central Bank the U.S. dollar value of such Sendas common shares as a foreign direct investment under Law No. 4,131/62, in which case the respective sale would be subject to the tax treatment applicable to transactions carried out of by a Non-Resident Holder that is not registered before Brazil’s Central Bank and CVM in accordance with Resolution No. 4,373.

Sale of Sendas Common Shares

Capital gains assessed on a Non-Resident Holder on the disposition of Sendas common shares carried out on a Brazilian stock exchange are:

•        exempt from income tax when realized by a Non-Resident Holder that: (1) has registered its investment in Brazil with the Central Bank under the rules of CMN Resolution No. 4,373 (a “4,373 Holder”); and (2) is not resident or domiciled in a Low or Nil Tax Jurisdiction;

•        subject to income tax at a rate of 15.0% in the case of gains realized by a Non-Resident Holder that: (1) is a 4,373 Holder; and (2) is resident or domiciled in a Low or Nil Tax Jurisdiction. In this case, a withholding income tax of 0.005% of the sale value shall be applicable and withheld by the intermediary institution (i.e., a broker) that receives the order directly from the Non-Resident Holder, which can be later offset against any income tax due on the capital gain earned by the Non-Resident Holder; or

•        subject to income tax at a rate of up to 25.0% in the case of gains realized by a Non-Resident Holder that: (1) is not a 4,373 holder; and (2) is resident or domiciled in a Low or Nil Tax Jurisdiction. In this case, a withholding income tax of 0.005% of the sale value shall be applicable and withheld by the intermediary institution (i.e., a broker) that receives the order directly from the Non-Resident Holder, which can be later offset against any income tax due on the capital gain earned by the Non-Resident Holder.

Any other gains assessed on a sale or disposition of Sendas common shares that is not carried out on a Brazilian stock exchange are subject to: (1) income tax at a rate ranging from 15.0% up to 22.5% when realized by a Non-Resident Holder that (A) has registered its investment as a foreign direct investment under Law No. 4,131/62 (a “4,131 Holder”); and (B) is not resident or domiciled in a Low Tax Jurisdiction; and (2) income tax at a rate of 25.0% when realized by a 4,131 Holder that is domiciled or resident in a Low Tax Jurisdiction. If these gains are related to transactions conducted on the Brazilian non-organized over-the-counter market with intermediation, a WHT of 0.005% on the sale value will also apply and can be used to offset the income tax due on the capital gain.

Under Brazilian legislation, there are legal grounds to support that the disposition of shares of a Brazilian entity by a 4,373 Holder outside the Brazilian stock exchange should be subject to a rate of 15.0%. This is mainly because Section 81 of Law No. 8,981, dated January 20, 1995, as extended by Section 16 Provisional Measure 2,189-49/01, provides for a Special Tax Regime to 4,373 Holders by means of which: (1) capital gains earned by 4,373 Holders are exempt, to the extent capital gains are considered to be the positive results obtained from transactions carried out on the stock exchange; and (2) in all other cases applies the taxation at the 15.0% WHT rate. Notwithstanding, Brazilian custodian agents usually do not accept this view and require the tax treatment applicable to 4,131 Holders (i.e., progressive WHT rates ranging from 15.0% up to 22.5%) on disposition of Brazilian assets carried out outside the stock exchange. There is a Ruling surrounding the matter, but it still leaves room for interpretation. Administrative and judicial precedents are inexistent.

Any exercise of preemptive rights relating to Sendas common shares or Sendas ADSs will not be subject to Brazilian withholding income tax. Any gain on the sale or assignment of preemptive rights relating to Sendas common shares by the ADS Depositary on behalf of holders of Sendas ADSs will be subject to Brazilian income taxation according to the same rules applicable to the sale or disposal of Sendas common shares.

In the case of a redemption of common shares or a capital reduction by a Brazilian corporation, such as us, the positive difference between the amount received by a Non-Resident Holder and the acquisition cost of the common shares redeemed, including common shares underlying common ADSs, is treated as a capital gain derived from the sale or exchange of shares not carried out on a Brazilian stock exchange market, and is therefore subject to income tax at the specific rates detailed above, depending on the nature of the investment and the location of the investor.

As a general rule, the gains realized as a result of the disposal of common shares, including these underlying common ADSs, is the positive difference between the amount realized on the sale or exchange of the common shares and their acquisition cost.

There is no assurance that the current preferential treatment for a Non-Resident Holder of Sendas ADSs and a 4,373 Holder of Sendas common shares will continue or that it will not change in the future.

Conversion of Sendas Common Shares into Sendas ADSs

The deposit of Sendas common shares into the Sendas ADS program and issuance of Sendas ADSs may subject a Non-Resident Holder to Brazilian income tax on capital gains if the amount previously registered with the Central Bank as a foreign investment in Sendas common shares or, in the case of other market investors under Resolution No. 4,373, the acquisition cost of the Sendas common shares, as the case may be, is lower than:

•        the average price per Sendas common share on the B3 on the day of deposit; or

•        if no Sendas common shares were sold on that day, the average price on the B3 during the 15 preceding trading sessions.

The difference between the amount previously registered, or the acquisition cost, as the case may be, and the average price of the Sendas common shares, calculated as set forth above, is considered a capital gain.

Discussion on Low or Nil Taxation Jurisdictions

On June 4, 2010, the Brazilian tax authorities enacted Normative Ruling No. 1,037 listing: (1) the countries and jurisdictions considered as Low or Nil Taxation Jurisdictions or where the local legislation does not allow access to information related to the shareholding composition of legal entities, to their ownership or to the identity of the effective beneficiary of the income attributed to non-residents; and (2) the privileged tax regimes, which definition is provided by Law No. 11,727, of June 23, 2008 (“Law No. 11,727”).

A Low or Nil Taxation Jurisdiction is a country or location that: (1) does not impose taxation on income; (2) imposes income tax at a maximum rate lower than 20.0%; or (3) imposes restrictions on the disclosure of shareholding composition or the ownership of the investment. A regulation issued by the Brazilian tax authorities on November 28, 2014 (Ordinance No. 488, of 2014) decreased, from 20.0% to 17.0%, the minimum threshold for certain specific cases. The reduced 17.0% threshold applies only to countries and regimes aligned with international standards of fiscal transparency in accordance with rules to be established by the Brazilian tax authorities. Although Ordinance No. 488 has lowered the threshold rate, Normative Ruling No. 1,037, which identifies the countries considered to be Low or Nil Tax Jurisdictions and the locations considered as privileged tax regimes, has not been amended yet to reflect such threshold modification.

Law No. 11,727 created the concept of “privileged tax regimes,” which encompasses the countries and jurisdictions that: (1) do not tax income or tax it at a maximum rate lower than 20.0%; (2) grant tax advantages to a non-resident entity or individual (a) without the need to carry out a substantial economic activity in the country or jurisdiction, or (b) conditioned to the non-exercise of a substantial economic activity in the country or jurisdiction; (3) do not tax or tax proceeds generated abroad at a maximum rate lower than 20.0%; or (4) restrict the ownership disclosure of assets and ownership right or restrict disclosure about economic transactions carried out. Although we believe that the best interpretation of the current tax legislation is that the above mentioned “privileged tax regime”

concept should apply solely for purposes of Brazilian transfer pricing and thin capitalization rules, among other rules that make express reference to the concepts, we can provide no assurance that tax authorities will not interpret the rules as applicable also to a Non-Resident Holder on payments of interest on shareholders’ equity.

Currently, the understanding of the Brazilian tax authorities is that the rate of 15.0% of WHT applies to payments made to beneficiaries resident in privileged tax regimes (Answer to Advance Tax Ruling Request COSIT No. 575, of December 20, 2017). In any case, if Brazilian tax authorities determine that payments made to a Non-Resident Holder under a privileged tax regime are subject to the same rules applicable to payments made to Non-Resident Holders located in a Low or Nil Tax Jurisdictions, the withholding income tax applicable to such payments could be assessed at a rate up to 25.0%.

We recommend investors to consult their own tax advisors from time to time to verify any possible tax consequence arising from Normative Ruling No. 1,037 and Law No. 11,727. If the Brazilian tax authorities determine that payments made to a Non-Resident Holder are considered to be made under a “privileged tax regime,” the WHT applicable to such payments could be assessed at a rate of up to 25.0%.

Other Brazilian Taxes

There are no Brazilian federal inheritance, gift or succession taxes applicable to the ownership, transfer or disposal of Sendas common shares or Sendas ADSs by a Non-Resident Holder. Gift and inheritance taxes, however, may be levied by some states on gifts made to or inheritances bestowed by the Non-Resident Holder on individuals or entities resident or domiciled within such states in Brazil. There is no Brazilian stamp, issue, registration or similar taxes or duties payable by a Non-Resident Holder of Sendas common shares or Sendas ADSs.

Taxation of Foreign Exchange Transactions (IOF/Exchange)

Pursuant to Decree No. 6,306/07, the conversion into foreign currency or the conversion into Brazilian currency of the proceeds received or remitted by a Brazilian entity from a foreign investment in the Brazilian securities market, including those in connection with the investment by a Non-Resident Holder in common shares and common ADSs, may be subject to the Tax on Foreign Exchange Transactions (“IOF/Exchange”). Currently, the applicable rate for almost all foreign currency exchange transactions is 0.38%. Foreign currency exchange transactions carried out for the inflow of funds in Brazil for investment in the Brazilian financial and capital market made by a foreign investor (including a Non-Resident Holder, as applicable) are subject to IOF/Exchange at a 0% rate. The IOF/Exchange rate will also be 0% for the outflow of resources from Brazil related to these types of investments, including payments of dividends and interest on shareholders’ equity and the repatriation of funds invested in the Brazilian market. Furthermore, the IOF/Exchange is currently levied at a 0% rate for the conversion of ADSs into common shares held by foreign investors under the 4,373 Holders regime. In any case, the Brazilian government is permitted to increase the rate to a maximum of 25% at any time, with respect to future transactions. Any increase in the rate would not apply retroactively.

Tax on Bonds and Securities Transactions (IOF/Bonds)

Pursuant to Decree 6,306/07, the Tax on Bonds and Securities Transactions (“IOF/Bonds”), may be imposed on any transaction involving bonds and securities even if the transactions are performed on a Brazilian stock exchange. The rate of this tax for transactions involving common shares is currently 0%, but the Brazilian government may increase such rate up to 1.5% per day, with respect to future transactions. Currently, the issuance of depositary receipts traded outside of Brazil which underlying shares are issued by a Brazilian company and listed on a Brazilian stock exchange are also subject to IOF/Bonds at the 0% rate. Any increase in the rate would not apply retroactively.

Material U.S. Federal Income Tax Consequences

In General

The following is a discussion of the material U.S. federal income tax consequences generally applicable to U.S. Holders (as defined below) of owning and disposing of the Sendas common shares or the Sendas ADSs (the “Sendas Shares”), but it does not purport to be a comprehensive discussion of all tax considerations that may be relevant to a particular investor’s decision to acquire Sendas Shares. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, administrative guidance and court decisions, in each case as of the date hereof, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. This discussion addresses only those holders that hold their Sendas Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address any aspect of non-U.S. tax law or U.S state, local, estate, gift or other tax law (including the Medicare tax on net investment income) that may be applicable to a holder. This discussion does not constitute tax advice and does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of Sendas Shares in light of their personal circumstances, or to any holders subject to special treatment under the Code, such as:

•        banks, mutual funds and other financial institutions;

•        real estate investment trusts and regulated investment companies;

•        traders in securities who elect to apply a mark-to-market method of tax accounting;

•        tax-exempt organizations or governmental organizations;

•        insurance companies;

•        dealers or brokers in securities or foreign currency;

•        individual retirement and other deferred accounts;

•        persons whose functional currency is not the U.S. dollar;

•        expatriates and former citizens or long-term residents of the United States;

•        “passive foreign investment companies” or “controlled foreign corporations,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•        persons subject to the alternative minimum tax;

•        persons who own or are deemed to own 10% or more (by vote or value) of Sendas’s voting stock;

•        persons who hold the Sendas Shares as part of a straddle, hedging, conversion, constructive sale or other risk reduction transaction;

•        persons who purchase or sell the Sendas Shares as part of a wash sale for tax purposes;

•        persons owning Sendas Shares in connection with a trade or business conducted outside the United States;

•        “S corporations,” partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes, or other pass-through entities (and investors therein); and

•        persons who received their shares through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of Sendas Shares, that for U.S. federal income tax purposes is:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States, any state thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any arrangement or entity that is treated as a partnership for U.S. federal income tax purposes, holds Sendas Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A U.S. Holder that is a partnership for U.S. federal income tax purposes and the partners in such partnership are urged to consult their tax advisors about the U.S. federal income tax consequences of the ownership and disposition of Sendas Shares.

This discussion is for informational purposes only and is not tax advice. U.S. Holders of Sendas Shares should consult their tax advisors with respect to the U.S. federal income tax consequences to them of the ownership and disposition of Sendas Shares in light of their particular circumstances, including the applicability and effect of other federal, state, local, non-U.S. and other tax laws, including estate or gift tax laws, any applicable income tax treaty, and possible changes in tax law.

Sendas ADSs

Generally, U.S. Holders of Sendas ADSs should be treated for U.S. federal income tax purposes as holding the Sendas common shares represented by the Sendas ADSs and the following discussion assumes that such treatment will be respected. As a result, no gain or loss should be recognized upon an exchange of Sendas common shares for Sendas ADSs or an exchange of Sendas ADSs for Sendas common shares. The U.S. Treasury has expressed concerns that intermediaries in the chain of ownership between the U.S. Holder of an ADS and the issuer of the security underlying the ADS may be taking actions that are inconsistent with the beneficial ownership of the underlying shares. Accordingly, the creditability of foreign taxes and the availability of the reduced tax rate for dividends received by certain non-corporate U.S. Holders, if any, as described below, could be affected by actions taken by intermediaries in the chain of ownership between the U.S. Holder of a Sendas ADS and Sendas.

U.S. Federal Income Tax Consequences of Owning and Disposing of Sendas Shares

Distributions on Sendas Shares

Subject to the discussion below under “— Passive Foreign Investment Company,” the gross amount of any distribution that Sendas makes to a U.S. Holder with respect to Sendas Shares (including the amount of any taxes withheld therefrom) will generally be includible in such U.S. Holder’s gross income, in the year actually or constructively received, as dividend income, but only to the extent that such distribution is paid out of Sendas’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of the distribution exceeds Sendas’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess will be treated first as a tax-free return of a U.S. Holder’s tax basis in such U.S. Holder’s Sendas Shares, thereby reducing the U.S. Holder’s adjusted tax basis in the Sendas Shares (but not below zero) and then, to the extent such excess amount exceeds such U.S. Holder’s adjusted tax basis in such Sendas Shares, as either long-term or short-term capital gain depending upon whether such U.S. Holder’s holding period in the Sendas Shares exceeds one year as of the time such distribution is actually or constructively received. Sendas, however, may not calculate its earnings and profits under U.S. federal income tax principles. In that case, a U.S. Holder should expect that any distribution Sendas makes will be reported as a dividend even if such distribution would otherwise be treated as a tax-free return of capital or as capital gain under the rules described above. Dividends paid by Sendas will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations under the Code or, with respect to Sendas common shares not backed by Sendas ADSs, for the lower rates applicable to “qualified dividend income” for non-corporate U.S. Holders. Dividends on Sendas ADSs (and common shares represented by ADSs) may be eligible for lower rates applicable to “qualified dividend income” for non-corporate U.S. Holders, provided that Sendas is not a PFIC (as discussed below under “— Passive Foreign Investment Company”) for its taxable year in which the dividend is paid and the preceding taxable year, and certain holding period and other requirements are met. Additionally, the amount of any dividend paid in reais will be the U.S. dollar value of the reais calculated by reference to the spot rate of exchange in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars on such date. U.S. Holders should consult their own tax advisors regarding the treatment of any foreign currency gain or loss.

Subject to certain conditions and limitations, non-U.S. taxes withheld, if any, from dividends on the Sendas Shares may be treated as foreign taxes eligible for a credit against the U.S. federal income tax liability of a U.S. Holder. For purposes of calculating the foreign tax credit, dividends paid on the Sendas Shares will be treated as income from sources outside the United States and will generally constitute passive category income. Further, in certain circumstances, if a U.S. Holder holds its Sendas Shares for less than a specified minimum period, the U.S. Holder will not be allowed a foreign tax credit for non-U.S. taxes imposed, if any, on dividends paid on its shares. In addition, recent U.S. Treasury Regulations have imposed additional requirements that must be met for a foreign tax credit to be creditable (including requirements that a “covered withholding tax” be imposed on nonresidents in lieu of a generally applicable tax that satisfies the regulatory definition of an “income,” which may be unclear or difficult to determine), and these requirements may further restrict a U.S. Holder’s ability to benefit from the foreign tax credit for Brazilian income taxes. The rules governing the foreign tax credit are complex. U.S. Holders should consult their own tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dispositions of Sendas Shares

Subject to the discussion below under “— Passive Foreign Investment Company,” a U.S. Holder will generally recognize capital gain or loss on any sale, exchange, redemption, or other taxable disposition of its Sendas Shares in an amount equal to the difference between the amount realized for the Sendas Shares on the disposition and such U.S. Holder’s adjusted tax basis in the Sendas Shares disposed of (as discussed above and further detailed below). Any such capital gain or loss will be long-term if the U.S. Holder’s holding period in the Sendas Shares exceeds one year. Long-term capital gains of non-corporate taxpayers are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss generally will be treated as U.S. source gain or loss.

To the extent a U.S. Holder acquires or disposes of Sendas Shares in a transaction denominated in reais, a U.S. Holder’s initial tax basis in the Sendas Shares will be the U.S. dollar value of the reais denominated purchase price determined on the date of purchase, and the amount realized on a sale, exchange, redemption or other taxable disposition of the Sendas Shares will be the U.S. dollar value of the payment received determined on the date of disposition. If the Sendas Shares are treated as traded on an “established securities market”, a cash method U.S. Holder or, if it elects, an accrual method U.S. Holder, will determine the U.S. dollar value of (i) the cost of such Sendas Shares by translating the amount paid at the spot rate of exchange on the settlement date of the purchase, and (ii) the amount realized by translating the amount received at the spot rate of exchange on the settlement date of the sale, exchange, redemption or other taxable disposition. Such an election by an accrual method U.S. Holder must be applied consistently from year to year and cannot be revoked without the consent of the IRS. Accrual method U.S. Holders that do not elect to be treated as cash method taxpayers for this purpose may have a foreign currency gain or loss for U.S. federal income tax purposes, which in general will be treated as U.S. source ordinary income or loss. U.S. Holders should consult their tax advisors as to the U.S. federal income tax consequences of the receipt of reais.

If any Brazilian tax is imposed on the sale or other disposition of the Sendas Shares, a U.S. Holder’s amount realized will include the gross amount of the proceeds of the sale or other disposition before deduction of the Brazilian tax. See “— Material Brazilian Tax Consequences — Capital Gains” for a description of when a disposition may be subject to taxation by Brazil. Brazilian IOF/Exchange tax or any IOF/Securities tax (described under “— Material Brazilian Tax Consequences — Taxation of Foreign Exchange Transactions (IOF/Exchange)” and under “— Material Brazilian Tax Consequences — Tax on Bonds and Securities Transactions (IOF/Bonds) above) will generally not be creditable foreign taxes for U.S. federal income tax purposes. U.S. Holders should consult their tax advisors concerning the creditability or deductibility of any Brazilian income tax imposed on the disposition of the Sendas Shares in their particular circumstances.

Passive Foreign Investment Company

In general, a non-U.S. corporation will be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes in any taxable year in which the corporation satisfies either of the following requirements:

•        at least 75% of its gross income is “passive income”; or

•        at least 50% of the average gross fair market value of its assets is attributable to assets that produce “passive income” or are held for the production of “passive income.”

Passive income for this purpose generally includes dividends, interest, royalties, rents and net gains from the disposition of property that gives rise to such income and of commodities. In addition, there is a look-through rule for investments in subsidiary corporations. Under this rule, if a non-U.S. corporation owns (directly or indirectly) at least

25% of the total value of the outstanding shares of another corporation, the non-U.S. corporation is treated as owning its proportionate share of the assets of the other corporation and earning its proportionate share of the income of the other corporation for purposes of determining if the non-U.S. foreign corporation is a PFIC.

Based upon the composition of our income, our assets and the nature of our business, we believe that we were not treated as a PFIC for U.S. federal income tax purposes in 2021 and do not expect to be treated as a PFIC for our current taxable year or in the foreseeable future. However, there can be no assurance that Sendas will not be considered to be a PFIC for any particular year because PFIC status is factual in nature, depends upon factors not wholly within Sendas’s control, generally cannot be determined until the close of the taxable year in question, and is determined annually. Further, if Sendas is a PFIC for any taxable year during which a U.S. Holder owned the Sendas Shares and any of Sendas’s non-U.S. subsidiaries is also a PFIC, such U.S. Holder will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors about the application of the PFIC rules to any of Sendas’s subsidiaries.

Generally, if Sendas were a PFIC for any taxable year during which a U.S. Holder owned the Sendas Shares, gains recognized by such U.S. Holder on a sale or other disposition (including, under certain circumstances, a pledge) of the Sendas Shares would be allocated ratably over the U.S. Holder’s holding period for such Sendas Shares. The amount allocated to the taxable year of the sale or other disposition and to any year before Sendas became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, and an interest charge would be imposed on the amount allocated to each such taxable year. Further, any distribution on the Sendas Shares in excess of 125% of the average of the annual distributions on the Sendas Shares received by a U.S. Holder during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, would be subject to taxation in the same manner as gain recognized from the sale or other disposition of the Sendas Shares, as described immediately above. A mark-to-market election may be available that would result in alternative treatments of the Sendas ADSs if Sendas was a PFIC. If Sendas is classified as a PFIC in any year that a U.S. Holder owned the Sendas Shares, Sendas generally will continue to be treated as a PFIC with respect to such U.S. Holder for all succeeding years during which such U.S. Holder owned the Sendas Shares, even if Sendas ceased to satisfy the requirements of being a PFIC. If a U.S. Holder holds the Sendas Shares during any taxable year in which Sendas is a PFIC, the U.S. Holder generally will be required to file an annual IRS Form 8621, generally with the U.S. Holder’s U.S. federal income tax return for that year unless specified exceptions apply. Significant penalties are imposed for failure to file IRS Form 8621, and the failure to file such form may suspend the running of the statute of limitations. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to their investment in the Sendas Shares and the possibility of making a mark-to-market election.

Backup Withholding and Information Reporting

Payments of dividends and proceeds from the sale, exchange, redemption or other taxable disposition of Sendas Shares that are made within the United States by a U.S. payor or through certain U.S.-related financial intermediaries to a U.S. Holder may, under certain circumstances, be subject to information reporting and backup withholding, unless the U.S. Holder provides proof of an applicable exemption or, in the case of backup withholding, furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and generally will be allowed as a refund or credit against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Foreign Asset Reporting

Certain U.S. Holders are required to report information relating to an interest in the Sendas Shares, subject to certain exceptions (including an exception for Sendas Shares held in accounts maintained by certain financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their U.S. federal income tax return. U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of Sendas Shares.

DIFFICULTIES OF ENFORCING CIVIL LIABILITIES AGAINST NON-U.S. PERSONS

Enforcement of Civil Liabilities in Brazil

Sendas is a corporation (sociedade anônima) organized under the laws of Brazil, and substantially all of our assets are located in Brazil. In addition, all of our directors and executive officers reside outside the United States and all or a significant portion of the assets of such persons may be located outside the United States. As a result, it may not be possible for investors to effect service of process upon Sendas or its executive officers, directors and advisors named in this prospectus supplement within the United States or other jurisdictions outside Brazil, or to enforce against any of them judgments obtained in the United States, including judgments for civil liability based upon the United States federal securities laws, or in other jurisdictions outside Brazil.

For further information on potential difficulties in effecting service of process on any of those persons or enforcing judgments against any of them outside the United States, see “Difficulties of Enforcing Civil Liabilities Against Non-U.S. Persons” in the accompanying prospectus.

Enforcement of Civil Liabilities in the Netherlands

Géant is organized and existing under the laws of the Netherlands and, as such, Dutch private international law governs the rights of its shareholders and the civil liability of its directors and executive officers, which are governed in certain respects by the laws of the Netherlands. The ability of investors in certain countries other than the Netherlands to bring an action against Géant or its directors and executive officers may be limited under applicable law. In addition, substantially all of Géant’s assets are located outside the United States.

As a result, it may not be possible for shareholders to effect service of process within the United States upon Géant or its directors and executive officers or to enforce judgments against Géant or them in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States. In addition, it is not clear whether a Dutch court would impose civil liability on Géant or any of its directors and executive officers in an original action based solely upon the federal securities laws of the United States brought in a court of competent jurisdiction in the Netherlands.

As of the date of this prospectus supplement, the United States and the Netherlands do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. With respect to choice of court agreements in civil or commercial matters, the Hague Convention on Choice of Court Agreements has entered into force for the Netherlands, but has not entered into force for the United States. Accordingly, a judgment rendered by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized and enforced by the competent Dutch courts. However, if a person has obtained a judgment rendered by a court in the United States that is enforceable under the laws of the United States and files a claim with the competent Dutch court, the Dutch court will in principle give binding effect to that foreign judgment if (i) the jurisdiction of the foreign court was based on a ground of jurisdiction that is generally acceptable according to international standards, (ii) the judgment by the foreign court was rendered in legal proceedings that comply with the Dutch standards of proper administration of justice including sufficient safeguards (behoorlijke rechtspleging), (iii) binding effect of such foreign judgment is not contrary to Dutch public order (openbare orde) and (iv) the judgment by the foreign court is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for recognition in the Netherlands. However, even if such a foreign judgment is given binding effect, a claim based on that foreign judgment may still be rejected if the foreign judgment is not or no longer formally enforceable.

Based on the lack of a treaty as described above, U.S. investors may not be able to enforce against Géant or its representatives or certain experts named herein who are residents of the Netherlands or countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

LEGAL MATTERS

The validity of the common shares and certain legal matters with respect to Brazilian law will be passed upon for us and the Selling Shareholders by Machado, Meyer, Sendacz e Opice Advogados and for the international underwriters by Lefosse Advogados. Certain legal matters of Dutch law will be passed upon for Géant by NautaDutilh N.V. Certain legal matters with respect to U.S. federal law will be passed upon for us and the Selling Shareholders by White & Case LLP and for the international underwriters and international placement agents by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

The financial statements of Sendas Distribuidora S.A. appearing in the Annual Report (Form 20-F) for the year ended December 31, 2021, and the effectiveness of Sendas Distribuidora S.A.’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young Auditores Independentes S.S., independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that Sendas Distribuidora S.A. did not maintain effective internal control over financial reporting as of December 31, 2021, based on Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

P R O S P E C T U S

Sendas Distribuidora S.A.

Common Shares, which may be represented by American Depositary Shares, of
Sendas Distribuidora S.A., offered by Selling Shareholders

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The selling shareholders to be named in an applicable prospectus, or the selling shareholders, may offer and sell the common shares, or common shares, which may be represented by American Depositary Shares, or ADSs. The selling shareholders may sell these securities through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of these securities by the selling shareholders.

This prospectus describes some of the general terms that may apply to our common shares and the ADSs and the general manner in which they may be offered. When a selling shareholder offers these securities, the specific terms of these securities, including the offering price, and the specific manner in which they may be offered, will be described in supplements to this prospectus.

Our common shares are listed on the São Paulo Stock Exchange (B3 S.A. — Brasil, Bolsa, Balcão), or the B3, under the ticker symbol “ASAI3.” Our ADSs are listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “ASAI.”

Investing in these securities involves risks. See the “Risk Factors” section beginning on page 1 of our most recent Annual Report on Form 20-F for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission, or the SEC, on May 2, 2022, or the 2021 Form 20-F, which is incorporated by reference herein, and, if any, in the relevant prospectus supplement.

Neither the SEC, the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

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November 28, 2022

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About this Prospectus

In this prospectus, unless the context otherwise requires, references to “Sendas,” “we,” “us” and “our” are to Sendas Distribuidora S.A.

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, the selling shareholders may sell our common shares, which may be represented by ADSs, in one or more offerings, up to the amount registered pursuant to the registration statement.

This prospectus only provides a general description of the securities that the selling shareholders may offer. Each time the selling shareholders offer securities, we will prepare a prospectus supplement containing specific information about the particular offering and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplement and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Forward-Looking Statements

This prospectus, the registration statement of which it forms a part, each prospectus supplement and the documents incorporated by reference into these documents contain estimates and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time we or our representatives have made or may make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements.

These estimates and forward-looking statements are based mainly on our current expectations and estimates of future events and trends that affect or may affect our business, financial condition, results of operations, cash flow, liquidity, prospects and the trading price of our securities. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to many significant risks, uncertainties and assumptions and are made in light of information currently available to us. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section entitled “Risk Factors” in this prospectus. These statements appear throughout this prospectus and include statements regarding our intent, belief or current expectations in connection with:

•        the economic, financial, political and social effects of the ongoing COVID-19 pandemic (or other pandemics, epidemics and similar crises), particularly in Brazil, and to the extent that they continue to cause serious negative macroeconomic effects, thus prompting and exacerbating the risks described in the 2021 Form 20-F;

•        global economic, political and social conditions, including the military conflict between Russia and Ukraine and its impacts on the global economy, and their impact on consumer spending patterns, particularly in Brazil (including, but not limited to, unemployment rates, interest rates, monetary policies and inflation rates);

•        the ongoing impacts of the COVID-19 pandemic on customer demand, as well as on our expected results of operations, financial condition and cash flows our ability to sustain or improve our performance;

•        competition in the sectors in which we operate;

•        Brazilian government regulation and tax matters;

•        adverse legal or regulatory disputes or proceedings;

•        our ability to implement our strategy, including our digital transformation initiatives;

•        credit and other risks of lending and investment activities;

•        the political instability related to the recent election of Luis Inácio Lula da Silva as President of Brazil with a mandate starting in 2023, including uncertainties in relation to the implementation by the new government of monetary, fiscal and social security policies and the political climate after the result of the election, which has resulted in massive demonstrations and/or strikes;

•        our ability to expand our operations outside of our existing markets; and

•        other risk factors discussed under “Risk Factors” included in documents we file from time to time with the SEC that are incorporated by reference herein, including the 2021 Form 20-F, which is incorporated by reference herein.

The words “believe,” “understand,” “may,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “seek,” “intend,” “expect,” “should,” “could,” “forecast” and similar words are intended to identify forward-looking statements. You should not place undue reliance on such statements, which speak only as of the date they were made. Neither we nor any selling shareholders undertake any obligation to update publicly or to revise any forward-looking statements after we distribute this prospectus because of new information, future events or other factors. Our independent public auditors have neither examined nor compiled the forward-looking statements and, accordingly, do not provide any assurance with respect to such statements. In light of the risks and uncertainties described above, the future events and circumstances discussed in this prospectus might not occur and are not guarantees of future performance. Because of these uncertainties, you should not make any investment decision based upon these estimates and forward-looking statements. You are advised to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 20-F and on Forms 6-K that are designated as being incorporated by reference into this prospectus. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

Sendas

According to the Brazilian Association of Self-Service Wholesale (Associação Brasileira dos Atacadistas de Autosserviço), or ABAAS, we were the largest pure cash and carry player in Brazil in terms of consolidated gross revenue in 2021. We were also named the second largest retailer and the 16th largest company in Brazil in 2020 according to the Exame magazine. We were also recognized as one of the most valuable brands in Brazil, reaching the 15th place in the Brazil 100 ranking published by Brand Finance on August 8, 2022.

We serve as an economic center for the regions in which we operate. Our cash and carry operations involve sales of more than 8,000 items of grocery, food, perishable, beverage, wrapping and hygiene products, among others. In addition, our stores offer ample parking, air-conditioned, well-lit environments and over 100 stores have butcher services.

Our customers include prepared food retailers (including restaurants, pizzerias and snack bars), end users (including schools, small businesses, religious institutions, hospitals and hotels), conventional retailers (such as grocery stores and neighborhood supermarkets) and individuals.

We are evolving in our digital transformation through the development of a seamless buying experience. We are currently investing in: (1) Wi-Fi infrastructure in all of our stores; (2) self-check-out; (3) digital sales through partnerships with last-mile operators; and (4) shipping through our telesales channel.

We also hold an indirect minority equity interest in FIC, a Brazilian company that provides financial services in our stores and stores of Companhia Brasileira de Distribuição (Grupo Pão de Açúcar) with exclusive rights to offer credit cards, financial services and insurance policies (except for extended warranties).

Our principal executive office is located at Rio de Janeiro, Brazil at the following address: Avenida Ayrton Senna, No. 6,000, Lote 2, Pal 48959, Anexo A, Jacarepaguá, 22775-005, Rio de Janeiro, RJ, Brazil. Our telephone number is (55 11) 3411 5042 and our website is www.assai.com.br. The information on our website, which might be accessible through a hyperlink resulting from this URL, is not and shall not be deemed to be incorporated into this prospectus.

Use of Proceeds

All of the securities offered by the selling shareholders pursuant to this prospectus will be sold by the selling shareholders for their own account. Sendas will not receive any of the proceeds from these sales.

Selling Shareholders

Selling shareholders to be named in an applicable prospectus supplement may, from time to time, offer and sell some or all of the common shares, including in the form of ADSs, held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell these securities held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.”

Such selling shareholders may also sell, transfer or otherwise dispose of some or all of the common shares, including in the form of ADSs, held by them in transactions exempt from the registration requirements of the Securities Act. We will provide you with a prospectus supplement, which will set forth the name of each selling shareholder, the number of securities beneficially owned by such selling shareholder and the number of securities they are offering. The applicable prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

The Securities

The selling shareholders may from time to time offer under this prospectus our common shares, which may be represented by ADSs.

Description of Common Shares and American Depositary Shares

Common Shares

For a description of our common shares see Exhibit 2.6 of the 2021 Form 20-F incorporated herein by reference.

American Depositary Shares

General

JPMorgan Chase Bank, N.A., or JPMorgan, as the depositary of the ADSs, has issued the Sendas ADSs. Each Sendas ADS represents an ownership interest in a designated number or percentage of Sendas common shares which we have deposited with the Sendas ADS Custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary, yourself as an American depositary receipt holder, or the ADR holder, and all other ADR holders, and all beneficial owners of an interest in the ADSs evidenced by ADRs from time to time. In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to you. Unless certificated ADRs are specifically requested by you, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In this “Description of American Depositary Shares,” references to American depositary receipts or ADRs shall mean ADRs evidencing Sendas ADSs and shall include the statements you will receive which reflect your ownership of Sendas ADSs. In addition, in this “Description of American Depositary Shares,” “ADSs” will refer to the Sendas ADSs, “shares” will refer to Sendas common shares, “depositary” will refer to the Sendas Depositary and “custodian” will refer to the Sendas ADS Custodian.

The depositary’s office is located at 383 Madison Avenue, Floor 11, New York, NY 10179.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you are an ADR holder and hold your ADSs directly. If you have a beneficial ownership interest in ADSs but hold the ADSs through your broker or financial institution nominee, you are a beneficial owner of ADSs and must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are. If you are a beneficial owner, you will only be able to exercise any right or receive any benefit under the deposit agreement solely through the ADR holder which holds the ADR(s) evidencing the ADSs owned by you, and the arrangements between you and such ADR holder may affect your ability to exercise any rights you may have. For all purposes under the deposit agreement, an ADR holder is deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by the ADR(s) registered in such ADR holder’s name. The depositary’s only notification obligations under the deposit agreement shall be to the ADR holders, and notice to an ADR holder shall be deemed, for all purposes of the deposit agreement, to constitute notice to any and all beneficial owners of the ADSs evidenced by such ADR holder’s ADRs.

As an ADR holder or beneficial owner, we will not treat you as a shareholder of ours and you will not have any shareholder rights. Brazilian law governs shareholder rights. Because the depositary or its nominee will be the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder or of a beneficial owner. Such rights derive from the terms of the deposit agreement to be entered into among us, the depositary and all registered holders and beneficial owners from time to time of ADSs issued under the deposit agreement and, in the case of a beneficial owner, from the arrangements between the beneficial owner and the holder of the corresponding ADRs. The obligations of our company, the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee will actually be the registered owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement, the ADRs and the ADSs are governed by New York law. Under the deposit agreement, as an ADR holder or a beneficial owner of ADSs, you agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs, the ADRs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and you irrevocably waive any objection which you may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

The following is a summary of what we believe to be the material terms of the Sendas Deposit Agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the most recent Form F-6 registration statement (or amendment thereto) filed with the SEC. You may also obtain a copy of the form of deposit agreement at the SEC’s Public Reference Room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the attached deposit agreement on the SEC’s website at http://www.sec.gov.

Share Dividends and Other Distributions

How will I receive dividends and other distributions on the shares underlying my ADSs?

We may make various types of distributions with respect to our securities. The depositary has agreed that, subject to any restrictions imposed by Brazilian law, regulation or applicable permit, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:

•        Cash.    The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain ADR holders, and (iii) deduction of the depositary’s and/or its agents’ expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If we advise the depositary that any such conversion, transfer or distribution can be effected only with the approval or license of the Brazilian government or any agency thereof or the depositary becomes aware of any other governmental approval or license required, the depositary may, in its discretion, apply for such approval or license, as we or our Brazilian counsel may reasonably instruct in writing or as the depositary may deem desirable including, without limitation, Central Bank registration. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

•        Shares.    In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

•        Rights to receive additional shares. In the case of a distribution of rights to subscribe for additional shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

i.       sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or

ii.      if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse. We have no obligation to file a registration statement under the United States Securities Act of 1933, as amended (“Securities Act”) in order to make any rights available to ADR holders.

•        Other Distributions.    In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

•        Elective Distributions.    In the case of a dividend payable at the election of our shareholders in cash or in additional shares, we will notify the depositary at least 30 days prior to the proposed distribution stating whether or not we wish such elective distribution to be made available to ADR holders. The depositary shall make such elective distribution available to ADR holders only if (i) we shall have timely requested that the elective distribution is available to ADR holders, (ii) the depositary shall have determined that such distribution is reasonably practicable and (iii) the depositary shall have received satisfactory documentation within the terms of the deposit agreement including any legal opinions of counsel that the depositary in its reasonable discretion may request. If the above conditions are not satisfied, the depositary shall, to the extent permitted by law, distribute to the ADR holders, on the basis of the same determination as is made in the local market in respect of the shares for which no election is made, either cash or additional ADSs representing such additional shares. If the above conditions are satisfied, the depositary shall establish procedures to enable ADR holders to elect the receipt of the proposed dividend in cash or in additional ADSs. There can be no assurance that ADR holders or beneficial owners of ADSs generally, or any ADR holder or beneficial owner of ADSs in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of shares.

If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific ADR holder, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

The depositary shall have no obligation to distribute additional securities, rights to receive additional securities or other property if such distributions shall require registration under the Securities Act. The depositary may sell such property if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto.

Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.

There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the depositary in accordance with its then current policies, which are currently set forth in the “Depositary Receipt Sale and Purchase of Security” section of https://www.adr.com, the location and contents of which the depositary shall be solely responsible for.

Deposit, Withdrawal and Cancellation

How does the depositary issue ADSs?

The depositary will issue ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance.

Shares deposited in the future with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of JPMorgan, as depositary for the benefit of ADR holders or in such other name as the depositary shall direct.

The custodian will hold all deposited shares for the account and to the order of the depositary, in each case for the benefit of ADR holders, to the extent not prohibited by law. ADR holders and beneficial owners thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as “deposited securities”.

Deposited securities are not intended to, and shall not, constitute proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in deposited securities is intended to be, and shall at all times during the term of the deposit agreement continue to be, vested in the beneficial owners of the ADSs representing such deposited securities. Notwithstanding anything else contained in the deposit agreement, in the form of ADR and/or in any outstanding ADSs, the depositary, the custodian and their respective nominees are intended to be, and shall at all times during the term of the deposit agreement be, the record holder(s) only of the deposited securities represented by the ADSs for the benefit of the ADR holders. The depositary, on its own behalf and on behalf of the custodian and their respective nominees, disclaims any beneficial ownership interest in the deposited securities held on behalf of the ADR holders.

We, the depositary and the custodian shall comply with Brazil’s National Monetary Council (Conselho Monetário Nacional) Resolution No. 4,373, dated as of September 29, 2014, in the third article, paragraph three, of the Regulation Annex V, and agree to furnish to the Central Bank and the CVM, whenever required, information or documents related to the ADRs and the deposit agreement, the deposited securities and distributions thereon and, under the terms of the deposit agreement, the depositary and the custodian are authorized to release such information or documents and any other information as required by local regulation, law or regulatory body request. The depositary has the right to terminate the deposit agreement on at least 30 days’ notice to ADR holders and us in the event that the depositary or the custodian reasonably could be subject to criminal or material civil liabilities if we have failed to provide such information or documents reasonably available only through us.

Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and an ADR holder will receive periodic statements from the depositary which will show the number of ADSs registered in such ADR holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian’s office. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.

The depositary may only restrict the withdrawal of deposited securities in connection with:

•        temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•        the payment of fees, taxes and similar charges; or

•        compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Record Dates

The depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the ADR holders who will be entitled (or obligated, as the case may be):

•        to receive any distribution on or in respect of deposited securities;

•        to give instructions for the exercise of voting rights;

•        to pay any fees assessed by the depositary for administration of the ADR program or any expenses owing to the depositary; or

•        to receive any notice or to act in respect of other matters;

, in each case, subject to the provisions of the deposit agreement.

Voting Rights

How do I vote?

If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs. As soon as practicable after receiving notice from us of any meeting at which the holders of shares are entitled to vote, or of our solicitation of consents or proxies from holders of shares or other deposited securities, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement, provided that if the depositary receives a written request from us in a timely manner and at least 30 days prior to the date of such vote or meeting, the depositary shall, at our expense, distribute to the ADR holders a notice stating (i) final information particular to such vote and meeting and any solicitation materials, (ii) that each ADR holder on the record date set by the depositary will, subject to any applicable provisions of Brazilian law, be entitled to instruct the depositary to exercise the voting rights, if any, pertaining to the shares underlying such ADR holder’s ADSs and (iii) the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by us. Each ADR holder is solely responsible for the forwarding of such notices to the beneficial owners of ADSs registered in such ADR holder’s name. Following actual receipt by the ADR department responsible for proxies and voting of ADR holders’ instructions (including, without limitation, instructions of any entity or entities acting on behalf of the nominee for DTC), the depositary shall, in the manner and on or before the time established by the depositary for such purpose, endeavor to vote or cause to be voted the shares represented by the ADSs evidenced by such ADR holders’ ADRs in accordance with such instructions insofar as practicable and permitted under the provisions of or governing our shares.

To the extent that (A) the depositary has been provided with at least 35 days’ notice of a meeting from us, (B) the depositary’s notice to ADR holders (described in the preceding paragraph) has been received by all ADR holders and beneficial owners of ADSs no less than 10 days prior to the date of the meeting and/or the cut-off date for the solicitation of consents, and (C) the depositary does not receive instructions on a particular agenda item from an ADR holder (including, without limitation, any entity or entities acting on behalf of the nominee for DTC) in a timely manner, such ADR holder shall be deemed, and under the deposit agreement the depositary is instructed to deem such ADR holder, to have instructed the depositary to give a discretionary proxy for such agenda item(s) to a person designated by us to vote the deposited securities represented by the ADSs for which actual instructions were not so given by all such ADR holders on such agenda item(s), provided that no such instruction shall be deemed given and no discretionary proxy shall be given unless (1) we inform the depositary in writing (and under the deposit agreement we have agreed to provide the depositary with such instruction promptly in writing) that (a) we wish such proxy to be given with respect to such agenda item(s), (b) there is no substantial opposition existing with respect to such agenda item(s) and (c) such agenda item(s), if approved, would not materially or adversely affect the rights of holders of shares, and (2) the depositary has obtained an opinion of counsel, in form and substance satisfactory to it, confirming that (i) the granting of such discretionary proxy does not subject the depositary to any reporting obligations in Brazil, (ii) the granting of such proxy will not result in a violation of Brazilian laws, rules, regulations or permits, (iii) the voting arrangement and deemed instruction as contemplated in the deposit agreement will be given effect under Brazilian laws, rules and regulations, and (iv) the granting of such discretionary proxy will not under any circumstances result in the shares represented by the ADSs being treated as assets of the depositary under Brazilian laws, rules or regulations.

ADR holders and beneficial owners of ADSs are strongly encouraged to forward their voting instructions to the depositary as soon as possible. For instructions to be valid, the ADR department of the depositary that is responsible for proxies and voting must receive them in the manner and on or before the time specified, notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by any law, rule or regulation, or by the rules and/or requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the ADR holders a notice that provides such ADR holders with, or otherwise publicizes to such ADR holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

There is no guarantee that ADR holders and beneficial owners of ADSs generally, or any ADR holder or beneficial owner of ADSs in particular, will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

See “Item 3. Key Information — D. Risk Factors — Risks Relating to the Sendas Common Shares and the Sendas ADSs — Holders of Sendas ADSs are not entitled to attend shareholders’ meetings and may only vote through the Sendas Depositary” of the 2021 Form 20-F.

Reports and Other Communications

Will ADR holders be able to view our reports?

The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian, or upon request from the depositary (which request may be refused by the depositary in its discretion), the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.

Additionally, if we make any written communications generally available to holders of our shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to ADR holders.

Fees and Expenses

What fees and expenses will I be responsible for paying?

The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADSs are cancelled or reduced for any other reason, US$5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, or upon which a share distribution or elective distribution is made or offered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional charges shall also be incurred by the ADR holders and beneficial owners of ADSs, by any party depositing or withdrawing shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:

•        a fee of up to US$0.05 per ADS held for any cash distribution made pursuant to the deposit agreement or for any elective cash/stock dividend offered pursuant to the deposit agreement;

•        an aggregate fee of up to US$0.05 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against ADR holders as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

•        a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of ADR holders in connection with compliance with foreign exchange control regulations or any law, rule or regulation relating to foreign investment) in connection with the servicing of the shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against ADR holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such ADR holders or by deducting such charge from one or more cash dividends or other cash distributions), including, without limitation, any amounts charged by any governmental authorities or other institutions such as the B3, the stock exchange on which the Sendas shares are registered for trading;

•        a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the $0.05 per ADS issuance fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those ADR holders entitled thereto;

•        fees and expenses for conversion of foreign currency;

•        stock transfer or other taxes and other governmental charges;

•        SWIFT, cable, telex and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of shares, ADRs or deposited securities;

•        transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

•        fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A., or the Exchange Bank, and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars, or FX Transactions. For certain currencies, FX Transactions are entered into with the Exchange Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, FX Transactions are routed directly to and managed by an unaffiliated local custodian (or other third party local liquidity provider), and neither the Exchange Bank nor any of its affiliates is a party to such FX Transactions.

The foreign exchange rate applied to an FX Transaction will be either (a) a published benchmark rate, or (b) a rate determined by a third party local liquidity provider, in each case plus or minus a spread, as applicable. The depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosure” page (or successor page) of www.adr.com (as updated by the depositary from time to time, “ADR.com”). Such applicable foreign exchange rate and spread may (and neither the depositary, the Exchange Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Exchange Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Exchange Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on us, the depositary, ADR holders or beneficial owners of ADSs. The spread applied does not reflect any gains or losses that may be earned or incurred by the Exchange Bank and its affiliates as a result of risk management or other hedging related activity. Notwithstanding the foregoing, to the extent we provide U.S. dollars to the depositary, neither the Exchange Bank nor any of its affiliates will execute an FX Transaction as set forth herein. In such case, the depositary will distribute the U.S. dollars received from us.

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the depositary on ADR.com. We and by holding an ADS or an interest therein, ADR holders and beneficial owners of ADSs will each be acknowledging and agreeing that the terms applicable to FX Transactions disclosed from time to time on ADR.com will apply to any FX Transaction executed pursuant to the deposit agreement.

The fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. ADR holders will receive prior notice of the increase in any such fees and charges. The right of the depositary to charge and receive payment of fees, charges and expenses as provided above shall survive the termination of the deposit agreement.

The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to ADR holders. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to ADR holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.

Payment of Taxes

If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, such tax or other governmental charge shall be paid by the applicable ADR holder to the depositary and by holding or owning, or having held or owned, an ADR or any ADSs evidenced thereby, the ADR holder and all beneficial owners of such ADSs, and all prior registered holders of such ADRs and prior beneficial owners of such ADSs, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect of such tax or governmental charge. Each ADR holder and beneficial owner of ADSs, and each prior ADR holder and beneficial owner of ADSs, by holding or having held an ADR or an interest in ADSs, acknowledges and agrees that the depositary shall have the right to seek payment of any taxes or governmental charges owing with respect to the relevant ADRs from any one or more such current or prior ADR holder or beneficial owner of ADSs, as determined by the depositary in its sole discretion, without any obligation to seek payment of amounts owing from any other current or prior ADR holder or beneficial owner of ADSs. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of ADRs or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto.

As an ADR holder or beneficial owner, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained. These obligations survive any transfer or surrender of ADSs or the termination of the deposit agreement.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of shares or other property not made to ADR holders or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:

•        amend the form of ADR;

•        distribute additional or amended ADRs;

•        distribute cash, securities or other property it has received in connection with such actions;

•        sell by public or private sale any securities or property received and distribute the proceeds as cash; or

•        none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. ADR holders must be given at least 30 days’ notice of any amendment that imposes or increases any fees or charges on a per ADS basis (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that otherwise prejudices any substantial existing right of ADR holders or beneficial owners of ADSs. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder and the beneficial owner of the corresponding ADSs are deemed to agree to such amendment and to be bound by the deposit agreement as so amended. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

Any amendments or supplements which (i) are reasonably necessary (as agreed by us and the depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs or shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by ADR holders, shall be deemed not to prejudice any substantial rights of ADR holders or beneficial owners of ADSs. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the form of ADR (and all outstanding ADRs) at any time in accordance with such changed laws, rules or regulations, which amendment or supplement to the deposit agreement in such circumstances may become effective before a notice of such amendment or supplement is given to ADR holders or within any other period of time as required for compliance.

Notice of any amendment to the deposit agreement or form of ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the ADR holders identifies a means for ADR holders and beneficial owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the SEC’s, the depositary’s or our website or upon request from the depositary).

How may the deposit agreement be terminated?

The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the ADR holders at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to ADR holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to ADR holders unless a successor depositary shall not be operating under the deposit agreement on the 60th day after our notice of removal was first provided to the depositary. Notwithstanding anything to the contrary in the deposit agreement, the depositary may terminate the deposit agreement without notifying us, but subject to giving 30 days’ notice to the ADR holders, under the following circumstances: (i) in the event of our bankruptcy or insolvency, (ii) if the Shares cease to be listed on an internationally recognized stock exchange, (iii) if we effect (or will effect) a redemption of all or substantially all of the deposited securities, or a cash or share distribution representing a return of all or substantially all of the value of the deposited securities, or (iv) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of deposited securities. After the date so fixed for termination, the depositary and its agents will perform no further acts under the deposit agreement and the ADRs, except to receive and hold (or sell) distributions on deposited securities and deliver deposited securities being withdrawn. As soon as practicable after the date so fixed for termination, the depositary shall use its reasonable efforts to sell the deposited securities and shall thereafter (as long as it may lawfully do so) hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sales, together with any other cash then held by it under the deposit agreement, without liability for interest, in trust for the pro rata benefit of the ADR holders who have not theretofore surrendered their ADRs. After making such sale, the depositary shall be discharged from all obligations in respect of the deposit agreement and the ADRs, except to account for such net proceeds and other cash. After the date so fixed for termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary and its agents.

Limitations on Obligations and Liability to ADR holders

Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and beneficial owners of ADSs

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:

•        payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

•        the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of, or interest in, any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

•        compliance with such regulations as the depositary may establish consistent with the deposit agreement and any regulations which the depositary is informed of in writing by us which are required by the depositary, ourselves or the Custodian to facilitate compliance with any applicable rules or regulations of the Central Bank or CVM or any applicable regulator.

The issuance of ADRs, the acceptance of deposits of shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities.

The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and each of our and the depositary’s respective directors, officers, employees, agents and affiliates, provided, however, that no provision of the deposit agreement is intended to constitute a waiver or limitation of any rights which ADR holders or beneficial owners of ADSs may have under the Securities Act or the United States Securities Exchange Act of 1934, as amended, to the extent applicable. In the deposit agreement it provides that neither we nor the depositary nor any such director, officer, employee, agent or affiliate will be liable to ADR holders or beneficial owners of ADSs:

•        if any present or future law, rule, regulation, fiat, order or decree of the United States, Brazil or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, nationalization, epidemic, pandemic, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond our, the depositary’s or our respective directors’, officers’, employees’, agents’ or affiliates’ direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by any such party(including, without limitation, voting);

•        by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or things which by the terms of the deposit agreement it is provided shall or may be done or performed;

•        if it exercises or fails to exercise discretion under the deposit agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

•        if it performs its obligations specifically set forth in the deposit agreement and ADRs without gross negligence or willful misconduct; or

•        if it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any ADR holder, or any other person believed by it to be competent to give such advice or information.

We, the depositary and its agents may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties. The depositary shall not be a fiduciary or have any fiduciary duty to ADR holders or beneficial owners of ADSs. Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any ADR holder or holders, any ADRs or ADSs or otherwise related thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan. Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that any ADR holder has incurred liability directly as a result of the custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian(s) may use third party delivery services and providers of information regarding matters such as, but not limited to, pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreement, and use local agents to provide services such as, but not limited to, attendance at any meetings of security holders. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services. The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

The depositary has no obligation to inform ADR holders or beneficial owners of ADSs about the requirements of any laws, rules or regulations or any changes therein or thereto of any country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system.

Additionally, none of us, the depositary or the custodian shall be liable for the failure by any ADR holder or beneficial owner of ADSs to obtain the benefits of credits or refunds of non-U.S. tax paid against such ADR holder’s or beneficial owner’s income tax liability. The depositary is under no obligation to provide ADR holders or beneficial owners of ADSs, or any of them, with any information about the tax status of our company. Neither we nor the depositary shall incur any liability for any tax or tax consequences that may be incurred by ADR holders or beneficial owners of ADSs on account of their ownership or disposition of the ADRs or ADSs.

Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast, including without limitation any vote cast by a person to whom the depositary is required to give a discretionary proxy pursuant to the deposit agreement, or for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary. Neither the depositary nor any of its agents shall be liable to ADR holders or beneficial owners of ADSs for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity (including, without limitation, ADR holders and beneficial owners of ADSs), whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

The depositary and its agents may own and deal in any class of securities of our company and our affiliates and in ADSs.

Disclosure of Interest in ADSs

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, ADR holders and beneficial owners of ADSs agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to instruct ADR holders (and through any such ADR holder, the beneficial owners of ADSs evidenced by the ADRs registered in such ADR holder’s name) to deliver their ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal directly with the ADR holder and/or beneficial owner of ADSs as a holder of shares and, by holding an ADS or an interest therein, ADR holders and beneficial owners of ADSs will be agreeing to comply with such instructions.

Books of Depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. ADR holders may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other ADR holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register (and/or any portion thereof) may be closed at any time or from time to time, when deemed expedient by the depositary.

The depositary will maintain facilities for the delivery and receipt of ADRs.

Appointment

In the deposit agreement, each ADR holder and each beneficial owner of ADSs, upon acceptance of any ADSs or ADRs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

•        be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs, and

•        appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Each ADR holder and beneficial owner of ADSs is further deemed to acknowledge and agree that (i) nothing in the deposit agreement or any ADR shall give rise to a partnership or joint venture among the parties thereto nor establish a fiduciary or similar relationship among such parties, (ii) the depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about our company, the ADR holders, the beneficial owners of ADSs and/or their respective affiliates, (iii) the depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with us, ADR holders, beneficial owners of ADSs and/or the affiliates of any of them, (iv) the depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to us or the ADR holders or beneficial owners of ADSs may have interests, (v) nothing contained in the deposit agreement or any ADR(s) shall (A) preclude the depositary or any of its divisions, branches or affiliates from engaging in such transactions or establishing or maintaining such relationships, or (B) obligate the depositary or any of its divisions, branches or affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships, and (vi) the depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the depositary and (vii) for purposes of the deposit agreement and the ADRs, notice to an ADR holder is deemed to constitute notice to any and all beneficial owners of the ADSs evidenced by the holder’s ADRs.

Governing Law and Consent to Jurisdiction

The deposit agreement, the ADSs and the ADRs are governed by and construed in accordance with the laws of the State of New York. In the deposit agreement, we have submitted to the non-exclusive jurisdiction of the federal and state courts in New York, New York and appointed an agent for service of process on our behalf.

By holding an ADS or an interest therein, ADR holders and beneficial owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs, the ADRs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and each irrevocably waives any objection which it may have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Jury Trial Waiver

The deposit agreement provides that each party thereto (including, for avoidance of doubt, each ADR holder and beneficial owner and/or holder of interests in ADSs or ADRs) irrevocably waives, to the fullest extent permitted by applicable law, the right to a jury trial in any suit, action or proceeding against us or the depositary directly or indirectly arising out of or relating to our shares or other deposited securities, the ADSs, the ADRs, the deposit agreement, or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or other theory), including any suit, action or proceeding under the U.S. federal securities laws. If we or the depositary were to oppose a jury trial demand based on such waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. The waiver to right to a jury trial of the deposit agreement is not intended to be deemed a waiver by any ADR holder or beneficial owner of ADSs of any rights which ADR holders or beneficial owners of ADSs may have under the Securities Act or the Exchange Act, to the extent applicable.

Plan of Distribution

At the time of offering any securities, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions thereof, set forth in a prospectus supplement relating to those securities. Each prospectus supplement with respect to our securities will set forth the terms of the offering of those securities, including the name or names of any selling shareholders, the name or names of any underwriters or agents, the price of such securities and the net proceeds to any selling shareholders from such sale, any underwriting discounts, commissions or other items constituting underwriters’ or agents’ compensation, any discount or concessions allowed or reallowed or paid to dealers and any securities exchanges on which those securities may be listed.

The selling shareholders may sell the securities from time to time in their offering as follows:

•        through agents;

•        to dealers or underwriters for resale;

•        directly to purchasers; or

•        through a combination of any of these methods of sale.

The selling shareholders may solicit offers to purchase securities directly from the public from time to time. The selling shareholders, as applicable, may sell securities to one or more underwriters or dealers acting as principals, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

The selling shareholders may also designate agents from time to time to solicit offers to purchase securities from the public on its behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we and/or the selling shareholders may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

If the selling shareholders sell securities to underwriters, we and such selling shareholders may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us or the selling shareholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we or any selling shareholders pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If the selling shareholders offer securities in a subscription rights offering to our existing security holders, we and the selling shareholders may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We and/or the selling shareholders may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If the selling shareholders do not enter into a standby underwriting arrangement, the selling shareholders may retain a dealer-manager to manage a subscription rights offering for us.

The selling shareholders may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us and the selling shareholders, to indemnification by us and such selling shareholders, as applicable, against certain liabilities, including liabilities under the Securities Act.

The underwriters, agents and their respective affiliates have engaged in a variety of commercial and investment banking transactions from time to time with us and the selling shareholders for which we and the selling shareholders have paid customary fees and expenses, including financing transactions, bank guarantees and foreign exchange and derivative transactions, such as currency and interest swaps, and may have provided advisory services for mergers and acquisitions and issuances of debt and equity securities in the local and international capital markets.

Legal Matters

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to U.S. federal and New York State law will be passed upon for Sendas by White & Case LLP. The validity of the common shares offered pursuant to this prospectus and other legal matters as to Brazilian law will be passed upon for Sendas by Machado, Meyer, Sendacz e Opice Advogados. Any underwriters will also be advised about certain legal matters by their own counsel, which will be named in any applicable prospectus supplement.

Experts

The financial statements of Sendas Distribuidora S.A. appearing in the Annual Report (Form 20-F) for the year ended December 31, 2021, and the effectiveness of Sendas Distribuidora S.A.’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young Auditores Independentes S.S., independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that Sendas Distribuidora S.A. did not maintain effective internal control over financial reporting as of December 31, 2021, based on Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Difficulties of Enforcing Civil Liabilities Against Non-U.S. Persons

Sendas is a corporation (sociedade anônima) organized under the laws of Brazil, and substantially all of our assets are located in Brazil. In addition, all of our directors and executive officers reside outside the United States and all or a significant portion of the assets of such persons may be located outside the United States. As a result, it may not be possible for holders of our common shares or our ADSs to effect service of process within the United States or other jurisdictions outside Brazil upon such persons, or to enforce against such persons judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws or the laws of such other jurisdictions. Further, it is unclear if original actions against us, our directors or our officers predicated on civil liabilities based solely upon U.S. federal securities laws may be brought in courts outside the United States, including Brazil. In addition, payment must be made in reais in proceedings brought before the Brazilian courts seeking to enforce obligations against us and any judgment rendered in Brazilian courts in respect of any payment obligations would be payable in reais.

Machado, Meyer, Sendacz e Opice Advogados, Sendas’s Brazilian counsel, has advised Sendas that, subject to the requirements described below, judgments of United States courts for civil liabilities based upon the United States federal securities laws may be enforced in Brazil. A judgment against Sendas or the other persons described above obtained outside Brazil would be enforceable in Brazil, without reconsideration of the merits, only if the judgment satisfies certain requirements and receives confirmation from the Brazilian Superior Court of Justice (Superior Tribunal de Justiça). Decisions on interlocutory measures may likewise be enforced in Brazil in accordance with applicable laws. Recognition will occur, according to Article 960 to 965 of the Brazilian Code of Civil Procedure (Law No. 13,105/2015, as amended), Articles 15 and 17 of the Decree Law No. 4,657, dated September 4, 1942 (Lei de introdução às normas do Direito Brasileiro); and Articles 216-C to 216-F of the Brazilian Superior Court of Justice’s Regiment, only if the foreign decision:

•        it fulfills all formalities required for its enforceability under the laws of the country where the foreign judgment is granted;

•        it is for the payment of a sum certain of money;

•        it was issued by a competent court in the jurisdiction where the judgment was awarded after service of process was properly made in accordance with applicable law or after sufficient evidence of the parties’ absence (revelia) as required by applicable law;

•        it is not subject to appeal;

•        it must be apostilled by a competent authority of the State from which the document emanates according to the Hague Convention of 5 October 1961 Abolishing the Requirement of Legalisation for Foreign Public Documents or, if such State is not signatory of the Hague Convention, it must be duly authenticated by a competent Brazilian consulate;

•        it is authenticated by a Brazilian consular office in the country where it was issued, and is accompanied by a sworn translation into Portuguese, unless an exemption is provided by an international treaty to which Brazil is a signatory; and

•        it is not contrary to Brazilian national sovereignty, public policy, good morals and human dignity (as provided in Article 17 of the Law of Introduction to the Brazilian Law in Article 963, VI, of the Brazilian Civil of Civil Procedure and in Article 216-F of the Brazilian Superior Court of Justice’s Regiment).

Notwithstanding the foregoing, no assurance can be given that such confirmation would be obtained, that the process described above could be conducted in a timely manner or that a Brazilian court would enforce a monetary judgment for violation of the U.S. securities laws with respect to any securities issued by Sendas.

Machado, Meyer, Sendacz e Opice Advogados has also advised Sendas that:

•        original actions based on the U.S. federal securities laws may be brought in Brazilian courts and that, subject to Brazilian public policy and national sovereignty, Brazilian courts may enforce liabilities in such actions against Sendas, certain of its directors and officers and the advisors named herein;

•        the ability of a judgment creditor to satisfy a judgment by attaching certain assets of the defendant in Brazil is governed and limited by provisions of Brazilian law to the extent that assets are located in Brazil;

•        urgent interim measures may also be enforced in Brazil, by letters rogatory, if they meet the same requirements listed above;

•        enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, liquidation, reorganization, recuperação judicial or extrajudicial and other laws of general application relating to/or affecting the rights of creditors generally (claims for salaries, wages, social security and taxes, among others, will have preference over any claims); and

•        if an investor resides outside Brazil and owns no real property in Brazil, he or she must provide a bond sufficient to guarantee court costs and legal fees, including the defendant’s attorneys’ fees, as determined by the Brazilian court, in connection with litigation in Brazil, except: (1) when an exemption is provided by an international agreement or treaty that Brazil is a signatory; (2) in the case of claims for collection on a título executivo extrajudicial (an instrument which may be enforced in Brazilian courts without a review on the merits), in the case of the enforcement of a foreign judgment which has been confirmed by the Brazilian Superior Court of Justice; (3) enforcement of a judgment, including foreign judgments that have been duly recognized by the Brazilian Superior Court of Justice; (4) counterclaims; and (5) when an international treaty signed by Brazil dismisses the obligation to post a bond, as established, under Article 83 of the Brazilian Code of Civil Procedure (Código de Processo Civil).

Where You Can Find More Information

We have filed a registration statement with the SEC on Form F-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which is a part of that registration statement, does not contain all of the information set forth in the registration statement. For more information with respect to our company and the securities offered by this prospectus, you should refer to the registration statement and to the exhibits filed with it. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or other document are not necessarily complete, and, where the contract or other document is an exhibit to the registration statement or incorporated or deemed to be incorporated by reference, each of these statements is qualified in all respects by the provisions of the actual contract or other document.

We are subject to the information requirements of the Exchange Act, applicable to a foreign private issuer, and accordingly file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. Any filings we make electronically will be available to the public over the Internet at the SEC’s web site at http://www.sec.gov. These reports and other information may also be inspected and copied at the offices of the NYSE at 11 Wall St, New York, New York 10005.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus or a prospectus supplement. We incorporate by reference the following documents:

Sendas is incorporating by reference into this prospectus the following documents that it has filed with or furnished to the SEC:

(1)    our annual report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on May 2, 2022, or the 2021 Form 20-F;

(2)    our report on Form 6-K/A furnished to the SEC on May 16, 2022 (Film No.: 22925026), containing information on (i) the election of the current members of our executive board, and (ii) a capital increase and issuance of new common shares due to the exercise of stock options granted to certain employees under the terms of our share-based compensation plans, approved by our board of directors at a meeting held on May 9, 2022;

(3)    our report on Form 6-K furnished to the SEC on July 28, 2022 (Film No.: 221112359), containing information on a capital increase and issuance of new common shares due to the exercise of stock options granted to certain employees under the terms of our share-based compensation plans, approved by our board of directors at a meeting held on July 27, 2022;

(4)    our report on Form 6-K furnished to the SEC on October 21, 2022 (Film No.: 221321981), containing information on a capital increase and issuance of new common shares due to the exercise of stock options granted to certain employees under the terms of our share-based compensation plans, approved by our board of directors at a meeting held on October 20, 2022;

(5)    our report on Form 6-K furnished to the SEC on October 27, 2022 (Film No.: 221335319), containing information on Mr. Ronaldo Iabrudi dos Santos Pereira’s resignation as vice-chairman and member of our board of directors;

(6)    our report on Form 6-K furnished to the SEC on October 28, 2022 (Film No.: 221338455), containing information on the designation of Mr. Philippe Alarcon’s as vice-chairman of our board of directors, and of Mr. Belmiro Gomes, our chief executive officer, as member of our board of directors;

(7)    our current report on Form 6-K furnished to the SEC on November 28, 2022 (Film No.: 221421052), including the unaudited condensed interim financial statements of Sendas as of September 30, 2022 and for the nine-month periods ended September 30, 2022 and 2021, or the Interim Financials Form 6-K; and

(8)    any future filings of Sendas on Form 20-F made with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus, and any future reports of Sendas on Form 6-K furnished to the SEC during that period that are identified in those forms as being incorporated by reference into this prospectus.

We will provide without charge to any person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Sendas Distribuidora S.A. located at Avenida Ayrton Senna, No. 6,000, Lote 2, Pal 48959, Anexo A, Jacarepaguá, 22775-005, Rio de Janeiro, RJ, Brazil, telephone: +55 (11) 3411-5042.